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Oppenheimer Quest Value Fund, Inc.
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6803 South Tucson Way, Englewood, Colorado 80112
1.800.525.7048

Statement of Additional Information dated February 28, 2002

         This Statement of Additional  Information is not a Prospectus.  This document contains  additional  information about the Fund and supplements  information in the Prospectus  dated February 28, 2002. It should be read together with the  Prospectus,  which may be obtained by writing to the Fund's Transfer Agent,  OppenheimerFunds  Services, at P.O. Box 5270, Denver,  Colorado 80217, or by calling the  Transfer  Agent at the  toll-free  number  shown  above,  or by  downloading  it from the  OppenheimerFunds  Internet  web site at
www.oppenheimerfunds.com.

Contents
                                                                                                          Page
About the Fund
Additional Information About the Fund's Investment Policies and Risks...................................
     The Fund's Investment Policies.....................................................................
     Other Investment Techniques and Strategies.........................................................
     Investment Restrictions............................................................................
How the Fund is Managed ................................................................................
     Organization and History...........................................................................
     Directors and Officers of the Fund.................................................................
     The Manager........................................................................................
Brokerage Policies of the Fund..........................................................................
Distribution and Service Plans..........................................................................
Performance of the Fund.................................................................................

About Your Account
How To Buy Shares.......................................................................................
How To Sell Shares......................................................................................
How To Exchange Shares..................................................................................
Dividends, Capital Gains and Taxes......................................................................
Additional Information About the Fund...................................................................

Financial Information About the Fund
Independent Auditors Report.............................................................................
Financial Statements....................................................................................

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A B O U T  T H E  F U N D
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Additional Information About the Fund's Investment Policies and Risks

         The investment  objective,  the principal  investment policies and the main risks of the Fund are described in the Prospectus.
This Statement of Additional  Information contains supplemental  information about those policies and risks and the types of securities that the Fund's Investment  Manager,  OppenheimerFunds,  Inc., can select for the Fund.  Additional  information is also provided about the strategies that the Fund may use to try to achieve its objective.

The  Fund's  Investment  Policies.  The  composition  of the  Fund's  portfolio  and the  techniques  and  strategies  that the  Fund's
Sub-Advisor,  OpCap  Advisors,  may use in selecting  portfolio  securities will vary over time. The Fund is not required to use all of the investment  techniques and strategies  described  below in seeking its goal. It may use some of the special  investment  techniques and strategies at some times or not at all.

         In selecting  securities for the Fund's portfolio,  the Sub-Advisor  evaluates the merits of particular  securities  primarily through the exercise of its own investment analysis.  In the case of corporate issuers,  that process may include,  among other things, evaluation  of the issuer's  historical  operations,  prospects  for the industry of which the issuer is part,  the issuer's  financial condition,  its pending  product  developments  and  business  (and those of  competitors),  the effect of general  market and economic conditions on the issuer's business,  and legislative  proposals that might affect the issuer. In the case of foreign  securities,  the
Sub-Advisor  may also  consider the  conditions  of a particular  country's  economy in relation to the U.S.  economy or other  foreign economies,  general political  conditions in a country or region, the effect of taxes, the efficiencies and costs of particular markets and other factors when evaluating the securities of issuers in a particular country.

         |X|  Investments  in Equity  Securities.  The Fund does not limit its  investments  in equity  securities to issuers  having a market  capitalization  of a specified size or range, and while it emphasizes  securities of medium and  large-capitalization  issuers, the Fund can also invest in securities of  small-capitalization  issuers.  At times, the Fund may increase the relative emphasis of its equity investments in securities of one or more capitalization  ranges, based upon the Sub-Advisor's  judgment of where the best market opportunities  are to seek the Fund's  objective.  At times,  the market may favor or disfavor  securities  of issuers of a  particular capitalization  range,  and  securities  of  small-capitalization  issuers may be subject to greater  price  volatility in general than securities of larger companies.  Therefore,  if the Fund has substantial  investments in  smaller-capitalization  companies at times of market volatility, the Fund's share price could fluctuate more than that of funds focusing on larger-capitalization issuers.

                  |_| Value Investing.  In selecting equity investments for the Fund's portfolio,  the portfolio manager currently uses a value investing  style. In using a value approach,  the portfolio  manager seeks stock and other equity  securities that appear to be temporarily  undervalued,  by  various  measures,  such as  price/earnings  ratios.  This  approach  is  subject  to change and may not necessarily  be used in all cases.  Value  investing  seeks stocks having prices that are low in relation to their real worth or future prospects,  in the hope that the Fund  will  realize  appreciation  in the value of its  holdings  when  other  investors  realize  the intrinsic value of the stock.

         Using value  investing  requires  research as to the  issuer's  underlying  financial  condition  and  prospects.  Some of the measures used to identify these securities include, among others:
         |_|  Price/Earnings  ratio,  which is the stock's  price  divided by its earnings per share.  A stock having a  price/earnings ratio lower than its historical range, or the market as a whole or that of similar  companies may offer attractive  investment opportunities.
         |_| Price/book  value ratio,  which is the stock price divided by the book value of the company per share,  which measures the company's stock price in relation to its asset value.
         |_|  Dividend Yield is measured by dividing the annual dividend by the stock price per share.
         |_|  Valuation of Assets which  compares the stock price to the value of the  company's  underlying  assets,  including  their projected value in the marketplace and liquidation value.

                  |_|  Preferred  Stocks.  Preferred  stock,  unlike  common  stock,  has a  stated  dividend  rate  payable  from  the corporation's  earnings.  Preferred stock dividends may be cumulative or non-cumulative,  participating,  or auction rate. "Cumulative"
dividend  provisions  require all or a portion of prior unpaid dividends to be paid before dividends can be paid on the issuer's common stock.

         If interest rates rise, the fixed dividend on preferred stocks may be less  attractive,  causing the price of preferred stocks to decline.  Preferred stock may have mandatory sinking fund provisions,  as well as provisions  allowing calls or redemptions prior to maturity,  which can also have a negative  impact on prices when interest rates  decline.  Preferred  stock  generally has a preference over  common  stock on the  distribution  of a  corporation's  assets in the event of  liquidation  of the  corporation.  The rights of preferred  stock on  distribution  of a  corporation's  assets in the event of a liquidation  are generally  subordinate  to the rights associated with a corporation's  debt securities.  Preferred stock may be  "participating"  stock,  which means that it may be entitled to a dividend exceeding the stated dividend in certain cases.

                  |_| Rights and Warrants.  Warrants basically are options to purchase equity securities at specific prices valid for a specific  period of time.  Their  prices do not  necessarily  move  parallel  to the prices of the  underlying  securities.  Rights are similar to warrants,  but normally have a short duration and are  distributed  directly by the issuer to its  shareholders.  Rights and warrants have no voting rights, receive no dividends and have no rights with respect to the assets of the issuer.

                  |_| Convertible  Securities.  Convertible securities are debt securities that are convertible into an issuer's common stock.  Convertible  securities rank senior to common stock in a corporation's capital structure and therefore are subject to less risk than common stock in case of the issuer's bankruptcy or liquidation.

         The value of a convertible  security is a function of its  "investment  value" and its  "conversion  value." If the investment value exceeds the conversion  value, the security will behave more like a debt security,  and the security's price will likely increase when interest  rates fall and decrease when interest rates rise. If the conversion  value exceeds the  investment  value,  the security will  behave more like an equity  security:  it will likely sell at a premium  over its  conversion  value,  and its price will tend to fluctuate directly with the price of the underlying security.

         While some convertible  securities are a form of debt security,  in many cases their conversion  feature (allowing  conversion into equity  securities)  causes them to be regarded by the Sub-Advisor more as "equity  equivalents." As a result, the rating assigned to the security has less impact on the  Sub-Advisor's  investment  decision with respect to convertible  securities than in the case of
non-convertible  debt  fixed  income  securities.   To  determine  whether  convertible   securities  should  be  regarded  as  "equity
equivalents," the Sub-Advisor may consider the following factors:
(1)      whether, at the option of the investor, the convertible security can be exchanged for a fixed number of shares of common stock of the issuer,
(2)      whether the issuer of the convertible securities has restated its earnings per share of common stock on a fully diluted basis (considering the effect of conversion of the convertible securities), and
(3)      the extent to which the convertible security may be a defensive "equity substitute,"
              providing the ability to participate in any appreciation in the price of the issuer's common stock.

         |X| Foreign  Securities.  "Foreign  securities"  include equity and debt  securities of companies  organized under the laws of countries other than the United States and debt securities of foreign  governments and their agencies and  instrumentalities.  They may be traded  on  foreign  securities  exchanges  or in the  foreign  over-the-counter  markets.  The Fund can  purchase  equity  and debt securities issued by foreign companies or foreign governments or their agencies.

         Securities of foreign issuers that are  represented by American  Depository  Receipts or that are listed on a U.S.  securities exchange or traded in the U.S.  over-the-counter  markets are considered "foreign  securities" for the purpose of the Fund's investment allocations.  That is because they are subject to some of the special  considerations and risks, discussed below, that apply to foreign securities traded and held abroad.

         Because the Fund can  purchase  securities  denominated  in foreign  currencies,  a change in the value of a foreign  currency against the U.S.  dollar could result in a change in the amount of income the Fund has  available for  distribution.  Because a portion of the Fund's  investment  income may be  received  in foreign  currencies,  the Fund will be  required  to compute  its income in U.S.
dollars for  distribution to  shareholders,  and therefore the Fund will absorb the cost of currency  fluctuations.  After the Fund has distributed  income,  subsequent foreign currency losses may result in the Fund's having distributed more income in a particular fiscal period than was available from investment income, which could result in a return of capital to shareholders.

         Investing in foreign  securities  offers  potential  benefits not available  from  investing  solely in securities of domestic issuers.  They include the  opportunity to invest in foreign  issuers that appear to offer growth  potential,  or in foreign  countries with economic  policies or business  cycles  different from those of the U.S., or to reduce  fluctuations  in portfolio value by taking advantage of foreign stock markets that do not move in a manner parallel to U.S.  markets.  The Fund will hold foreign currency only in connection with the purchase or sale of foreign securities.

                  |_| Foreign Debt Obligations.  The debt obligations of foreign  governments and their agencies and  instrumentalities may or may not be  supported  by the full faith and credit of the foreign  government.  The Fund can buy  securities  issued by certain
"supra-national"  entities,  which include  entities  designated or supported by  governments  to promote  economic  reconstruction  or
development,   international  banking  organizations  and  related  government  agencies.  Examples  are  the  International  Bank  for
Reconstruction  and Development  (commonly  called the "World Bank"),  the Asian  Development bank and the  Inter-American  Development
Bank.

         The governmental  members of these  supra-national  entities are "stockholders" that typically make capital  contributions and may be committed to make additional capital  contributions if the entity is unable to repay its borrowings.  A supra-national  entity's lending  activities  may be limited to a percentage of its total capital,  reserves and net income.  There can be no assurance that the constituent foreign governments will continue to be able or willing to honor their capitalization commitments for those entities.

                  |_| Risks of Foreign Investing.  Investments in foreign securities may offer special  opportunities for investing but also present special  additional risks and  considerations not typically  associated with investments in domestic  securities.  Some of these additional risks are:
o        reduction of income by foreign taxes;
o        fluctuation in value of foreign investments due to changes in currency rates or currency control regulations (for example, currency blockage);
o        transaction charges for currency exchange;
o        lack of public information about foreign issuers;
o        lack of uniform accounting, auditing and financial reporting standards in foreign countries comparable to those applicable to domestic issuers;
o        less volume on foreign exchanges than on U.S. exchanges;
               greater volatility and less liquidity on foreign markets than in the U.S.;
o        less governmental regulation of foreign issuers, stock exchanges and brokers than in the U.S.;
o        greater difficulties in commencing lawsuits;
o        higher brokerage commission rates than in the U.S.;
o        increased risks of delays in settlement of portfolio transactions or loss of certificates for portfolio securities;
o        possibilities in some countries of expropriation, confiscatory taxation, political, financial or social instability or adverse diplomatic developments; and
o        unfavorable differences between the U.S. economy and foreign economies.

         In the past, U.S.  Government  policies have discouraged  certain  investments abroad by U.S.  investors,  through taxation or other restrictions, and it is possible that such restrictions could be re-imposed.

                  |_| Special Risks of Emerging Markets.  Emerging and developing  markets abroad may also offer special  opportunities for growth  investing but have greater risks than more developed  foreign  markets,  such as those in Europe,  Canada,  Australia,  New
Zealand and Japan. There may be even less liquidity in their securities  markets,  and settlements of purchases and sales of securities may be subject to  additional  delays.  They are subject to greater  risks of  limitations  on the  repatriation  of income and profits because of currency  restrictions  imposed by local  governments.  Those countries may also be subject to the risk of greater political and economic  instability,  which can greatly affect the volatility of prices of securities in those  countries.  The Sub-Advisor  will consider these factors when evaluating securities in these markets.

         |X| Portfolio  Turnover.  "Portfolio  turnover"  describes the rate at which the Fund traded its portfolio  securities  during its last fiscal year. For example,  if a fund sold all of its securities  during the year, its portfolio  turnover rate would have been
100% annually.  The Fund's  portfolio  turnover rate will fluctuate from year to year, but the Fund does not expect to have a portfolio turnover rate of 100% or more.  Increased  portfolio  turnover creates higher  brokerage and transaction  costs for the Fund, which may reduce its overall  performance.  Additionally,  the  realization  of capital  gains from selling  portfolio  securities  may result in distributions  of taxable  long-term  capital gains to shareholders,  since the Fund will normally  distribute all of its capital gains realized each year, to avoid excise taxes under the Internal Revenue Code.

Other  Investment  Techniques  and  Strategies.  In seeking its  objective,  the Fund may from time to time use the types of investment strategies and investments  described  below. It is not required to use all of these  strategies at all times, and at times may not use them.

         |X|  Investments  in Debt  Securities.  The  Fund  can  invest  in  convertible  securities  and can  also  invest  in  bonds, debentures and other debt securities,  including U.S.  Government  securities,  for liquidity or defensive  purposes.  Because the Fund currently  emphasizes  investments in equity securities,  such as stocks, it is not anticipated that more than 25% of the Fund's assets will be invested in debt securities under normal market conditions.

         |_| Credit Risk. The Fund's debt investments can include  investment-grade and  non-investment-grade  bonds (commonly referred to as "junk  bonds").  Investment-grade  bonds are bonds rated at least "Baa" by Moody's  Investors  Service,  Inc.,  at least "BBB" by
Standard & Poor's Rating  Service or Fitch,  Inc., or have  comparable  ratings by another  nationally  recognized  statistical  rating organization.  In  making  investments  in debt  securities,  the  Sub-Advisor  may  rely to some  extent  on the  ratings  of  ratings organizations  or it may use its own  research to  evaluate a  security's  credit-worthiness.  If the  securities  are  unrated,  to be considered  part of the Fund's  holdings of  investment-grade  securities,  they must be judged by the  Sub-Advisor to be of comparable quality to bonds rated as investment grade by a rating  organization.  The debt security ratings  definitions of the principal  ratings organizations are included in Appendix A to this Statement of Additional Information.
         |_| Interest Rate Risk.  Interest rate risk refers to the fluctuations in value of debt securities  resulting from the inverse relationship  between  price and yield.  For  example,  an increase in general  interest  rates will tend to reduce the market value of already-issued  fixed-income investments,  and a decline in general interest rates will tend to increase their value. In addition, debt securities with longer  maturities,  which tend to have higher yields,  are subject to potentially  greater  fluctuations in value from changes in interest rates than obligations with shorter maturities.

         Fluctuations  in the market value of  fixed-income  securities  after the Fund buys them will not affect the  interest  income payable on those  securities  (unless the security pays interest at a variable rate pegged to interest rate  changes).  However,  those price  fluctuations  will be reflected in the valuations of the securities,  and therefore the Fund's net asset values will be affected by those fluctuations.

         |_| U.S.  Government  Securities.  Obligations of U.S.  Government agencies or  instrumentalities  (including  mortgage-backed securities)  may or may not be  guaranteed  or  supported by the "full faith and credit" of the United  States.  Some are backed by the right of the issuer to borrow from the U.S.  Treasury;  others,  by  discretionary  authority  of the U.S.  Government  to purchase the agencies' obligations; while others are supported only by the credit of the instrumentality.

         All U.S.  Treasury  obligations  are  backed by the full  faith and credit of the United  States.  If the  securities  are not backed by the full faith and credit of the United States,  the owner of the securities must look  principally to the agency issuing the obligation  for  repayment  and may not be able to  assert  a claim  against  the  United  States  in the  event  that  the  agency  or
instrumentality  does  not  meet  its  commitment.   The  Fund  will  invest  in  U.S.  Government  securities  of  such  agencies  and instrumentalities only when the Sub-Advisor is satisfied that the credit risk with respect to such instrumentality is minimal.

         |_| Special Risks of Lower-Grade  Securities.  While it is not anticipated that the Fund currently will invest more than 5% of its total assets in lower-grade debt securities,  the Fund can invest a portion of its assets in these securities.  Because lower-rated securities  tend to offer  higher  yields than  investment  grade  securities,  the Fund may invest in  lower-grade  securities  if the
Sub-Advisor is trying to achieve greater income (and, in some cases,  the appreciation  possibilities  of lower-grade  securities might be a reason they are selected for the Fund's portfolio).

         "Lower-grade"  debt  securities  are those rated below  "investment  grade" which means they have a rating lower than "Baa" by
Moody's or lower than "BBB" by  Standard & Poor's or Duff & Phelps,  or  similar  ratings by other  rating  organizations.  If they are unrated,  and are determined by the Sub-Advisor to be of comparable  quality to debt securities rated below investment  grade, they are included in limitation  on the  percentage of the Fund's  assets that can be invested in  lower-grade  securities.  The Fund can invest in  securities  rated as low as "C" or "D"  although the Fund does not intend to invest in  securities  that are in default at the time the Fund buys them.

         Some of the special credit risks of lower-grade  securities are discussed in the Prospectus.  There is a greater risk that the issuer may default on its  obligation  to pay interest or to repay  principal  than in the case of  investment  grade  securities.  The issuer's low  creditworthiness  may increase the  potential  for its  insolvency.  An overall  decline in values in the high yield bond market is also more  likely  during a period of a general  economic  downturn.  An economic  downturn or an increase in interest  rates could severely disrupt the market for high yield bonds,  adversely  affecting the values of outstanding bonds as well as the ability of issuers to pay interest or repay  principal.  In the case of foreign high yield bonds,  these risks are in addition to the special risk of foreign investing discussed in the Prospectus and in this Statement of Additional Information.

         However,  the Fund's  limitations on these  investments may reduce some of the risks to the Fund, as will the Fund's policy of diversifying  its  investments.  Additionally,  to the extent they can be  converted  into stock,  convertible  securities  may be less subject to some of these risks than  non-convertible  high yield  bonds,  since  stock may be more liquid and less  affected by some of these risk factors.

         While  securities  rated  "Baa" by Moody's or "BBB" by  Standard  & Poor's or Duff & Phelps are  investment  grade and are not regarded as junk bonds, those securities may be subject to special risks, and have some speculative characteristics.

         |X| Money Market  Instruments.  The  following is a brief  description  of the types of money market  securities  the Fund can invest in.  Those money market  securities  are  high-quality,  short-term  debt  instruments  that are issued by the U.S.  Government, corporations, banks or other entities.  They may have fixed, variable or floating interest rates.

                  |_| U.S.  Government  Securities.  These include  obligations  issued or guaranteed by the U.S.  Government or any of its agencies or instrumentalities.

                  |_| Bank  Obligations.  The Fund may buy time  deposits,  certificates  of deposit  and  bankers'  acceptances.  Time deposits,  other  than  overnight  deposits,  may be subject to  withdrawal  penalties  and,  if so,  they are deemed to be  "illiquid"
investments.

         The Fund can purchase bank obligations that are fully insured by the Federal Deposit Insurance  Corporation.  The FDIC insures the  deposits  of member  banks up to $100,000  per  account.  Insured  bank  obligations  may have a limited  market and a  particular investment of this type may be deemed "illiquid" unless the Board of Directors of the Fund determines that a  readily-available  market exists for that  particular  obligation,  or unless the  obligation is payable at principal  amount plus accrued  interest on demand or within seven days after demand.

                  |_| Commercial  Paper. The Fund can invest in commercial  paper, if it is rated within the top two rating  categories of Standard & Poor's and Moody's.  If the paper is not rated,  it may be purchased if issued by a company  having a credit rating of at least "AA" by Standard & Poor's or "Aa" by Moody's.

         The Fund can buy commercial paper, including U.S.  dollar-denominated  securities of foreign branches of U.S. banks, issued by other  entities if the  commercial  paper is  guaranteed  as to  principal  and interest by a bank,  government  or  corporation  whose certificates of deposit or commercial paper may otherwise be purchased by the Fund.

                  |_| Variable  Amount Master Demand Notes.  Master demand notes are corporate  obligations  that permit the investment of  fluctuating  amounts by the Fund at varying  rates of interest  under  direct  arrangements  between the Fund,  as lender,  and the borrower.  They permit  daily  changes in the amounts  borrowed.  The Fund has the right to increase  the amount  under the note at any time up to the full amount  provided by the note  agreement,  or to decrease the amount.  The borrower may prepay up to the full amount of the note without penalty.  These notes may or may not be backed by bank letters of credit.

         Because these notes are direct lending arrangements  between the lender and borrower,  it is not expected that there will be a trading  market for them.  There is no  secondary  market for these  notes,  although  they are  redeemable  (and thus are  immediately repayable by the  borrower) at principal  amount,  plus accrued  interest,  at any time.  Accordingly,  the Fund's right to redeem such notes is dependent upon the ability of the borrower to pay principal and interest on demand.

         The Fund has no limitations on the type of issuer from whom these notes will be purchased.  However,  in connection  with such purchases and on an ongoing  basis,  the  Sub-Advisor  will consider the earning  power,  cash flow and other  liquidity  ratios of the issuer,  and its ability to pay principal and interest on demand,  including a situation in which all holders of such notes made demand simultaneously.  Investments in master demand notes are subject to the  limitation on  investments by the Fund in illiquid  securities, described in the  Prospectus.  The Fund does not intend that its  investments in variable  amount master demand notes will exceed 5% of its total assets.

         |X| Investing in Small,  Unseasoned Companies.  The Fund may invest in securities of small,  unseasoned  companies.  These are companies  that have been in operation for less than three years,  including the  operations of any  predecessors.  Securities of these companies may be subject to volatility in their prices.  They may have a limited trading market,  which may adversely affect the Fund's ability to dispose of them and can  reduce  the price the Fund might be able to obtain for them.  Other  investors  that own a security issued by a small,  unseasoned  issuer for which there is limited  liquidity  might trade the security  when the Fund is  attempting to dispose of its holdings of that  security.  In that case the Fund might receive a lower price for its holdings than might  otherwise be obtained.

         |X|  Investing  in Other  Investment  Companies.  The  Fund can  invest  up to 10% of its  total  assets  in  shares  of other investment  companies.  It can invest up to 5% of its total  assets in any one  investment  company (but cannot own more than 3% of the outstanding voting stock of that company). These limits do not apply to shares acquired in a merger,  consolidation,  reorganization or acquisition of another  investment  company.  Because the Fund would be subject to its ratable share of the other investment  company's expenses,  the Fund will not make these investments unless the Sub-Advisor  believes that the potential investment benefits justify the added costs and expenses.

         |X|  When-Issued  and  Delayed-Delivery  Transactions.  The Fund can invest in  securities  on a  "when-issued"  basis and can purchase or sell securities on a  "delayed-delivery"  or "forward  commitment" basis.  When-issued and  delayed-delivery are terms that refer to securities  whose terms and indenture are available and for which a market  exists,  but which are not available for immediate delivery.

         When such  transactions  are  negotiated,  the price  (which is  generally  expressed in yield terms) is fixed at the time the commitment  is made.  Delivery  and payment for the  securities  take place at a later date  (generally  within 45 days of the date the offer is accepted).  The securities are subject to change in value from market  fluctuations  during the period until  settlement.  The value at delivery may be less than the purchase price.  For example,  changes in interest rates in a direction other than that expected by the  Sub-Advisor  before  settlement  will affect the value of such  securities and may cause a loss to the Fund.  During the period between  purchase  and  settlement,  no  payment  is made by the Fund to the  issuer  and no  interest  accrues  to the  Fund  from the investment.  No income  begins to accrue to the Fund on a  when-issued  security  until the Fund receives the security at settlement of the trade.

         The Fund will engage in when-issued  transactions  to secure what the Sub-Advisor  considers to be an  advantageous  price and yield at the time of entering into the obligation.  When the Fund enters into a when-issued or delayed-delivery  transaction, it relies on the other  party to  complete  the  transaction.  Its  failure  to do so may cause the Fund to lose the  opportunity  to obtain  the security at a price and yield the Sub-Advisor considers to be advantageous.

         When the Fund engages in when-issued  and  delayed-delivery  transactions,  it does so for the purpose of acquiring or selling securities  consistent with its investment  objective and policies for its portfolio or for delivery  pursuant to options  contracts it has entered into, and not for the purpose of investment  leverage.  Although the Fund will enter into  delayed-delivery  or when-issued purchase  transactions to acquire  securities,  it may dispose of a commitment  prior to settlement.  If the Fund chooses to dispose of the right to acquire a  when-issued  security  prior to its  acquisition  or to dispose of its right to delivery  or receive  against a forward commitment, it may incur a gain or loss.

         At the time the Fund makes the  commitment  to purchase or sell a security on a  when-issued  or  delayed-delivery  basis,  it records the  transaction on its books and reflects the value of the security  purchased in determining  the Fund's net asset value.  In a sale transaction,  it records the proceeds to be received.  The Fund will identify on its books liquid assets at least equal in value to the value of the Fund's purchase commitments until the Fund pays for the investment.

         When-issued and  delayed-delivery  transactions can be used by the Fund as a defensive  technique to hedge against anticipated changes in interest  rates and prices.  For  instance,  in periods of rising  interest  rates and falling  prices,  the Fund might sell securities in its portfolio on a forward  commitment basis to attempt to limit its exposure to anticipated  falling prices.  In periods of falling interest rates and rising prices,  the Fund might sell portfolio  securities and purchase the same or similar  securities on a when-issued or delayed-delivery basis to obtain the benefit of currently higher cash yields.

         |X| Repurchase  Agreements.  The Fund can acquire  securities subject to repurchase  agreements.  It might do so for liquidity purposes to meet  anticipated  redemptions  of Fund shares,  or pending the  investment of the proceeds  from sales of Fund shares,  or pending the settlement of portfolio securities transactions, or for temporary defensive purposes.

         In a  repurchase  transaction,  the Fund buys a  security  from,  and  simultaneously  resells it to, an  approved  vendor for delivery on an  agreed-upon  future  date.  The resale  price  exceeds the  purchase  price by an amount that  reflects an  agreed-upon interest rate effective for the period during which the repurchase  agreement is in effect.  Approved  vendors include U.S.  commercial banks, U.S. branches of foreign banks, or broker-dealers  that have been designated as primary dealers in government  securities.  They must meet credit requirements set by the Manager from time to time.

         The majority of these  transactions  run from day to day, and delivery  pursuant to the resale  typically occurs within one to five days of the  purchase.  Repurchase  agreements  having a maturity  beyond  seven days are subject to the Fund's  limits on holding illiquid  investments.  There is no limit on the amount of the Fund's net assets that may be subject to  repurchase  agreements  having maturities of seven days or less.

         Repurchase  agreements,  considered "loans" under the Investment  Company Act, are collateralized by the underlying  security.
The Fund's repurchase  agreements  require that at all times while the repurchase  agreement is in effect,  the value of the collateral must equal or exceed the repurchase price to fully  collateralize  the repayment  obligation.  However,  if the vendor fails to pay the resale price on the delivery date,  the Fund may incur costs in disposing of the  collateral and may experience  losses if there is any delay in its ability to do so. The  Sub-Advisor  will monitor the vendor's  creditworthiness  to confirm that the vendor is financially sound and will continuously monitor the collateral's value.

         |X| Illiquid and  Restricted  Securities.  To enable the Fund to sell its  holdings of a  restricted  security not  registered under  the  Securities  Act of 1933,  the Fund may have to cause  those  securities  to be  registered.  The  expenses  of  registering restricted  securities  may be  negotiated  by the Fund with the  issuer at the time the Fund buys the  securities.  When the Fund must arrange  registration  because the Fund wishes to sell the security,  a considerable period may elapse between the time the decision is made to sell the  security  and the time the  security is  registered  so that the Fund could sell it. The Fund would bear the risks of any downward price fluctuation during that period.

         The Fund may also acquire restricted  securities through private  placements.  Those securities have contractual  restrictions on their public resale.  Those  restrictions might limit the Fund's ability to dispose of the securities and might lower the amount the
Fund could realize upon the sale.

         The Fund has  limitations  that apply to purchases of restricted  securities,  as stated in the Prospectus.  Those  percentage restrictions do not limit purchases of restricted  securities that are eligible for sale to qualified  institutional  purchasers  under
Rule 144A of the  Securities  Act of 1933, if those  securities  have been  determined to be liquid by the Manager and the  Sub-Advisor under  Board-approved  guidelines.  Those guidelines take into account the trading activity for such securities and the availability of reliable  pricing  information,  among other factors.  If there is a lack of trading  interest in a particular Rule 144A security,  the
Fund's holdings of that security may be considered to be illiquid.

         |X| Loans of  Portfolio  Securities.  The Fund can lend its  portfolio  securities  to  certain  types of  eligible  borrowers approved by the Board of  Directors.  It may do so to try to provide  income or to raise cash or income for liquidity  purposes.  These loans are limited to not more than 10% of the value of the Fund's total  assets.  There are some risks in  connection  with  securities lending.  The Fund might experience a delay in receiving  additional  collateral to secure a loan, or a delay in recovery of the loaned securities.  The Fund presently does not intend to engage in loans of securities.

         The Fund must receive collateral for a loan. Under current applicable  regulatory  requirements (which are subject to change), on each business day the loan  collateral must be at least equal to the value of the loaned  securities.  It must consist of cash, bank letters of credit,  securities of the U.S.  Government or its agencies or  instrumentalities,  or other cash  equivalents  in which the
Fund is permitted to invest.  To be acceptable  as  collateral,  letters of credit must obligate a bank to pay amounts  demanded by the
Fund if the demand  meets the terms of the  letter.  The terms of the letter of credit and the issuing  bank must both be  satisfactory to the Fund.

         When it lends  securities,  the Fund  receives  amounts  equal to the  dividends  or  interest on loaned  securities.  It also receives one or more of (a)  negotiated  loan fees, (b) interest on securities  used as collateral,  and (c) interest on any short-term debt securities  purchased with such loan  collateral.  Either type of interest may be shared with the borrower.  The Fund may also pay reasonable  finder's,  custodian  and  administrative  fees in  connection  with these  loans.  The terms of the Fund's loans must meet applicable  tests under the Internal  Revenue Code and must permit the Fund to reacquire  loaned  securities on five days' notice or in time to vote on any important matter.

         |X| Borrowing  for  Leverage.  The Fund has the ability to borrow up to one-third of the value of its net assets from banks on an unsecured basis to invest the borrowed funds in portfolio  securities.  This speculative  technique is known as "leverage." The Fund may borrow only from banks.  Under current  regulatory  requirements,  borrowings  can be made only to the extent that the value of the
Fund's  assets,  less its  liabilities  other than  borrowings,  is equal to at least 300% of all  borrowings  (including  the proposed borrowing).  If the value of the Fund's assets fails to meet this 300% asset coverage  requirement,  the Fund will reduce its bank debt within three days to meet the  requirement.  To do so, the Fund might have to sell a portion of its  investments  at a  disadvantageous time.

         The Fund will pay interest on these loans,  and that interest  expense will raise the overall  expenses of the Fund and reduce its returns. If it does borrow, its expenses will be greater than comparable funds that do not borrow for leverage.  Additionally,  the
Fund's net asset value per share might fluctuate more than that of funds that do not borrow.  Currently,  the Fund does not contemplate using this technique.

         |X| Hedging.  Although the Fund can use hedging  instruments,  it is not  obligated to use them in seeking its  objective.  It does not  currently  contemplate  using  them to any  significant  degree.  The Fund might use  hedging  to attempt to protect  against declines  in the  market  value of the  Fund's  portfolio,  to permit  the Fund to retain  unrealized  gains in the value of  portfolio securities which have appreciated, or to facilitate selling securities for investment reasons. To do so, the Fund could:
         |_|  sell futures contracts,
         |_|  buy puts on such futures or on securities, or
         |_|  write covered calls on securities or futures.

         The Fund can use  hedging  to  establish  a  position  in the  securities  market as a  temporary  substitute  for  purchasing particular  securities.  In that case,  the Fund would  normally  seek to purchase  the  securities  and then  terminate  that  hedging position.  The Fund might also use this type of hedge to attempt to protect  against  the  possibility  that its  portfolio  securities would not be fully included in a rise in value of the market. To do so, the Fund could:
         |_|  buy futures, or
         |_|  buy calls on such futures or on securities.

         The Fund's  strategy of hedging  with  futures and  options on futures  will be  incidental  to the Fund's  activities  in the underlying  cash market.  The particular  hedging  instruments  the Fund can use are described  below.  The Fund may employ new hedging instruments and strategies when they are developed,  if those investment  methods are consistent with the Fund's  investment  objective and are permissible under applicable regulations governing the Fund.

         |_| Futures.  The Fund can buy and sell futures  contracts  that relate to (1)  broadly-based  stock indices  (these  referred to as "stock index futures"), and (2) foreign currencies (these are referred to as "forward contracts").

         A  broadly-based  stock index is used as the basis for trading stock index  futures.  In some cases these indices may be based on stocks of issuers in a particular  industry or group of  industries.  A stock index  assigns  relative  values to the common  stocks included in the index and its value  fluctuates in response to the changes in value of the underlying  stocks.  A stock index cannot be purchased or sold  directly.  These  contracts  obligate the seller to deliver,  and the purchaser to take,  cash to settle the futures transaction.  There is no delivery made of the  underlying  securities to settle the futures  obligation.  Either party may also settle the transaction by entering into an offsetting contract.

         No money is paid or received by the Fund on the purchase or sale of a future.  Upon entering into a futures  transaction,  the
Fund will be required to deposit an initial  margin  payment with the futures  commission  merchant  (the  "futures  broker").  Initial margin payments will be deposited with the Fund's custodian bank in an account  registered in the futures broker's name.  However,  the futures  broker can gain  access to that  account  only under  specified  conditions.  As the future is marked to market  (that is, its value on the Fund's books is changed) to reflect changes in its market value,  subsequent  margin payments,  called  variation  margin, will be paid to or by the futures broker daily.

         At any time prior to  expiration of the future,  the Fund may elect to close out its position by taking an opposite  position, at which time a final  determination  of variation  margin is made and any additional cash must be paid by or released to the Fund. Any loss or gain on the future is then realized by the Fund for tax purposes.  All futures  transactions  (except  forward  contracts)  are effected through a clearinghouse associated with the exchange on which the contracts are traded.

         |_| Put and Call Options.  The Fund can buy and sell certain  kinds of put options  ("puts") and call options  ("calls").  The
Fund can buy and sell exchange-traded put and call options on broadly-based stock  indices.

                  |_|  Writing  Covered  Call  Options.  The Fund can write (that is,  sell)  covered  calls.  If the Fund sells a call option,  it must be covered.  For stock index options,  that means the call must be covered by segregating  liquid assets to enable the
Fund to satisfy its  obligations  if the call is exercised.  Settlement for puts and calls on  broadly-based  stock indices is in cash.
Gain or loss depends on changes in the index in question (and thus on price movements in the stock market generally).

         When the Fund  writes a call,  it  receives  cash (a  premium).  If the buyer of the call  exercises  it, the Fund will pay an amount of cash equal to the  difference  between  the  closing  price of the call and the  exercise  price,  multiplied  by a specified multiple that determines the total value of the call for each point of difference.  If the value of the underlying  investment does not rise above the call price,  it is likely that the call will lapse  without being  exercised.  In that case the Fund would keep the cash premium.

         To terminate  its  obligation  on a call it has written,  the Fund may purchase a  corresponding  call in a "closing  purchase transaction."  The Fund will then  realize a profit or loss,  depending  upon  whether the net of the amount of the option  transaction costs and the premium  received on the call the Fund wrote is more or less than the price of the call the Fund  purchases  to close out the transaction.  The Fund may realize a profit if the call expires  unexercised,  because the Fund will retain the premium it received when it wrote the call.  Any such  profits  are  considered  short-term  capital  gains for  federal  income tax  purposes,  as are the premiums  on lapsed  calls.  When  distributed  by the Fund they are taxable as ordinary  income.  If the Fund cannot  effect a closing purchase  transaction  due to the lack of a market,  it will have to hold the  escrowed  assets in escrow  until the call expires or is exercised.

                  |_| Writing Put Options.  The Fund can sell put options on stock  indices.  If the Fund writes a put, the put must be covered by segregated  liquid  assets.  The premium the Fund receives from writing a put  represents a profit,  as long as the price of the  underlying  investment  remains equal to or above the exercise  price of the put.  However,  the Fund also assumes the  obligation during the option period to settle the  transaction in cash with the buyer of the put at the exercise  price,  even if the value of the underlying  investment falls below the exercise price. If a put the Fund has written expires  unexercised,  the Fund realizes a gain in the amount of the premium less the  transaction  costs  incurred.  If the put is  exercised,  the Fund must fulfill its  obligation  to settle in cash at  the exercise price. That price will usually exceed the market value of the investment at that time.

         As long as the Fund's  obligation  as the put writer  continues,  it may be assigned an exercise  notice by the  broker-dealer through which the put was sold.  That notice will require the Fund to settle the  transaction in cash at the exercise  price.  The Fund has no control over when it may be required to settle the  transaction,  since it may be assigned an exercise  notice at any time prior to the  termination  of its obligation as the writer of the put. That  obligation  terminates  upon  expiration of the put. It may also terminate if, before it receives an exercise notice,  the Fund effects a closing  purchase  transaction by purchasing a put of the same series as it sold.  Once the Fund has been assigned an exercise notice, it cannot effect a closing purchase transaction.

         The Fund may  decide to effect a closing  purchase  transaction  to  realize  a profit  on an  outstanding  put  option it has written.  The Fund will realize a profit or loss from a closing purchase  transaction  depending on whether the cost of the transaction is less or more than the premium  received  from  writing the put option.  Any profits  from  writing  puts are  considered  short-term capital gains for federal tax purposes, and when distributed by the Fund, are taxable as ordinary income.

                  |_|  Purchasing  Calls and Puts.  The Fund can  purchase  calls to protect  against the  possibility  that the Fund's portfolio  will not  participate in an anticipated  rise in the securities  market.  When the Fund buys a call (other than in a closing purchase  transaction),  it pays a premium.  The Fund benefits only if it sells the call at a profit or if, during the call period, the market price of the underlying  investment is above the sum of the call price plus the  transaction  costs and the premium paid for the call and the Fund  exercises  the call.  If the Fund does not exercise the call or sell it (whether or not at a profit),  the call will become worthless at its expiration date.

         If the Fund exercises the call during the call period,  a seller of a  corresponding  call on the same investment will pay the
Fund an amount of cash to settle the call if the  closing  level of the stock  index  upon which the call is based is greater  than the exercise  price of the call.  That cash  payment is equal to the  difference  between  the closing  price of the call and the  exercise price of the  call  times a  specified  multiple  (the  "multiplier")  which  determines  the  total  dollar  value  for each  point of difference.

         When the Fund buys a put on a stock  index,  it pays a premium.  It has the right during the put period to require a seller of a  corresponding  put,  upon the Fund's  exercise of its put, to deliver cash to the Fund to settle the put if the closing level of the stock  index  upon  which  the put is based is less  than the  exercise  price of the put.  That  cash  payment  is  determined  by the multiplier, in the same manner as described above as to calls.

         When the Fund  purchases a put on a stock  index,  the put  protects  the Fund to the extent that the index moves in a similar pattern to the  securities  the Fund  holds.  The Fund can resell the put.  The resale  price of the put will vary  inversely  with the price of the underlying  investment.  If the market price of the  underlying  investment is above the exercise  price,  and as a result the put is not exercised,  the put will become  worthless on the expiration  date. In the event of a decline in price of the underlying investment,  the Fund  could  exercise  or sell the put at a profit  to  attempt  to  offset  some or all of its loss on its  portfolio securities.

         The Fund may buy a call or put only if,  after the  purchase,  the value of all call and put options held by the Fund will not exceed 5% of the Fund's total assets.

         |_| Risks of Hedging  with  Options and Futures.  The use of hedging  instruments  requires  special  skills and  knowledge of investment  techniques that are different than what is required for normal  portfolio  management.  If the  Sub-Advisor  uses a hedging instrument at the wrong time or judges market conditions  incorrectly,  hedging strategies may reduce the Fund's return. The Fund could also experience  losses if the prices of its futures and options positions were not correlated with its other  investments.  The Fund's option activities may affect its costs.

         The  Fund  could  pay a  brokerage  commission  each  time it buys a call or put,  sells a call or put,  or buys or  sells  an underlying  investment in connection  with the exercise of a call or put.  Those  commissions  could be higher on a relative basis than the commissions  for direct  purchases or sales of the underlying  investments.  Premiums paid for options are small in relation to the market value of the underlying  investments.  Consequently,  put and call options offer large amounts of leverage. The leverage offered by trading in  options  could  result in the Fund's net asset  value  being more  sensitive  to changes in the value of the  underlying investment.

         An option  position may be closed out only on a market that  provides  secondary  trading for options of the same series,  and there is no assurance that a liquid  secondary  market will exist for any particular  option.  The Fund might  experience  losses if it could not close out a position because of an illiquid market for the future or option.

         There is a risk in using short hedging by selling  futures or purchasing puts on  broadly-based  indices or futures to attempt to  protect  against  declines  in the value of the Fund's  portfolio  securities.  The risk is that the  prices of the  futures or the applicable  index will  correlate  imperfectly  with the  behavior  of the cash prices of the Fund's  securities.  For  example,  it is possible  that while the Fund has used hedging  instruments  in a short hedge,  the market may advance and the value of the  securities held in the  Fund's  portfolio  might  decline.  If that  occurred,  the Fund  would lose  money on the  hedging  instruments  and also experience a decline in the value of its  portfolio  securities.  However,  while this could occur for a very brief period or to a very small degree,  over time the value of a  diversified  portfolio of  securities  will tend to move in the same  direction as the indices upon which the hedging instruments are based.

         The risk of imperfect  correlation  increases as the composition of the Fund's portfolio diverges from the securities included in the applicable  index.  To compensate  for the imperfect  correlation  of movements in the price of the portfolio  securities  being hedged and movements in the price of the hedging  instruments,  the Fund might use hedging  instruments in a greater dollar amount than the dollar amount of portfolio  securities  being hedged.  It might do so if the  historical  volatility of the prices of the portfolio securities being hedged is more than the historical volatility of the applicable index.

         The ordinary  spreads  between prices in the cash and futures  markets are subject to  distortions,  due to differences in the nature of those markets.  First,  all  participants in the futures market are subject to margin deposit and  maintenance  requirements.
Rather than meeting  additional margin deposit  requirements,  investors may close futures contracts  through  offsetting  transactions which could  distort the normal  relationship  between  the cash and futures  markets.  Second,  the  liquidity  of the futures  market depends on  participants  entering into  offsetting  transactions  rather than making or taking  delivery.  To the extent  participants decide to make or take delivery,  liquidity in the futures market could be reduced,  thus producing  distortion.  Third, from the point of view of  speculators,  the deposit  requirements  in the futures market are less onerous than margin  requirements in the securities markets.  Therefore, increased participation by speculators in the futures market may cause temporary price distortions.

         The Fund can use hedging  instruments  to establish a position in the  securities  markets as a temporary  substitute  for the purchase of individual  securities  (long hedging) by buying futures or calls on  broadly-based  indices.  It is possible that when the
Fund does so the market might  decline.  If the Fund then  concludes  not to invest in  securities  because of concerns that the market may decline  further or for other reasons,  the Fund will realize a loss on the hedging  instruments  that is not offset by a reduction in the price of the securities purchased.

         |_| Forward  Contracts.  Forward  contracts  are foreign  currency  exchange  contracts.  They are used to buy or sell foreign currency for future  delivery at a fixed price.  The Fund uses them to "lock in" the U.S.  dollar price of a security  denominated in a foreign  currency that the Fund has bought or sold, or to protect  against  possible  losses from changes in the relative values of the
U.S.  dollar and a foreign  currency.  The Fund limits its exposure in foreign  currency  exchange  contracts  in a particular  foreign currency  to the  amount  of its  assets  denominated  in that  currency  or a  closely-correlated  currency.  The  Fund  may  also use
"cross-hedging"  where the Fund  hedges  against  changes  in  currencies  other  than the  currency  in which a  security  it holds is denominated.

         Under a forward  contract,  one party agrees to purchase,  and another  party agrees to sell, a specific  currency at a future date.  That date may be any fixed number of days from the date of the contract  agreed upon by the parties.  The  transaction  price is set at the time the contract is entered into.  These contracts are traded in the inter-bank  market  conducted  directly among currency traders (usually large commercial banks) and their customers.

         The Fund may use forward  contracts to protect against  uncertainty in the level of future exchange rates.  The use of forward contracts does not eliminate the risk of fluctuations  in the prices of the underlying  securities the Fund owns or intends to acquire, but it does fix a rate of exchange in advance.  Although  forward  contracts may reduce the risk of loss from a decline in the value of the hedged currency, at the same time they limit any potential gain if the value of the hedged currency increases.

         When the Fund enters into a contract  for the purchase or sale of a security  denominated  in a foreign  currency,  or when it anticipates  receiving  dividend  payments in a foreign  currency,  the Fund might  desire to  "lock-in"  the U.S.  dollar price of the security or the U.S.  dollar  equivalent  of the  dividend  payments.  To do so, the Fund could enter into a forward  contract  for the purchase or sale of the amount of foreign currency involved in the underlying  transaction,  in a fixed amount of U.S. dollars per unit of the foreign  currency.  This is called a  "transaction  hedge." The  transaction  hedge will protect the Fund against a loss from an adverse  change in the  currency  exchange  rates  during the period  between the date on which the security is purchased or sold or on which the payment is declared, and the date on which the payments are made or received.

         The Fund  could  also use  forward  contracts  to lock in the U.S.  dollar  value of  portfolio  positions.  This is  called a
"position  hedge." When the Fund believes that foreign currency might suffer a substantial  decline against the U.S.  dollar,  it could enter  into a  forward  contract  to sell an amount  of that  foreign  currency  approximating  the value of some or all of the  Fund's portfolio  securities  denominated  in that foreign  currency.  When the Fund believes that the U.S.  dollar might suffer a substantial decline  against a foreign  currency,  it could enter into a forward  contract to buy that foreign  currency for a fixed dollar amount.
Alternatively,  the Fund could enter into a forward  contract to sell a different  foreign  currency for a fixed U.S.  dollar amount if the Fund believes  that the U.S.  dollar value of the foreign  currency to be sold pursuant to its forward  contract will fall whenever there is a decline in the U.S.  dollar  value of the  currency  in which  portfolio  securities  of the Fund are  denominated.  That is referred to as a "cross hedge."

         The Fund will cover its short  positions in these cases by  identifying  to its custodian  bank assets having a value equal to the aggregate amount of the Fund's  commitment under forward  contracts.  The Fund will not enter into forward  contracts or maintain a net exposure to such contracts if the  consummation of the contracts  would obligate the Fund to deliver an amount of foreign  currency in excess of the value of the Fund's  portfolio  securities or other assets  denominated  in that currency or another  currency that is the subject of the hedge.  However,  to avoid  excess  transactions  and  transaction  costs,  the Fund may  maintain a net exposure to forward contracts in excess of the value of the Fund's portfolio  securities or other assets  denominated in foreign  currencies if the excess  amount is "covered" by liquid  securities  denominated  in any  currency.  The cover must be at least equal at all times to the amount of that excess.

         As one alternative,  the Fund may purchase a call option  permitting the Fund to purchase the amount of foreign currency being hedged by a forward  sale  contract  at a price no higher  than the  forward  contract  price.  As  another  alternative,  the Fund may purchase a put option  permitting the Fund to sell the amount of foreign currency subject to a forward purchase  contract at a price as high or higher than the forward contact price.

         The precise  matching of the amounts under forward  contracts and the value of the securities  involved  generally will not be possible  because the future value of securities  denominated in foreign  currencies  will change as a consequence of market  movements between the date the forward  contract is entered into and the date it is sold.  In some cases,  the  Sub-Advisor  might decide to sell the  security and deliver  foreign  currency to settle the original  purchase  obligation.  If the market value of the security is less than the amount of foreign currency the Fund is obligated to deliver,  the Fund might have to purchase  additional  foreign currency on the "spot"  (that is,  cash) market to settle the security  trade.  If the market value of the security  instead  exceeds the amount of foreign  currency  the Fund is  obligated  to deliver to settle the trade,  the Fund might have to sell on the spot  market some of the foreign  currency  received  upon the sale of the  security.  There will be  additional  transaction  costs on the spot market in those cases.

         The projection of short-term currency market movements is extremely  difficult,  and the successful  execution of a short-term hedging strategy is highly uncertain.  Forward contracts  involve the risk that anticipated  currency  movements will not be accurately predicted,  causing  the Fund to  sustain  losses on these  contracts  and to pay  additional  transactions  costs.  The use of forward contracts  in this manner  might  reduce the Fund's  performance  if there are  unanticipated  changes in currency  prices to a greater degree than if the Fund had not entered into such contracts.

         At or before the  maturity  of a forward  contract  requiring  the Fund to sell a  currency,  the Fund might sell a  portfolio security and use the sale proceeds to make delivery of the currency.  In the  alternative the Fund might retain the security and offset its contractual  obligation to deliver the currency by purchasing a second contract.  Under that contract the Fund will obtain,  on the same  maturity  date,  the same amount of the currency that it is obligated to deliver.  Similarly,  the Fund might close out a forward contract  requiring it to purchase a specified  currency by entering into a second contract entitling it to sell the same amount of the same  currency on the maturity date of the first  contract.  The Fund would realize a gain or loss as a result of entering into such an offsetting forward contract under either  circumstance.  The gain or loss will depend on the extent to which the exchange rate or rates between the currencies involved moved between the execution dates of the first contract and offsetting contract.

         The costs to the Fund of engaging in forward  contracts  varies with factors such as the  currencies  involved,  the length of the contract  period and the market  conditions  then  prevailing.  Because  forward  contracts are usually entered into on a principal basis,  no brokerage fees or commissions are involved.  Because these  contracts are not traded on an exchange,  the Fund must evaluate the credit and performance risk of the counterparty under each forward contract.

         Although  the Fund values its assets  daily in terms of U.S.  dollars,  it does not intend to convert its  holdings of foreign currencies  into U.S.  dollars on a daily  basis.  The Fund may convert  foreign  currency  from time to time,  and will incur costs in doing so. Foreign  exchange  dealers do not charge a fee for  conversion,  but they do seek to realize a profit based on the difference between the prices at which they buy and sell various  currencies.  Thus,  a dealer might offer to sell a foreign  currency to the Fund at one rate, while offering a lesser rate of exchange if the Fund desires to resell that currency to the dealer.

         |_|  Regulatory  Aspects of Hedging  Instruments.  When using futures and options on futures,  the Fund is required to operate within  certain  guidelines and  restrictions  with respect to the use of futures as established  by the  Commodities  Futures  Trading
Commission  (the "CFTC").  In particular,  the Fund is exempted from  registration  with the CFTC as a "commodity pool operator" if the
Fund  complies  with the  requirements  of Rule 4.5 adopted by the CFTC.  The Rule does not limit the  percentage  of the Fund's assets that may be used for futures margin and related options premiums for a bona fide hedging  position.  However,  under the Rule, the Fund must limit its aggregate  initial futures margin and related options  premiums to not more than 5% of the Fund's net assets for hedging strategies that are not considered bona fide hedging  strategies  under the Rule.  Under the Rule, the Fund must also use short futures and  options on futures  solely for bona fide  hedging  purposes  within the  meaning and intent of the  applicable  provisions  of the
Commodity Exchange Act.

         Transactions in options by the Fund are subject to limitations  established by the option  exchanges.  The exchanges limit the maximum  number of options  that may be written or held by a single  investor or group of  investors  acting in concert.  Those  limits apply  regardless  of whether the options  were  written or  purchased  on the same or  different  exchanges or are held in one or more accounts or through one or more  different  exchanges  or through one or more  brokers.  Thus,  the number of options that the Fund may write or hold may be affected by options  written or held by other  entities,  including  other  investment  companies  having the same
Advisor as the Fund (or an Advisor that is an affiliate of the Fund's  Advisor or  Sub-Advisor).  The  exchanges  also impose  position limits on futures  transactions.  An exchange may order the  liquidation of positions  found to be in violation of those limits and may impose certain other sanctions.

         Under the Investment  Company Act, when the Fund purchases a future,  it must maintain cash or readily  marketable  short-term debt  instruments in an amount equal to the market value of the securities  underlying the future,  less the margin deposit  applicable to it. The account must be a segregated account or accounts held by the Fund's custodian bank.

         |_| Tax Aspects of Certain Hedging  Instruments.  Certain  foreign  currency  exchange  contracts in which the Fund may invest are treated as "Section  1256  contracts"  under the  Internal  Revenue  Code.  In general,  gains or losses  relating to Section  1256 contracts are  characterized  as 60% long-term and 40% short-term  capital gains or losses under the Code.  However,  foreign  currency gains or losses  arising from Section 1256 contracts that are forward  contracts  generally are treated as ordinary  income or loss. In addition,  Section 1256 contracts  held by the Fund at the end of each taxable year are  "marked-to-market,"  and  unrealized  gains or losses are treated as though they were realized.  These contracts also may be  marked-to-market  for purposes of determining the excise tax applicable to investment  company  distributions  and for other purposes under rules  prescribed  pursuant to the Internal  Revenue
Code.  An election can be made by the Fund to exempt those transactions from this marked-to-market treatment.

         Certain  forward  contracts  the Fund enters into may result in  "straddles"  for federal  income tax  purposes.  The straddle rules may affect the  character  and timing of gains (or  losses)  recognized  by the Fund on  straddle  positions.  Generally,  a loss sustained on the  disposition of a position  making up a straddle is allowed only to the extent that the loss exceeds any  unrecognized gain in the  offsetting  positions  making up the  straddle.  Disallowed  loss is  generally  allowed  at the point  where  there is no unrecognized gain in the offsetting positions making up the straddle, or the offsetting position is disposed of.

         Under the Internal Revenue Code, the following gains or losses are treated as ordinary income or loss:
1.       gains or losses  attributable  to  fluctuations  in exchange  rates that occur  between the time the Fund accrues  interest or other  receivables  or accrues  expenses or other  liabilities  denominated  in a foreign  currency and the time the Fund actually collects such receivables or pays such liabilities, and
2.       gains or losses  attributable  to fluctuations  in the value of a foreign  currency  between the date of acquisition of a debt security denominated in a foreign currency or foreign currency forward contracts and the date of disposition.

         Currency  gains and losses are offset  against  market gains and losses on each trade before  determining  a net "Section 988"
gain or loss under the  Internal  Revenue  Code for that trade,  which may  increase or  decrease  the amount of the Fund's  investment income available for distribution to its shareholders.

Investment Restrictions

         |X| What Are  "Fundamental  Policies"?  Fundamental  policies  are those  policies  that the Fund has  adopted  to govern  its investments  that can be changed only by the vote of a "majority" of the Fund's  outstanding  voting  securities.  Under the Investment
Company Act, a "majority" vote is defined as the vote of the holders of the lesser of:

         |_| 67% or more of the shares  present or represented  by proxy at a shareholder  meeting,  if the holders of more than 50% of the outstanding shares are present or represented by proxy, or
         |_|   more than 50% of the outstanding shares.

         The Fund's  investment  objective is a fundamental  policy.  Other  policies  described in the Prospectus or this Statement of
Additional  Information  are  "fundamental"  only  if  they  are  identified  as  such.  The  Fund's  Board  of  Directors  can  change non-fundamental  policies  without  shareholder  approval.  However,  significant  changes to investment  policies will be described in supplements or updates to the Prospectus or this  Statement of Additional  Information,  as  appropriate.  The Fund's most  significant investment policies are described in the Prospectus.

         |X| Does the Fund Have Additional  Fundamental  Policies?  The following  investment  restrictions are fundamental policies of the Fund.

         |_| The Fund  cannot  buy  securities  issued or  guaranteed  by any one issuer if more than 5% of its total  assets  would be invested in securities of that issuer. This limitation applies to 75% of the Fund's total assets.

         |_| The Fund  cannot  purchase  more  than 10% of the  voting  securities  of any one  issuer.  The  limit  does not  apply to securities issued by the U.S. Government or any of its agencies or instrumentalities.

         |_| The Fund cannot  purchase more than 10% of any class of security of any issuer.  All  outstanding  debt securities and all preferred  stock of an issuer  are  considered  to be one  class.  This  restriction  does not apply to  securities  issued by the U.S.
Government or any of its agencies or instrumentalities.

         |_| The Fund cannot lend money except in  connection  with the  acquisition  of debt  securities  which the Fund's  investment policies and  restrictions  permit it to purchase.  The Fund may also make loans of portfolio  securities,  subject to the restrictions stated under "Loans of Portfolio Securities."

         |_| The Fund  cannot  concentrate  its  investments.  That  means it  cannot  invest  25% or more of its  total  assets in any industry.  However,  there is no limitation on investments in U.S. Government  Securities.  Moreover, if deemed appropriate for seeking its investment  objective,  the Fund may invest less than (but up to) 25% of its total assets (valued at the time of investment) in any one industry classification used by the Fund for investment purposes.

         |_| The Fund  cannot  invest in real  estate  or in  interests  in real  estate  (including  limited  partnership  interests).
However, the Fund can purchase readily-marketable securities of companies holding real estate or interests in real estate.

         |_| The Fund cannot  invest in  companies  for the primary  purpose of acquiring  control or  management  of those  companies.
However,  the Fund may invest all of its investable assets in an open-end  management  investment  company with  substantially the same investment objective and restrictions as the Fund.

         |_| The Fund  cannot  underwrite  securities  of other  companies.  A  permitted  exception  is in case it is  deemed to be an underwriter  under the Securities Act of 1933 when reselling any securities held in its own portfolio.  The Fund may also invest all of its investable assets in an open-end  management  investment company with substantially the same investment  objective and restrictions as the Fund.

         |_| The Fund  cannot  invest in or hold  securities  of any issuer if  officers  and  directors  of the Fund or its Manager or
Sub-Advisor  individually  beneficially  own more than 1/2 of 1% of the  securities of that issuer and together own more than 5% of the securities of that issuer.

         |_| The Fund cannot  invest in  physical  commodities  or physical  commodity  contracts.  However,  the Fund may buy and sell hedging  instruments to the extent specified in its Prospectus and Statement of Additional  Information from time to time. The Fund can also buy and sell  options  (subject  to the  restrictions  in its  other  fundamental  policies),  futures,  and  securities  or other instruments backed by physical commodities or whose investment return is linked to changes in the price of physical commodities.

         |_| The Fund cannot write,  purchase or sell puts,  calls or  combinations  of puts and calls on individual  stocks.  However, the Fund may purchase or sell exchange-traded put and call options on stock indices to protect the Fund's assets.

|_|      The Fund cannot  borrow money in excess of one third of the value of the Fund's total  assets.  The Fund can borrow only if it maintains a 300% ratio of assets to borrowings at all times in the manner set forth in the Investment Company Act of 1940.

|_|      The Fund cannot issue "senior  securities," but this does not prohibit certain  investment  activities for which assets of the
Fund are designated as segregated,  or margin  collateral or escrow  arrangements  are established,  to cover the related  obligations.
Examples of those activities include borrowing money,  reverse repurchase  agreements,  delayed-delivery  and when-issued  arrangements for portfolio securities transactions, and contracts to buy or sell derivatives, hedging instruments, options or futures.

         |_|   The Fund cannot pledge, mortgage or hypothecate any of its assets.

         |X| Does the Fund Have Any Restrictions  That Are Not Fundamental?  The Fund has other  investment  restrictions  that are not fundamental policies, which means that they can be changed by the Board of Directors without shareholder approval.

         |_|  The Fund cannot invest in interests in oil, gas or other mineral exploration or development programs or leases.

         |_|    The Fund cannot purchase securities on margin or make short sales.

         |_| The Fund  cannot  make  loans to any  person  or  individual.  However,  the Fund  may lend its  portfolio  securities  as described in the Prospectus or Statement of Additional Information.

         Unless the Prospectus or this Statement of Additional  Information states that a percentage  restriction applies on an ongoing basis,  it applies only at the time the Fund makes an investment.  The Fund need not sell  securities to meet the percentage  limits if the value of the investment increases in proportion to the size of the Fund.
         For purposes of the Fund's policy not to concentrate  its  investments as described  above,  the Fund has adopted the industry classifications set forth in Appendix B to this Statement of Additional Information.  This is not a fundamental policy.

How the Fund is Managed

Organization and History.  The Fund is an open-end,  diversified  management  investment company organized as a Maryland corporation in
1979.

              |X| Classes of Shares. The Board of Directors is authorized, without shareholder approval, to create new series and classes of shares.  The Directors may reclassify unissued shares of the Fund into additional series or classes of shares.  The
Directors also may divide or combine the shares of a class into a greater or lesser number of shares without changing the proportionate beneficial interest of a shareholder in the Fund.  Shares do not have cumulative voting rights or preemptive or subscription rights.  Shares may be voted in person or by proxy at shareholder meetings.

         The Fund currently has five classes of shares: Class A, Class B, Class C, Class N and Class Y.  All classes invest in the same investment portfolio.  Only retirement plans may purchase Class N shares. Only certain institutional investors may elect to purchase Class Y shares.  Each class of shares:

o        has its own dividends and distributions,
o        pays certain expenses which may be different for the different classes,
o        may have a different net asset value,
o        may have separate voting rights on matters in which interests of one class are different from interests of another class, and
o        votes as a class on matters that affect that class alone.

         Shares are freely transferable, and each share of each class has one vote at shareholder meetings, with fractional shares voting proportionally on matters submitted to the vote of shareholders.  Each share of the Fund represents an interest in the Fund proportionately equal to the interest of each other share of the same class.

         |X| Meetings of Shareholders.  As a Maryland corporation, the Fund is not required to hold, and does not plan to hold, regular annual meetings of shareholders. The Fund will hold meetings when required to do so by the Investment Company Act or other applicable law. It will also do so when a shareholder meeting is called by the Directors or upon proper request of the shareholders.

                  Shareholders have the right,  upon the declaration in writing or vote of two-thirds of the outstanding  shares of the
Fund, to remove a Director.  The Directors will call a meeting of shareholders to vote on the removal of a Director upon the written request of the record holders of 10% of its outstanding shares.  If the Directors receive a request from at least 10 shareholders stating that they wish to communicate with other shareholders to request a meeting to remove a Director, the Directors will then either make the Fund's shareholder list available to the applicants or mail their communication to all other shareholders at the applicants' expense. The shareholders making the request must have been shareholders for at least six months and must hold shares of the Fund valued at $25,000 or more or constituting at least 1% of the Fund's outstanding shares, whichever is less. The Directors may also take other action as permitted by the Investment Company Act.

Directors  and Officers of the Fund.  The Fund's  Directors and officers and their  positions  held with the Fund and length of service in such position(s) and the principal  occupations and business  affiliations  during the past five years are listed below. Each of the
Directors are independent  Directors,  which means that they have no affiliation with the Manager as defined in the Investment  Company
Act. The  information  for the Directors also includes the dollar range of shares of the Fund as well as the aggregate  dollar range of shares of the Board III Funds  beneficially  owned by the Director.  All  information  is as of December 31, 2001. All of the Directors
are also trustees or directors of the following Oppenheimer funds (referred to as "Board III Funds"):

Oppenheimer  Quest For Value  Funds,  a series fund having  Rochester Portfolio Series, a series fund having one series:
the following series:                                             Limited-Term New York Municipal Fund
     Oppenheimer Small Cap Value Fund,                      Bond Fund Series, a series fund having one series:
     Oppenheimer Quest Balanced Value Fund and                    Oppenheimer Convertible Securities Fund
     Oppenheimer Quest Opportunity Value Fund               Rochester Fund Municipals
Oppenheimer Quest Global Value Fund, Inc.                   Oppenheimer MidCap Fund
Oppenheimer Quest Capital Value Fund, Inc.
Oppenheimer Quest Value Fund, Inc.

         In  addition  to being a  director  or trustee of the Board III  Funds,  Mr.  Galli is also a director  or trustee of 33 other portfolios in the Oppenheimer Funds complex.

         Messrs. Murphy, Bishop, Farrar, Molleur, Wixted and Zack, and Mses. Feld and Ives who are officers of the Fund, respectively hold the same offices of the other Board III Funds.  As of January 15, 2002, the Directors and officers of the Fund as a group owned of record or beneficially less than 1% of each class of shares of the Fund.  The foregoing statement does not reflect ownership of shares of the Fund held of record by an employee benefit plan for employees of the Manager, other than the shares beneficially owned under the plan by officers of the Fund listed above. In addition, each Independent Director, and his or her family members, do not own securities of either the Manager or Distributor of the Board III Funds or any person directly or indirectly controlling, controlled by or under common control with the Manager or Distributor.

Independent Directors

-------------------------- ------------------------------------------------------ ----------------- -------------------

                                                                                                     Aggregate Dollar
Name, Address,1 Age,                                                                                 Range of Shares
Position(s) Held with      Principal Occupation(s) During Past 5 Years / Other    Dollar Range of    Owned in any of
Fund and Length of Time    Directorships Held by Director / Number of             Shares Owned in     the Board III
Served2                    Portfolios in Fund Complex Overseen by Director            the Fund            Funds

-------------------------- ------------------------------------------------------ ----------------- -------------------
-------------------------- ------------------------------------------------------ ----------------- -------------------

Thomas W. Courtney,        Principal  of  Courtney  Associates,   Inc.  (venture    $1 - $10,000    $10,001 - $50,000
Chairman of the Board of   capital  firm);  former  General  Partner  of Trivest
Directors, Director        Venture Fund (private  venture capital fund);  former
since April, 1987          President   of   Investment    Counseling   Federated
Age: 68                    Investors,  Inc.;  Trustee of Cash  Assets  Trust,  a
                           money  market  fund;  Director of OCC Cash  Reserves,
                           Inc., and Trustee of OCC Accumulation  Trust, both of
                           which are open-end investment  companies;  Trustee of
                           Hawaiian   Tax-Free  Trust  and  Tax  Free  Trust  of
                           Arizona,  tax-exempt  bond funds;  former Director of
                           Financial Analysts  Federation.  Director/trustee  of
                           10  investment   companies  in  the  OppenheimerFunds
                           complex.

-------------------------- ------------------------------------------------------ ----------------- -------------------
-------------------------- ------------------------------------------------------ ----------------- -------------------

Paul Y. Clinton,           Principal of Clinton Management Associates, a           Over $100,000      Over $100,000
Director since April,      financial and venture capital consulting firm;
1987                       Trustee of Capital Cash Management Trust, a
Age: 70.                   money-market fund and Narragansett Tax-Free Fund, a
                           tax-exempt bond fund; Director of OCC Cash Reserves,
                           Inc. and Trustee of OCC Accumulation Trust, both of
                           which are open-end investment companies. Formerly:
                           Director, External Affairs, Kravco Corporation, a
                           national real estate owner and property management
                           corporation; President of Essex Management
                           Corporation, a management consulting company; a
                           general partner of Capital Growth Fund, a venture
                           capital partnership; a general partner of Essex
                           Limited Partnership, an investment partnership;
                           President of Geneve Corp., a venture capital fund;
                           Chairman of Woodland Capital Corp., a small business
                           investment company; and Vice President of W.R. Grace
                           & Co. Director/trustee of 10 investment companies in
                           the OppenheimerFunds complex.

-------------------------- ------------------------------------------------------ ----------------- -------------------
-------------------------- ------------------------------------------------------ ----------------- -------------------

Robert G. Galli,           A Trustee or Director of other Oppenheimer funds.             $0         Over $100,0003
Director since June, 1998  Formerly Vice Chairman of the Manager (October 1995
Age: 68                    - December 1997). Director/trustee of 41 investment
                           companies in the OppenheimerFunds complex.

-------------------------- ------------------------------------------------------ ----------------- -------------------
-------------------------- ------------------------------------------------------ ----------------- -------------------

Lacy B. Herrmann,          Chairman and Chief Executive Officer of Aquila         $10,000 -$50,000  $10,001 - $50,000
Director since April,      Management Corporation, the sponsoring organization
1987                       and manager, administrator and/or sub-Adviser to the
Age: 72                    following open-end investment companies, and
                           Chairman of the Board of Trustees and President of
                           each: Churchill Cash Reserves Trust, Aquila -
                           Cascadia Equity Fund, Pacific Capital Cash Assets
                           Trust, Pacific Capital U.S. Treasuries Cash Assets
                           Trust, Pacific Capital Tax-Free Cash Assets Trust,
                           Prime Cash Fund, Narragansett Insured Tax-Free
                           Income Fund, Tax-Free Fund For Utah, Churchill
                           Tax-Free Fund of Kentucky, Tax-Free Fund of
                           Colorado, Tax-Free Trust of Oregon, Tax-Free Trust
                           of Arizona, Hawaiian Tax-Free Trust, and Aquila
                           Rocky Mountain Equity Fund; Vice President,
                           Director, Secretary, and formerly Treasurer of
                           Aquila Distributors, Inc., distributor of the above
                           funds; President and Chairman of the Board of
                           Trustees of Capital Cash Management Trust ("CCMT"),
                           and an Officer and Trustee/Director of its
                           predecessors; President and Director of STCM
                           Management Company, Inc., sponsor and adviser to
                           CCMT; Chairman, President and a Director of InCap
                           Management Corporation, formerly sub-adviser and
                           administrator of Prime Cash Fund and Short Term
                           Asset Reserves; Director of OCC Cash Reserves, Inc.,
                           and Trustee of OCC Accumulation Trust, both of which
                           are open-end investment companies; Trustee Emeritus
                           of Brown University. Director/trustee of 10
                           investment companies in the OppenheimerFunds complex.

-------------------------- ------------------------------------------------------ ----------------- -------------------
-------------------------- ------------------------------------------------------ ----------------- -------------------

Brian Wruble, Director     Special Limited Partner (since January 1999) of          $1 - $10,000    $50,001 - $100,000
since April, 2001          Odyssey Investment Partners, LLC (private equity
Age: 58                    investment); General Partner (since September 1996)
                           of Odyssey Partners, L.P. (hedge fund in
                           distribution since 1/1/97); Director (since May
                           2000) of Ray & Berendston, Inc. (executive search);
                           Board of Incorporators (since August 1990) The
                           Jackson Laboratory; Trustee (since May 1992) of
                           Institute for Advanced Study (educational
                           institute); Trustee (since May 2000) of Research
                           Foundation of AIMR (investment research); Governor,
                           Jerome Levy Economics Institute of Bard College
                           (August 1990 - September 2001) (economics research).
                           Director/trustee of 10 investment companies in the
                           OppenheimerFunds complex.

-------------------------- ------------------------------------------------------ ----------------- -------------------

Officers of the Fund

----------------------------------------------- ----------------------------------------------------------------------

Name, Address,4 Age, Position(s) Held with      Principal Occupation(s) During Past 5 Years
Fund and Length of Time Served

----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------

John V. Murphy,                                 Chairman, Chief Executive Officer and director (since June 30, 2001)
President (since October 2001)                  and President (since September 2000) of the Manager; President and a
Age: 52                                         trustee of other Oppenheimer funds; President and a director (since
                                                July 2001) of Oppenheimer Acquisition Corp., the Manager's parent holding company, and of Oppenheimer Partnership Holdings, Inc.
                                                (since July 2001), a holding company subsidiary of the Manager;
                                                Chairman and a director (since July 2001) of Shareholder Services,
                                                Inc. and of Shareholder Financial Services, Inc., transfer agent subsidiaries of the Manager; President (since November 1, 2001) and a director (since July 2001) of Oppenheimer Real Asset Management,
                                                Inc., an investment advisor subsidiary of the Manager; President and a director (since July 2001) of OppenheimerFunds Legacy Program, a charitable trust program established by the Manager; a director
                                                (since November 2001) of Trinity Investment Management Corp. and
                                                Tremont Advisers, Inc., investment advisory affiliates of the
                                                Manager, and of OAM Institutional, Inc. (since November 2001), an investment advisory subsidiary of the Manager, and of HarbourView
                                                Asset Management Corporation and OFI Private Investments, Inc.
                                                (since July 2001), investment advisor subsidiaries of the Manager;
                                                formerly President and trustee (from November 1999 to November 2001)
                                                of MML Series Investment Fund and MassMutual Institutional Funds,
                                                open-end investment companies; Chief Operating Officer (from
                                                September 2000 to July 2001) of the Manager; Executive Vice
                                                President of Massachusetts Mutual Life Insurance Company (from
                                                February 1997 to August 2000); a director (from 1999 to 2000) of
                                                C.M. Life Insurance Company; President, Chief Executive Officer and
                                                a director (from 1999 to 2000) of MML Bay State Life Insurance
                                                Company; Executive Vice President, director and Chief Operating
                                                Officer (from 1995 to 1997) of David L. Babson & Company, Inc., an investment advisor; Senior Vice President and director (from 1995 to
                                                1997) of Potomac Babson Inc., an investment advisor subsidiary of
                                                David L. Babson & Company, Inc.; Senior Vice President (from 1995 to
                                                1997) and director (from 1995 to 1999) of DBL Acquisition
                                                Corporation, a holding company for investment advisers; a director
                                                (from 1989 to 1998) of Emerald Isle Bancorp and Hibernia Savings
                                                Bank, wholly-owned subsidiary of Emerald Isle Bancorp; and Chief
                                                Operating Officer (from 1993 to 1996) of Concert Capital Management,
                                                Inc., an investment advisor.

----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------

Brian W. Wixted, Treasurer, Principal           Senior Vice President and Treasurer (since March 1999) of the
Financial and Accounting Officer (since March   Manager; Treasurer (since March 1999) of HarbourView Asset
1999)                                           Management Corporation, Shareholder Services, Inc., Oppenheimer Real
Age: 42                                         Asset Management Corporation, Shareholder Financial Services, Inc.
                                                and Oppenheimer Partnership Holdings, Inc., of OFI Private
                                                Investments, Inc. (since March 2000) and of OppenheimerFunds
                                                International Ltd. and Oppenheimer Millennium Funds plc (since May
                                                2000); Treasurer and Chief Financial Officer (since May 2000) of
                                                Oppenheimer Trust Company; Assistant Treasurer (since March 1999) of
                                                Oppenheimer Acquisition Corp.; an officer of other Oppenheimer funds; formerly Principal and Chief Operating Officer, Bankers Trust
                                                Company - Mutual Fund Services Division (March 1995 - March 1999);
                                                Vice President and Chief Financial Officer of CS First Boston
                                                Investment Management Corp. (September 1991 - March 1995).

----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------

Robert J. Bishop, Assistant Treasurer           Vice President of the Manager/Mutual Fund Accounting (since May
(since May 1996)                                1996); an officer of other
Age: 42                                         Oppenheimer funds; formerly an Assistant Vice President of the
                                                Manager/Mutual Fund Accounting (April 1994 - May 1996) and a Fund
                                                Controller of the Manager.

----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------

Adele A. Campbell, Assistant Treasurer          Assistant Vice President of the Manager (1996-Present); Formerly
(since 1996)                                    Assistant Vice President of Rochester Fund Services, Inc. (1994 -
Age: 38                                         1996).

----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------

Scott T. Farrar, Assistant Treasurer            Vice President of the Manager/Mutual Fund Accounting (since May
(since May 1996)                                1996); Assistant Treasurer of Oppenheimer Millennium Funds plc
Age: 36                                         (since October 1997); an officer of other Oppenheimer Funds;
                                                formerly an Assistant Vice President of the Manager/Mutual Fund
                                                Accounting (April 1994 - May 1996), and a Fund Controller of the
                                                Manager.

----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------

Robert G. Zack, Secretary (since October 2001)  Senior Vice President (since May 1985) and Acting General Counsel
Age: 53                                         (since November 2001) of the Manager; Assistant Secretary of
                                                Shareholder Services, Inc. (since May 1985), Shareholder Financial
                                                Services, Inc. (since November 1989); OppenheimerFunds International
                                                Ltd. and Oppenheimer Millennium Funds plc (since October 1997); an officer of other Oppenheimer funds.

----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------

Denis R. Molleur, Assistant Secretary           Vice President and Senior Counsel of the Manager (since July 1999);
(since October 2001)                            an officer of other Oppenheimer funds; formerly a Vice President and
Age: 44                                         Associate Counsel of the Manager (September 1995 - July 1999).

----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------

Katherine P. Feld, Assistant Secretary          Vice President and Senior Counsel of the Manager (since July 1999);
(since October 2001)                            an officer of other Oppenheimer funds; formerly a Vice President and
Age: 43                                         Associate Counsel of the Manager (June 1990 - July 1999).

----------------------------------------------- ----------------------------------------------------------------------
----------------------------------------------- ----------------------------------------------------------------------

Kathleen T. Ives, Assistant Secretary           Vice President and Assistant Counsel of the Manager (since June
(since October 2001)                            1998); an officer of other Oppenheimer funds; formerly an Assistant
Age: 36                                         Vice President and Assistant Counsel of the Manager (August 1997 -
                                                June 1998); and Assistant Counsel of the Manager (August 1994-August
                                                1997).

----------------------------------------------- ----------------------------------------------------------------------

         |X|  Remuneration  of Directors.  The officers of the Fund are  affiliated  with the Manager and receive no salary or fee from the Fund. The Directors  received the compensation  shown below.  The compensation  from the Fund was paid during its fiscal year ended
October 31, 2001.  The table below also shows the total  compensation  from all of the  Oppenheimer  funds listed above,  including the compensation  from the Fund, and from two other funds that are not Oppenheimer  funds but for which the Fund's former  sub-advisor acts as investment  advisor.  That amount represents  compensation  received as a director,  trustee,  or member of a committee of the Board during the calendar year 2001.

-------------------------------- ---------------------------- ---------------------------- -------------------------

        Director's Name            Aggregate Compensation         Retirement Benefits         Total Compensation
                                       from the Fund 1         Accrued as Fund Expenses       From all Board III
                                                                                              Funds (10 Funds)2

-------------------------------- ---------------------------- ---------------------------- -------------------------
-------------------------------- ---------------------------- ---------------------------- -------------------------

Paul Y. Clinton4                           $6,651                         $0                       $157,326

-------------------------------- ---------------------------- ---------------------------- -------------------------
-------------------------------- ---------------------------- ---------------------------- -------------------------

Thomas W. Courtney4                        $6,651                         $0                       $157,326

-------------------------------- ---------------------------- ---------------------------- -------------------------
-------------------------------- ---------------------------- ---------------------------- -------------------------

Robert G. Galli(3)                         $6,651                         $0                       $202,886

-------------------------------- ---------------------------- ---------------------------- -------------------------
-------------------------------- ---------------------------- ---------------------------- -------------------------

Lacy B. Herrmann4                          $6,651                         $0                       $157,326

-------------------------------- ---------------------------- ---------------------------- -------------------------
-------------------------------- ---------------------------- ---------------------------- -------------------------

Brian Wruble5                              $3,852                         $0                       $59,250

-------------------------------- ---------------------------- ---------------------------- -------------------------

1.       Aggregate Compensation includes fees and retirement plan benefits accrued for a Director. For the fiscal year ended 10/31/01.
2.       For the 2001 calendar year.
1.       Total  compensation for the 2001 calendar year includes  $105,760  compensation  received for serving as a Trustee or Director of 33 other Oppenheimer funds.
4.       Total compensation for the 2001 calendar year also includes $60,200 compensation paid by two funds (OCC Cash Reserve and OCC
     Accumulated Trust) for which the Sub-Advisor acts as the investment advisor.
5.       Elected to the board on 4/01/01

         |X| Retirement  Plan for Directors.  The Fund has adopted a retirement  plan that provides for payments to retired  Directors.
Payments are up to 80% of the average  compensation  paid during a Director's  five years of service in which the highest  compensation was  received.  A Director  must serve as Director for any of the Board III Funds listed above for at least 15 years to be eligible for the maximum payment.  Each Director's  retirement  benefits will depend on the amount of the Director's future  compensation and length of service.  Therefore  the amount of those  benefits  cannot be  determined  at this time,  nor can we estimate the number of years of credited service that will be used to determine those benefits.

         |X| Major  Shareholders.  As of  February  7, 2002,  the only  persons who owned of record or were known by the Fund to own of record 5% or more of the Fund's outstanding shares were:

             Unified Fund Services, Inc., 431 North Pennsylvania Street, Indianapolis,  Indiana 46204-1806, which owned for the benefit of its clients 1,616,830.318 Class A shares (representing 5.01% of the Class A shares then outstanding);

             Merrill Lynch Pierce Fenner & Smith, Inc., 4800 Deer Lake Drive East, Floor 3,  Jacksonville,  Florida  32246-6484,  which owned  for the  benefit  of its  clients  949,677.263  Class B  shares  (representing  5.17% of the  Class B  shares  then outstanding);

             Merrill Lynch Pierce Fenner & Smith, Inc., 4800 Deer Lake Drive East, Floor 3, Jacksonville,  Florida,  32246-6484,  which owned  for the  benefit  of its  clients  343,534.199  Class C  shares  (representing  6.92% of the  Class C  shares  then outstanding);

             RPSS TR, VML Inc.  401k Plan,  250 NW Richardson  Road,  Kansas City,  MO  64116-4272,  which owned for the benefit of its clients 47,267.046 Class N shares (representing 15.89% of the Class N shares then outstanding);

             RPSS TR, Bell Farms, 509 Dakota Avenue,  Wahpeton,  ND 58075-4414,  which owned for the benefit of its clients  28,121.705
             Class N shares (representing 9.45% of the Class N shares then outstanding);

             RPSS TR,  Salem  Heating & Sheet Metal Inc.,  P.O. Box 12005,  Salem,  OR  97309-0005,  which owned for the benefit of its clients 27,836.199 Class N shares (representing 9.35% of the Class N shares then outstanding);

             Reliance  Trust  Company  TR, 3300  Northeast  Expy,  Suite 200,  Atlanta,  GA 30341,  which owned for the benefit of Mesa
             Industries Inc. 20,047.400 Class N shares (representing 6.74% of the Class N shares then outstanding);

             Circle Trust Company,  1 Station Place,  Stamford,  CT 06902-6800,  which owned for the benefit of Scott Machinery Company
             18,894.282 Class N shares (representing 6.35% of the Class N shares then outstanding);

             RPSS TR,  Mull Group 401k PSP,  P.O.  Box 6561,  Wheeling,  WV  26003-0627,  which  owned for the  benefit of its  clients
             16,639.045 Class N shares (representing 5.59% of the Class N shares then outstanding);

             MassMutual Life Insurance Co., 1295 State Street,  Springfield,  Massachusetts 01111-0001,  which owned for the benefit of its clients 1,179,256.932 Class Y shares (representing 87.93% Class Y shares then outstanding);  and

             Persumma Financial  Services,  Mass Mutual Financial Group, which owned for the benefit of its clients 125,280.922 Class Y shares (representing 9.34% of the Class Y shares then outstanding).

The Manager.  The Manager is wholly-owned by Oppenheimer  Acquisition Corp., a holding company controlled by Massachusetts  Mutual Life
Insurance Company.

         |X| Code of Ethics.  The Fund,  the Manager and the  Distributor  have a Code of Ethics.  It is designed to detect and prevent improper personal trading by certain employees,  including portfolio managers,  that would compete with or take advantage of the Fund's portfolio  transactions.  Covered persons  include persons with knowledge of the investments and investment  intentions of the Fund and other funds advised by the Manager.  The Code of Ethics does permit  personnel  subject to the Code to invest in securities,  including securities  that may be purchased or held by the Fund,  subject to a number of restrictions  and controls.  Compliance with the Code of
Ethics is carefully monitored and enforced by the Manager.

         The Code of Ethics is an exhibit to the Fund's  registration  statement filed with the Securities and Exchange  Commission and can be reviewed and copied at SEC's Public Reference Room in Washington,  D.C. You can obtain  information about the hours of operation of the  Public  Reference  Room by  calling  the SEC at  1.202.942.8090.  the Code of Ethics  can also be viewed as part of the  Fund's registration statement on the SEC's EDGAR database at the SEC's Internet website at HTTP://WWW.SEC.GOV.  Copies may be obtained,  after
                                                                                    ------------------
paying a  duplicating  fee, by electronic  request at the following  E-mail  address:  PUBLICINFO@SEC.GOV.,  or by writing to the SEC's
                                                                                       -------------------
Public Reference Section, Washington, D.C. 20549-0102.

                  |X| The Investment  Advisory  Agreement.  The Manager  provides  investment  advisory and management  services to the
Fund under an investment  advisory  agreement between the Manager and the Fund. The Manager handles the Fund's day-to-day  business and the  agreement  permits  the  Manager  to enter into  sub-advisory  agreements  with other  registered  investment  Advisors  to obtain specialized  services for the Fund, as long as the Fund is not obligated to pay any  additional  fees for those  services.  The Manager has retained the Sub-Advisor  pursuant to a separate  Sub-Advisory  Agreement,  described  below,  under which the Sub-Advisor buys and sells  portfolio  securities for the Fund.  The Fund's  portfolio  management  team is employed by the  Sub-Advisor  and is principally responsible for the day-to-day management of the Fund's portfolio, as described below.

         The investment  advisory agreement between the Fund and the Manager requires the Manager,  at its expense, to provide the Fund with adequate  office space,  facilities  and  equipment.  It also requires the Manager to provide and supervise the  activities of all administrative  and clerical personnel required to provide effective  administration for the Fund. Those  responsibilities  include the compilation  and  maintenance  of records  with  respect to its  operations,  the  preparation  and filing of  specified  reports,  and composition  of proxy  materials  and  registration  statements  for  continuous  public sale of shares of the Fund.  Prior to the date hereof,  each class of shares of the Fund paid the  Manager  an annual fee to  calculate  the daily net asset  value of the  respective class of shares.  The annual rate of that fee was $55,000,  plus  reimbursement of the Manager's  out-of-pocket  expenses.  The fee was terminated effective as of this date.

         The Fund pays  expenses not  expressly  assumed by the Manager  under the advisory  agreement.  The advisory  agreement  lists examples of expenses paid by the Fund. The major categories  relate to calculation of the Fund's net asset values per share,  interest, taxes,  brokerage  commissions,  fees to certain  Directors,  legal and audit expenses,  custodian and transfer agent  expenses,  share issuance costs,  certain printing and registration costs and non-recurring  expenses,  including  litigation costs. The management fees paid by the Fund to the Manager are calculated at the rates  described in the  Prospectus,  which are applied to the assets of the Fund as a whole. The fees are allocated to each class of shares based upon the relative  proportion of the Fund's net assets  represented by that class.

------------------------------------------------------ ----------------------------------------------

                                                         Management Fees Paid to OppenheimerFunds,
              Fiscal Year ended 10/31:                                    Inc. 1

------------------------------------------------------ ----------------------------------------------
------------------------------------------------------ ----------------------------------------------

                        1999                                            $15,030,491

------------------------------------------------------ ----------------------------------------------
------------------------------------------------------ ----------------------------------------------

                        2000                                            $10,877,808

------------------------------------------------------ ----------------------------------------------
------------------------------------------------------ ----------------------------------------------

                        2001                                            $9,672,069

------------------------------------------------------ ----------------------------------------------

1. The Manager, not the Fund, pays the Sub-Advisor an annual sub-advisory fee. For fiscal 2001, this sub-advisory fee was $3,120,115.

         The investment  advisory  agreement  states that in the absence of willful  misfeasance,  bad faith,  gross  negligence in the performance of its duties or reckless disregard of its obligations and duties under the investment advisory  agreement,  the Manager is not  liable for any loss  resulting  from a good  faith  error or  omission  on its part with  respect  to any of its duties  under the agreement.

         The  agreement  permits the Manager to act as  investment  Advisor for any other person,  firm or  corporation  and to use the names  "Oppenheimer" and "Quest for Value" in connection with other investment  companies for which it may act as investment Advisor or general  distributor.  If the Manager shall no longer act as investment  Advisor to the Fund, the Manager may withdraw the right of the
Fund to use the names "Oppenheimer" or "Quest for Value" as part of its name.

              |X| Annual Approval of Investment Advisory Agreement and Subadvisory Agreement. Each year, the Board of Directors, including a majority of the Independent Directors, is required to approve the renewal of the Investment Advisory Agreement and the
Subadvisory Agreement. The Investment Company Act requires that the Board request and evaluate and the Manager provide such information as may be reasonably necessary to evaluate the terms of the investment advisory agreements.  The board employs an independent consultant to prepare a report that provides such information as the Board requests for this purpose.

         The Board also receives information about the 12b-1 distribution fees the Fund pays.  These distribution fees are reviewed and approved at a different time of the year.

         The Board reviewed the foregoing information in arriving at its decision to renew the investment advisory agreements.  Among other factors, the Board considered:
o        The nature, cost, and quality of the services provided to the Fund and its shareholders;
o        The profitability of the Fund to the Manager and the Sub-Advisor;
o        The investment performance of the Fund in comparison to regular market indices
o        Economies of scale that may be available to the Fund from the Manager;
o        Fees paid by other mutual funds for similar services;
o        The value and quality of any other benefits or services received by the Fund from its relationship with the Manager, and
o        The direct and indirect benefits the Manager receives from its relationship with the Fund.  These include services provided by the General Distributor and the Transfer Agent, and brokerage and soft dollar arrangements permissible under
                  Section 28(e) of the Securities Exchange Act.

         The Board considered that the Manager and the Sub-Advisor must be able to pay and retain high quality personnel at competitive rates to provide services to the Fund.  The Board also considered that maintaining the financial viability of the Manager and the Sub-Advisor is important so that they will be able to continue to provide quality services to the Fund and its shareholders in adverse times.  The Board also considered the investment performance of other mutual funds advised by the Manager. The Board is aware that there are alternatives to the use of the Manager.

         These matters were also considered by the Independent Directors meeting separately from the full Board with experienced
Counsel to the Fund who assisted the Board in its deliberations.  The Fund's Counsel is independent of the Manager within the meaning and intent of the SEC Rules regarding the independence of counsel.  After deliberating, the Board determined that the addition of breakpoints to the management fee schedule was warranted.

         In arriving at a decision, the Board did not single out any one factor or group of factors as being more important than other factors, but considered all factors together.  The Board judged the terms and conditions of the Agreement, including the investment advisory fee, in light of all of the surrounding circumstances.

The  Sub-Advisor.  The Sub-Advisor is a wholly-owned  subsidiary of Oppenheimer  Capital,  a registered  investment  adviser.  From the
Fund's  inception on April 30, 1980,  until November 22, 1995, the  Sub-Advisor  (which was then named Quest for Value Advisors) or the
Sub-Advisor's  parent  served as the Fund's  investment  advisor.  The  Sub-Advisor  acts as  investment  adviser  to other  investment companies and for individual investors.

      The  Sub-Advisor  is a Delaware  limited  liability  company which is  wholly-owned  by  Oppenheimer  Capital LLC a  wholly-owned subsidiary of Allianz  Dresdner Asset  Management  U.S.  Equities LLC, which is wholly-owned  by Allianz  Dresdner Asset  Management of
America L.P.  (formerly  PIMCO  Advisors  L.P.).  Allianz  Dresdner  Asset  Management of America L.P.  ("ADAM") is a Delaware  limited partnership  whose sole general partner is  Allianz-PacLife  Partners LLC. Allianz PacLife Partners LLC is a Delaware limited liability company with two members,  Allianz Dresdner Asset Management of America LLC, a Delaware limited  liability  company,  and Pacific Asset
Management LLC, a Delaware limited  liability  company.  Allianz Dresdner Asset Management of America LLC is a wholly-owned  subsidiary of Allianz of America, Inc., which is wholly-owned  subsidiary of Pacific Life Insurance Company which is a wholly-owned  subsidiary of
Pacific  Mutual  Holding  Company.  Allianz A.G.  indirectly  holds a  controlling  interest in ADAM.  Allianz AG is a  European-based, multinational  insurance and financial  services  holding  company.  Pacific Life Insurance  Company owns an indirect  minority  equity interest in ADAM and is a California-based insurance company.

         Allianz  Dresdner Asset  Management of America,  L.P. is a direct or indirect  parent company of the following  SEC-registered investment  advisors,  all of which are affiliated:  Cadence Capital Management;  NFJ Investment Group;  Pacific Investment  Management
Company LLC; the Sub-Advisor, Oppenheimer Capital LLC, PIMCO Allianz Advisors LLC and PIMCO Funds Advisors LLC.

         |X| The Sub-Advisory  Agreement.  Under the Sub-Advisory  Agreement  between the Manager and the Sub-Advisor,  the Sub-Advisor shall  regularly  provide  investment  advice  with  respect to the Fund and invest and  reinvest  cash,  securities  and the  property comprising the assets of the Fund.  Under the Sub-Advisory  Agreement,  the Sub-Advisor  agrees not to change the portfolio  management of the Fund without the written  approval of the Manager.  The Sub-Advisor  also agrees to provide  assistance in the  distribution and marketing of the Fund.

         Under the  Sub-Advisory  Agreement,  the Manager  pays the  Sub-Advisor  an annual fee in monthly  installments,  based on the average daily net assets of the Fund. The fee paid to the Sub-Advisor under the Sub-Advisory  agreement is paid by the Manager,  not by the Fund. The fee is equal to 40% of the  investment  advisory fee collected by the Manager from the Fund based on the total net assets of the Fund as of November 22, 1995 (the "Base Amount") plus 30% of the  investment  advisory fee collected by the Manager based on the total net assets of the Fund that exceed the Base Amount.

         The Sub-Advisory  Agreement provides that in the absence of willful misfeasance,  bad faith,  negligence or reckless disregard of its  duties or  obligations,  the  Sub-Advisor  shall  not be liable to the  Manager  for any act or  omission  in the  course of or connected with rendering  services under the  Sub-Advisory  Agreement or for any losses that may be sustained in the purchase,  holding or sale of any security.

Brokerage Policies of the Fund

Brokerage  Provisions of the Investment Advisory Agreement and the Sub-Advisory  Agreement.  One of the duties of the Sub-Advisor under the Sub-Advisory  Agreement is to arrange the portfolio  transactions for the Fund. The Fund's investment  advisory  agreement with the
Manager and the Sub-Advisory  Agreement contain provisions  relating to the employment of broker-dealers to effect the Fund's portfolio transactions.  The Manager and the Sub-Advisor are authorized to employ  broker-dealers,  including  "affiliated" brokers, as that term is defined in the Investment Company Act. They may employ  broker-dealers  that they think in their best judgment based on all relevant factors,  will  implement  the policy of the Fund to obtain,  at  reasonable  expense,  the "best  execution"  of the Fund's  portfolio transactions. "Best execution" means prompt and reliable execution at the most favorable price obtainable.

         The Manager and the Sub-Advisor need not seek competitive  commission bidding.  However,  they are expected to be aware of the current rates of eligible  brokers and to minimize the  commissions  paid to the extent  consistent  with the interests and policies of the Fund as established by its Board of Directors.

         The Manager and the Sub-Advisor may select brokers (other than  affiliates) that provide  brokerage  and/or research  services for the Fund and/or the other  accounts  over which the  Manager,  the  Sub-Advisor  or their  respective  affiliates  have  investment discretion.  The  concessions  paid to such  brokers  may be higher than  another  qualified  broker  would  charge,  if the Manager or
Sub-Advisor,  as applicable,  makes a good faith  determination  that the concession is fair and reasonable in relation to the services provided.  Subject to those  considerations,  as a factor in selecting brokers for the Fund's portfolio  transactions,  the Manager and the  Sub-Advisor  may also consider  sales of shares of the Fund and other  investment  companies for which the Manager or an affiliate serves as investment Advisor.

         The  Sub-Advisory  Agreement  permits the  Sub-Advisor to enter into  "soft-dollar"  arrangements  through the agency of third parties to obtain services for the Fund.  Pursuant to these  arrangements,  the Sub-Advisor will undertake to place brokerage  business with  broker-dealers who pay third parties that provide services.  Any such "soft-dollar"  arrangements will be made in accordance with policies adopted by the Board of the Trust and in compliance with applicable law.

Brokerage  Practices.  Brokerage for the Fund is allocated  subject to the  provisions  of the  investment  advisory  agreement and the sub-advisory  agreement and the  procedures  and rules  described  above.  Generally,  the  Sub-Advisor's  portfolio  traders  allocate brokerage based upon  recommendations  from the Fund's portfolio manager.  In certain instances,  portfolio managers may directly place trades and allocate brokerage. In either case, the Sub-Advisor's executive officers supervise the allocation of brokerage.

         Transactions  in securities  other than those for which an exchange is the primary market are generally  done with  principals or market makers.  In transactions  on foreign  exchanges,  the Fund may be required to pay fixed  brokerage  commissions and therefore would not have the  benefit of  negotiated  commissions  available  in U.S.  markets.  Brokerage  commissions  are paid  primarily  for transactions  in listed  securities or for certain  fixed-income  agency  transactions  in the secondary  market.  Otherwise  brokerage commissions are paid only if it appears likely that a better price or execution can be obtained by doing so.

         The Sub-Advisor  serves as investment  manager to a number of clients,  including other investment  companies,  and may in the future  act as  investment  manager  or advisor  to  others.  It is the  practice  of the  Sub-Advisor  to  allocate  purchase  or sale transactions  among the Fund and other clients  whose assets it manages in a manner it deems  equitable.  In making those  allocations, the  Sub-Advisor  considers  several main  factors,  including the  respective  investment  objectives,  the relative size of portfolio holdings of the same or comparable  securities,  the availability of cash for investment,  the size of investment commitments generally held and the opinions of the persons responsible for managing the portfolios of the Fund and each other client's accounts.

         When orders to purchase or sell the same  security on  identical  terms are placed by more than one of the funds  and/or other advisory accounts managed by the Sub-Advisor or its affiliates,  the transactions are generally  executed as received,  although a fund or advisory  account that does not direct  trades to a specific  broker  (these are called "free  trades")  usually will have its order executed  first.  Orders placed by accounts that direct trades to a specific  broker will  generally be executed after the free trades.
All orders  placed on behalf of the Fund are  considered  free  trades.  However,  having an order  placed first in the market does not necessarily  guarantee  the most  favorable  price.  Purchases are combined  where  possible for the purpose of  negotiating  brokerage commissions.  In some cases that  practice  might have a  detrimental  effect on the price or volume of the  security  in a  particular transaction for the Fund.

         Most  purchases  of debt  obligations  are  principal  transactions  at net  prices.  Instead  of  using a  broker  for  those transactions,  the Fund  normally  deals  directly  with the selling or  purchasing  principal or market  maker unless the  Sub-Advisor determines  that a better price or  execution  can be obtained by using the  services of a broker.  Purchases  of portfolio  securities from  underwriters  include a commission or concession paid by the issuer to the  underwriter.  Purchases from dealers include a spread between the bid and asked prices.  The Fund seeks to obtain prompt execution of these orders at the most favorable net price.

         The  investment  advisory  agreement  and the  Sub-Advisory  agreement  permit the  Manager  and the  Sub-Advisor  to allocate brokerage  for research  services.  The  research  services  provided by a  particular  broker may be useful only to one or more of the advisory  accounts of the  Sub-Advisor  and its  affiliates.  The  investment  research  received  for the  commissions  of those other accounts may be useful both to the Fund and one or more of the  Sub-Advisor's  other accounts.  Investment  research may be supplied to the Sub-Advisor by a third party at the instance of a broker through which trades are placed.

         Investment  research  services  include  information and analysis on particular  companies and industries as well as market or economic trends and portfolio  strategy,  market  quotations for portfolio  evaluations,  information  systems,  computer  hardware and similar products and services.  If a research  service also assists the Sub-Advisor in a non-research  capacity (such as bookkeeping or other  administrative  functions),  then only the percentage or component that provides assistance to the Sub-Advisor in the investment decision-making process may be paid in concession dollars.

         The research  services  provided by brokers  broadens the scope and  supplements the research  activities of the  Sub-Advisor.
That research provides  additional views and comparisons for consideration,  and helps the Sub-Advisor to obtain market information for the  valuation of  securities  that are either held in the Fund's  portfolio or are being  considered  for  purchase.  The  Sub-Advisor provides  information to the Manager and the Board about the concessions  paid to brokers  furnishing such services,  together with the
Sub-Advisor's representation that the amount of such concessions was reasonably related to the value or benefit of such services.

------------------- -------------------------------------------------------------------

                              Total Brokerage Concessions Paid by the Fund1

   Fiscal Year
      Ended:
------------------- -------------------------------------------------------------------
------------------- -------------------------------------------------------------------
     10/31/99                                   $2,414,341
------------------- -------------------------------------------------------------------
------------------- -------------------------------------------------------------------

     10/31/00                                   $2,334,275

------------------- -------------------------------------------------------------------
------------------- -------------------------------------------------------------------

     10/31/01                                   $401,3502

------------------- -------------------------------------------------------------------

1.   Amounts do not include spreads or concessions on principal transactions on a net trade basis.

2.   In the fiscal year ended 10/31/01,  the amount of transactions  directed to brokers for research services was $132,162,330 and the amount of the concessions paid to broker-dealers for those services was $174,390.

Distribution and Service Plans

The Distributor.  Under its General  Distributor's  Agreement with the Fund, the Distributor  acts as the Fund's principal  underwriter in the continuous public offering of shares of the Fund's classes of shares.  The Distributor bears the expenses normally  attributable to  sales,  including  advertising  and the cost of  printing  and  mailing  prospectuses,  other  than  those  furnished  to  existing shareholders.  The  Distributor  is not obligated to sell a specific  number of shares.  Expenses  normally  attributable  to sales are borne by the Distributor.

         The sales charges and  concessions  paid to, or retained by, the  Distributor  from the sale of shares during the Fund's three most recent fiscal years,  and the contingent  deferred sales charges  retained by the  Distributor on the redemption of shares for the most recent fiscal year are shown in the table below.

--------------- ------------------------------------------------------------ ------------------- -------------------

 Fiscal Year        Aggregate       Class A Front-End
 Ended 10/31:    Front-End Sales      Sales Charges
                 Charges on Class      Retained by
                     A Shares          Distributor

--------------- ------------------------------------------------------------ ------------------- -------------------
--------------- ---------------------- --------------------------

     1999            $2,381,904                $657,551

--------------- ---------------------- --------------------------
--------------- ---------------------- --------------------------

     2000            $1,031,889                $276,175

--------------- ---------------------- --------------------------
--------------- ---------------------- --------------------------

     2001            $1,162,250                $313,651

--------------- ---------------------- --------------------------

--------------- -------------------------------------------------------------------------------- -------------------

 Fiscal Year      Concessions on      Concessions on      Concessions on       Concessions on
 Ended 10/31:     Class A Shares      Class B Shares      Class C Shares       Class N Shares
                   Advanced by         Advanced by          Advanced by         Advanced by
                   Distributor1        Distributor1        Distributor1         Distributor1

--------------- -------------------------------------------------------------------------------- -------------------
--------------- -------------------------------------------------------------------------------- -------------------

     1999            $500,868           $7,537,928           $633,692               N/A

--------------- -------------------------------------------------------------------------------- -------------------
--------------- -------------------------------------------------------------------------------- -------------------

     2000            $408,852           $3,900,908           $348,333               N/A

--------------- -------------------------------------------------------------------------------- -------------------
--------------- --------------------- ------------------- ------------------- ------------------

     2001             $166,769            $1,489,762           $198,443            $26,485

--------------- --------------------- ------------------- ------------------- ------------------

1. The  Distributor  advances  concession  payments to dealers for certain sales of Class A shares and for sales of Class B and Class C shares from its own resources at the time of sale.

----------------- -----------------------------------------------------------------------------------------------------

                   Class A Contingent Deferred      Class B Contingent Deferred      Class C Contingent Deferred                                        Class N Contingent Deferred Sales Charges Retained by Distributor
  Fiscal Year       Sales Charges Retained by        Sales Charges Retained by        Sales Charges Retained by
  Ended 10/31              Distributor                      Distributor                      Distributor

----------------- -----------------------------------------------------------------------------------------------------
----------------- ------------------------ -------------------------- ------------------------ ------------------------

      2001                $22,583                  $666,068                   $16,783                    $0

----------------- ------------------------ -------------------------- ------------------------ ------------------------

Distribution  and Service Plans.  The Fund has adopted  Distribution and Service Plans for Class A, Class B, Class C and Class N shares under Rule 12b-1 of the Investment  Company Act. Under those plans the Fund  compensates  the  Distributor  for all or a portion of its costs incurred in connection with the distribution and/or servicing of the shares of the particular class.

         Under the plans, the Manager and the Distributor may make payments to affiliates and, in their sole  discretion,  from time to time,  may use  their  own  resources  to make  payments  (at no  direct  cost to the  Fund) to  brokers,  dealers  or other  financial institutions  for  distribution  and  administrative  services they  perform.  The Manager may use its profits from the advisory fee it receives  from the Fund.  In their sole  discretion,  the  Distributor  and the Manager may increase or decrease the amount of payments they make from their own resources to plan recipients.

         Unless a plan is terminated as described  below,  the plan  continues in effect from year to year but only if the Fund's Board of Directors and its Independent  Directors  specifically vote annually to approve its continuance.  Approval must be by a vote cast in person at a meeting  called for the purpose of voting on  continuing  the plan. A plan may be  terminated  at any time by the vote of a majority of the Independent  Directors or by the vote of the holders of a "majority" (as defined in the Investment  Company Act) of the outstanding shares of that class.

         The Board of  Directors  and the  Independent  Directors  must  approve all  material  amendments  to a plan.  An amendment to increase  materially  the amount of  payments to be made under a plan must be approved  by  shareholders  of the class  affected by the amendment.  Because  Class B shares of the Fund  automatically  convert into Class A shares  after six years,  the Fund must obtain the approval  of both  Class A and Class B  shareholders  for a  proposed  material  amendment  to the Class A plan that  would  materially increase  payments under the plan.  That approval must be by a "majority"  (as defined in the Investment  Company Act) of the shares of each Class, voting separately by class.

         While the plans are in effect,  the Treasurer of the Fund shall provide  separate written reports on the plans to the Board of
Directors at least  quarterly  for its review.  The reports  shall detail the amount of all payments  made under a plan and the purpose for which the payments were made.  Those reports are subject to the review and approval of the Independent Directors.

         Each plan  states  that while it is in  effect,  the  selection  and  nomination  of those  Directors  of the Fund who are not
"interested  persons" of the Fund is committed to the discretion of the  Independent  Directors.  This does not prevent the involvement of others in the  selection  and  nomination  process as long as the final  decision as to  selection  or  nomination  is approved by a majority of the Independent Directors.

         Under the plan for a class,  no payment will be made to any  recipient in any quarter in which the  aggregate  net asset value of all Fund shares of that class held by the  recipient  for itself and its customers  does not exceed a minimum  amount,  if any, that may be set from time to time by a majority of the  Independent  Directors.  The Board of Directors has set no minimum  amount of assets to qualify for payments under the plans.

         |X|  Service  Plans.  Under the service  plans,  the  Distributor  currently  uses the fees it  receives  from the Fund to pay brokers,  dealers  and other  financial  institutions  (they are  referred  to as  "recipients")  for  personal  services  and  account maintenance  services  they provide for their  customers  who hold shares of a particular  Class,  A, B, C or N. The services  include, among others,  answering customer inquiries about the Fund,  assisting in establishing and maintaining accounts in the Fund, making the
Fund's  investment  plans  available  and providing  other  services at the request of the Fund or the  Distributor.  The service plans permits  compensation to the Distributor at a rate of up to 0.25% of average annual net assets of the applicable  class.  The Board has set the rate at that  level.  While the plans  permit the Board to  authorize  payments  to the  Distributor  to  reimburse  itself for services under the plan, the Board has not yet done so. The Distributor  makes payments to plan recipients  quarterly at an annual rate not to exceed  0.25% of the  average  annual net assets  consisting  of shares of the  applicable  class  held in the  accounts  of the recipients or their customers.

         |X| Service and  Distribution  Plan Fees. Under each plan,  service fees and distribution  fees are computed on the average of the net asset value of shares in the respective class,  determined as of the close of each regular business day during the period.  The plans compensate the Distributor at a flat rate for its services and costs in distributing shares and servicing  accounts,  whether the
Distributor's  expenses  are more or less than the  amounts  paid by the Fund  under the plans  during  the period for which the fee is paid. The types of services that  recipients  receive are similar to the services  provided  under the Class A service plan,  described above.

         The plans permit the  Distributor to retain both the  asset-based  sales charges and the service fees or to pay recipients the service fee on a quarterly basis,  without payment in advance.  However,  the Distributor  currently  intends to pay the service fee to recipients in advance for the first year after the shares are purchased.  After the first year shares are outstanding,  the Distributor makes  service fee  payments  quarterly on those  shares.  The advance  payment is based on the net asset value of shares sold.  Shares purchased  by exchange do not qualify for the advance  service fee payment.  If shares are  redeemed  during the first year after their purchase,  the  recipient of the service fees on those  shares will be  obligated  to repay the  Distributor  a pro rata portion of the advance payment of the service fee made on those shares.

         Under the Class A plan, the Distributor  pays the  asset-based  sales charge to brokers,  dealers and financial  institutions.
The Distributor  retains the asset-based  sales charge on Class B and Class N shares.  The  Distributor  retains the asset-based  sales charge on Class C shares during the first year the shares are  outstanding.  It pays the asset-based  sales charge it receives on Class
C shares as an  ongoing  commission  to the  recipient  on Class C shares  outstanding  for a year or more.  If a dealer  has a special agreement with the  Distributor,  the Distributor  will pay the Class B, Class C and/or Class N service fee and the  asset-based  sales charge to the dealer quarterly in lieu of paying the sales commissions and service fee in advance at the time of purchase.

         The  asset-based  sales charges on Class B, Class C and Class N shares allow investors to buy shares without a front-end sales charge while allowing the  Distributor to compensate  dealers that sell those shares.  The Fund pays the  asset-based  sales charges to the Distributor for its services  rendered in distributing  Class A, Class B, Class C and Class N shares.  The payments are made to the
Distributor in recognition that the Distributor:
o        pays sales commissions to authorized brokers and dealers at the time of sale and pays service fees as described above,
o        may finance payment of sales  commissions  and/or the advance of the service fee payment to recipients under the plans, or may provide such financing from its own resources or from the resources of an affiliate,
o        employs personnel to support distribution of shares, and
o        bears the costs of sales  literature,  advertising and prospectuses  (other than those furnished to current  shareholders) and state "blue sky" registration fees and certain other distribution expenses.

o        may not be able to  adequately  compensate  dealers that sell Class B, Class C and Class N shares  without  receiving  payment under the plans and therefore may not be able to offer such Classes for sale absent the plans,
o        receives  payments  under  the  plans  consistent  with  the  service  fees  and  asset-based  sales  charges  paid  by  other non-proprietary funds that change 12b-1 fees,
o        may use the payment under the plan to include the Fund in various  third-party  distribution  programs that may increase sales of Fund shares,
o        may  experience  increased  difficulty  selling the Fund's  shares if payments  under the plan are  discontinued  because most competitor  funds have plans that pay  dealers  for  rendering  distribution  services  as much or more than the  amounts currently being paid by the Fund, and
o        may not be able to  continue  providing,  at the same or at lesser  cost,  the same  quality  distribution  sales  efforts and services, or to obtain such services from brokers and dealers, if the plan payments were to be discontinued.
When  Class B, Class C or Class N shares are sold  without  the  designation  of a  broker-dealer,  the  Distributor  is  automatically designated as the  broker-dealer of record.  In those cases, the Distributor  retains the service fee and asset-based sales charge paid on Class B, Class C and Class N shares.

 -------------------------------------------------------------------------------------------------------------------------

                       Distribution Fees Paid to the Distributor in the Fiscal Year Ended 10/31/01

 -------------------------------------------------------------------------------------------------------------------------
 ------------------- ------------------------ ------------------------- ------------------------ -------------------------

                     Total Payments Under        Amount Retained by

       Class                                                              Distributor's              Distributor's
                                                                        Aggregate Unreimbursed   Unreimbursed Expenses
                      Under Plan1                 Distributor           Expenses Under Plan      as % of Net Assets of
                                                                                                 Class

 ------------------- ------------------------ ------------------------- ------------------------ -------------------------
 ------------------- ------------------------ ------------------------- ------------------------ -------------------------

 Class A Plan              $2,423,419                 $462,677                    N/A                      N/A

 ------------------- ------------------------ ------------------------- ------------------------ -------------------------
 ------------------- ------------------------ ------------------------- ------------------------ -------------------------

                                                                                                          2.46%
 Class B Plan              $3,465,165                $2,681,984               $7,837,872

 ------------------- ------------------------ ------------------------- ------------------------ -------------------------
 ------------------- ------------------------ ------------------------- ------------------------ -------------------------

                                                      $136,939                $1,775,561
 Class C Plan               $849,121                                                                      2.17%

 ------------------- ------------------------ ------------------------- ------------------------ -------------------------
  ------------------- ----------------------- ------------------------- ------------------------ ------------------------

                                                       $1,841                   $45,387
  Class N Plan                $2,150                                                                      1.68%

     Includes amounts paid to an affiliate of the Distributor's  parent company:
$108,654 (Class A), $45,020 (Class B) and $11,765 (Class C), and $0 (Class N).

         All  payments  under the plans are subject to the  limitations  imposed by the Conduct  Rules of the National  Association  of
Securities Dealers, Inc. on payments of asset-based sales charges and service fees.

Performance of the Fund

Explanation  of  Performance  Terminology.  The Fund uses a variety  of terms to  illustrate  its  investment  performance.  hose terms include  "cumulative  total return,"  "average annual total return," "average annual total return at net asset value" and "total return at net asset  value." An  explanation  of how total  returns  are  calculated  is set forth  below.  The  charts  below show the Fund's performance  as of the Fund's most  recent  fiscal  year end.  You can obtain  current  performance  information  by calling the Fund's
Transfer Agent at 1.800.525.7048 or by visiting the OppenheimerFunds Internet web site at http://www.oppenheimerfunds.com.

         The Fund's  illustrations  of its  performance  data in  advertisements  must comply with rules of the Securities and Exchange
Commission.  hose  rules  describe  the types of  performance  data that may be used and how it is to be  calculated.  n  general,  any advertisement  by the Fund of its performance  data must include the average annual total returns for the advertised class of shares of the Fund.  hose  returns  must be shown for the 1-, 5- and 10-year  periods (or the life of the class,  if less)  ending as of the most recently ended calendar quarter prior to the publication of the advertisement (or its submission for publication).

         Use of  standardized  performance  calculations  enables an investor to compare the Fund's  performance to the  performance of other funds for the same periods.  However,  a number of factors should be considered before using the Fund's  performance  information as a basis for comparison with other investments:

         |_| Total returns  measure the  performance  of a  hypothetical  account in the Fund over various  periods and do not show the performance of each shareholder's  account.  Your account's performance will vary from the model performance data if your dividends are received in cash,  or you buy or sell  shares  during the  period,  or you bought  your  shares at a different  time and price than the shares used in the model.
         |_| The Fund's performance returns do not reflect the effect of taxes on dividends and capital gains distributions.
         |_| An investment in the Fund is not insured by the FDIC or any other government agency.
         |_| The  principal  value of the Fund's  shares and total returns are not  guaranteed  and normally will  fluctuate on a daily basis.
         |_| When an investor's shares are redeemed, they may be worth more or less than their original cost.
         |_| Total  returns for any given past period  represent  historical  performance  information  and are not,  and should not be considered, a prediction of future returns.

         The performance of each class of shares is shown  separately,  because the performance of each class of shares will usually be different.  That is because of the different kinds of expenses each class bears.  The total returns of each class of shares of the Fund are affected by market conditions,  the quality of the Fund's investments,  the maturity of debt investments,  the types of investments the Fund holds, and its operating expenses that are allocated to the particular class.

         |X| Total Return  Information.  There are different types of "total returns" to measure the Fund's  performance.  Total return is the change in value of a  hypothetical  investment  in the Fund over a given  period,  assuming that all dividends and capital gains distributions  are  reinvested  in  additional  shares  and that the  investment  is  redeemed  at the end of the  period.  Because  of differences  in expenses for each class of shares,  the total  returns for each class are  separately  measured.  he  cumulative  total return  measures the change in value over the entire period (for example,  ten years).  n average annual total return shows the average rate of return for each year in a period that would  produce the  cumulative  total  return over the entire  period.  However,  average annual total returns do not show actual  year-by-year  performance.  The Fund uses  standardized  calculations for its total returns as prescribed by the SEC. The methodology is discussed below.

         In calculating  total returns for Class A shares,  the current  maximum sales charge of 5.75% (as a percentage of the offering price) is deducted  from the initial  investment  ("P") (unless the return is shown without  sales  charge,  as described  below).  For
Class B shares,  payment of the applicable  contingent  deferred sales charge is applied,  depending on the period for which the return is shown:  5.0% in the first year,  4.0% in the second year,  3.0% in the third and fourth years,  2.0% in the fifth year,  1.0% in the sixth year and none  thereafter.  For Class C shares,  the 1% contingent  deferred  sales charge is deducted for returns for the 1-year period.  For Class N shares,  the 1%  contingent  deferred  sales  charge is  deducted  for returns  for the  life-of-class  periods as applicable. There is no sales charge on Class Y shares.

                  |_| Average  Annual Total Return.  The "average  annual total return" of each class is an average  annual  compounded rate of return for each year in a specified  number of years.  It is the rate of return based on the change in value of a  hypothetical initial  investment  of $1,000  ("P" in the  formula  below)  held for a number of years  ("n" in the  formula)  to  achieve  an Ending
Redeemable Value ("ERV" in the formula) of that investment, according to the following formula:

                                                           ERV - 1 = AVERAGE ANNUAL TOTAL RETURN
                                                          -----
                                                            P

                  |_|  Cumulative  Total  Return.  The  "cumulative  total  return"  calculation  measures  the  change  in  value of a hypothetical  investment  of $1,000 over an entire period of years.  Its  calculation  uses some of the same factors as average  annual total return, but it does not average the rate of return on an annual basis.  Cumulative total return is determined as follows:

                                                           ERV - P = TOTAL RETURN
                                                         ----------
                                                              P

                  |_| Total  Returns at Net Asset Value.  From time to time the Fund may also quote a cumulative  or an average  annual total return "at net asset  value"  (without  deducting  sales  charges)  for Class A, Class B, Class C or Class N shares.  There is no sales  charge on Class Y shares.  Each is based on the  difference  in net asset  value per share at the  beginning  and the end of the period for a hypothetical  investment in that class of shares (without considering  front-end or contingent deferred sales charges) and takes into consideration the reinvestment of dividends and capital gains distributions.

------------------------------------------------------------------------------------------------------------------------

                                The Fund's Total Returns for the Periods Ended 10/31/01

------------------------------------------------------------------------------------------------------------------------
-------------- -------------------------- ------------------------------------------------------------------------------
               Cumulative Total Returns
  Class of       (10 years or Life of                             Average Annual Total Returns
   Shares               Class)
               -------------------------- ------------------------------------------------------------------------------
--------------                            -------------------------- ------------------------- -------------------------
                                                                              5-Year                   10-Year
                                                   1-Year               (or life-of-class)        (or life-of-class)
                                          -------------------------- ------------------------- -------------------------
-------------- ------------- ------------ ----------- -------------- ------------ ------------ ------------ ------------
               After Sales     Without    After          Without        After       Without       After       Without
                  Charge        Sales     Sales       Sales Charge      Sales        Sales        Sales        Sales
                               Charge       Charge                     Charge       Charge       Charge       Charge
-------------- ------------- ------------ ----------- -------------- ------------ ------------ ------------ ------------
-------------- ------------- ------------ ----------- -------------- ------------ ------------ ------------ ------------

Class A1         196.44%       214.53%     -10.68%       -5.23%         5.80%        7.06%       11.48%       12.14%

-------------- ------------- ------------ ----------- -------------- ------------ ------------ ------------ ------------
-------------- ------------- ------------ ----------- -------------- ------------ ------------ ------------ ------------

Class B2         126.68%       126.68%     -10.42%       -5.83%         6.12%        6.44%       10.54%       10.54%

-------------- ------------- ------------ ----------- -------------- ------------ ------------ ------------ ------------
-------------- ------------- ------------ ----------- -------------- ------------ ------------ ------------ ------------

Class C3         123.52%       123.52%      -6.74%       -5.82%         6.46%        6.46%       10.35%       10.35%

-------------- ------------- ------------ ----------- -------------- ------------ ------------ ------------ ------------
-------------- ------------- ------------ ----------- -------------- ------------ ------------ ------------ ------------

Class N4         -11.14%       -10.25%       N/A           N/A           N/A          N/A          N/A          N/A

-------------- ------------- ------------ ----------- -------------- ------------ ------------ ------------ ------------
-------------- ------------- ------------ ----------- -------------- ------------ ------------ ------------ ------------

Class Y5           N/A         41.28%        N/A         -4.50%          N/A         7.35%         N/A          N/A

-------------- ------------- ------------ ----------- -------------- ------------ ------------ ------------ ------------

1. Inception of Class A:   4/30/80
2. Inception of Class B:   9/1/93
3. Inception of Class C:   9/1/93
4. Inception of Class N: 3/1/01
5. Inception of Class Y:   12/16/96

Other  Performance  Comparisons.  The Fund compares its  performance  annually to that of an appropriate  broadly based market index in its Annual Report to  shareholders.  You can obtain that  information  by contacting  the Transfer  Agent at the addresses or telephone numbers shown on the cover of this  Statement of Additional  Information.  The Fund may also compare its  performance  to that of other investments,  including  other mutual funds,  or use rankings of its  performance by independent  ranking  entities.  Examples of these performance comparisons are set forth below.

         |X| Lipper  Rankings.  From time to time the Fund may  publish  the  ranking of the  performance  of its  classes of shares by
Lipper,  Inc. Lipper is a widely-recognized  independent mutual fund monitoring  service.  Lipper monitors the performance of regulated investment  companies,  including the Fund,  and ranks their  performance  for various  periods  based on stated fund  classifications.
Lipper currently ranks the Fund's  performance  against all other large-cap value funds. The Lipper  performance  rankings are based on total returns that include the reinvestment of capital gain  distributions  and income dividends but do not take sales charges or taxes into consideration.

         |X|  Morningstar  Rankings.  From time to time the Fund may publish the ranking  and/or star rating of the  performance of its classes of shares by Morningstar,  Inc., an independent  mutual fund monitoring  service.  Morningstar  rates and ranks mutual funds in broad investment  categories:  domestic stock funds,  international stock funds,  taxable bond funds and municipal bond funds. The Fund is included among domestic stock funds.

         Morningstar  proprietary star rankings reflect historical  risk-adjusted  total investment return. For each fund with at least a three-year  history,  Morningstar  calculates a Morningstar  RatingTM  metric each month by  subtracting  the return on a 90-day U.S.
Treasury Bill from the fund's  load-adjusted  return for the same period,  and then  adjusting this excess return for risk. The top 10%
of funds in each broad asset  class  receive 5 stars,  the next 22.5%  receive 4 stars,  the next 35%  receive 3 stars,  the next 22.5%
receive 2 stars and the bottom 10% receive 1 star.  The Overall  Morningstar  Rating for a fund is derived  from a weighted  average of the performance figures associated with its three-, five- and ten-year (if applicable) Morningstar Ratings metrics.

         The Fund may also  compare its total return  ranking to that of other funds in its  Morningstar  category,  in addition to its star ratings.  Those total return  rankings are  percentages  from one percent to one hundred  percent and are not risk  adjusted.  For example, if a Fund is in the 94th percentile, that means that 94% of the Fund's in the same category performed better than it did.

         |X|  Performance  Rankings and Comparisons by Other Entities and  Publications.  From time to time the Fund may include in its advertisements  and sales literature  performance  information about the Fund cited in newspapers and other periodicals such as The New
York Times,  The Wall Street Journal,  Barron's,  or similar  publications.  That information may include  performance  quotations from other sources,  including  Lipper and  Morningstar.  The performance of the Fund's classes of shares may be compared in publications to the performance of various market indices or other  investments,  and averages,  performance  rankings or other benchmarks  prepared by recognized mutual fund statistical services.

         Investors  may also wish to compare  the  returns  on the Fund's  share  classes  to the  return on  fixed-income  investments available from banks and thrift institutions.  Those include  certificates of deposit,  ordinary  interest-paying  checking and savings accounts,  and other forms of fixed or variable time deposits,  and various other  instruments  such as Treasury  bills.  However,  the
Fund's  returns and share price are not  guaranteed  or insured by the FDIC or any other agency and will  fluctuate  daily,  while bank depository  obligations  may be insured by the FDIC and may  provide  fixed  rates of return.  Repayment  of  principal  and payment of interest on Treasury securities is backed by the full faith and credit of the U.S. Government.

         From time to time, the Fund may publish  rankings or ratings of the Manager or Transfer  Agent,  and of the investor  services provided by them to  shareholders of the Oppenheimer  funds,  other than  performance  rankings of the  Oppenheimer  funds  themselves.
Those ratings or rankings of  shareholder  and investor  services by third parties may include  comparisons  of their services to those provided by other mutual fund families  selected by the rating or ranking  services.  They may be based upon the opinions of the rating or ranking service itself, using its research or judgment, or based upon surveys of investors, brokers, shareholders or others.

         From  time to time the Fund may  include  in its  advertisements  and  sales  literature  the total  return  performance  of a hypothetical  investment  account that includes shares of the Fund and other Oppenheimer  funds. The combined account may be part of an illustration of an asset  allocation model or similar  presentation.  The account  performance may combine total return  performance of the Fund and the total return  performance of other  Oppenheimer  funds included in the account.  Additionally,  from time to time, the
Fund's  advertisements  and sales  literature  may  include,  for  illustrative  or  comparative  purposes,  statistical  data or other information about general or specific market and economic conditions. That may include, for example:
o        information about the performance of certain securities or commodities markets or segments of those markets,
o        information about the performance of the economies of particular countries or regions,
o        the earnings of companies included in segments of particular industries, sectors, securities markets, countries or regions,
o        the availability of different types of securities or offerings of securities,
o        information relating to the gross national or gross domestic product of the United States or other countries or regions,
o        comparisons of various market sectors or indices to demonstrate performance, risk, or other characteristics of the Fund.

---------------------------------------------------------------------------------------------------------------------------------------

A B O U T  Y O U R  A C C O U N T
---------------------------------------------------------------------------------------------------------------------------------------

How to Buy Shares

         Additional  information is presented  below about the methods that can be used to buy shares of the Fund.  Appendix C contains more information about the special sales charge  arrangements  offered by the Fund, and the circumstances in which sales charges may be reduced or waived for certain classes of investors.

AccountLink.  When shares are  purchased  through  AccountLink,  each  purchase  must be at least $25.  Shares will be purchased on the regular  business day the  Distributor  is  instructed  to initiate the Automated  Clearing  House ("ACH")  transfer to buy the shares.
Dividends  will begin to accrue on shares  purchased  with the proceeds of ACH transfers on the business day the Fund receives  Federal
Funds for the purchase  through the ACH system before the close of The New York Stock  Exchange.  The Exchange  normally closes at 4:00
P.M.,  but may close earlier on certain  days.  If Federal  Funds are received on a business day after the close of the  Exchange,  the shares will be purchased  and  dividends  will begin to accrue on the next regular  business  day.  The proceeds of ACH  transfers  are normally  received by the Fund 3 days after the transfers are  initiated.  The  Distributor  and the Fund are not  responsible  for any delays in purchasing shares resulting from delays in ACH transmissions.

Reduced Sales Charges.  As discussed in the  Prospectus,  a reduced sales charge rate may be obtained for Class A shares under Right of
Accumulation  and Letters of Intent  because of the economies of sales efforts and reduction in expenses  realized by the  Distributor, dealers and brokers  making such sales.  No sales  charge is imposed in certain  other  circumstances  described  in Appendix C to this
Statement of Additional Information because the Distributor or dealer or broker incurs little or no selling expenses.

         |X|  Right of Accumulation.  To qualify for the lower sales charge rates that apply to larger purchases of Class A shares, you and your spouse can add together:
Class A and Class B shares you purchase for your individual accounts (including IRAs and 403(b) plans), or for your joint accounts,
                                                                     -----------                       -

     or for trust or custodial accounts on behalf of your children who are minors, and

Current purchases of Class A and Class B shares of the Fund and other Oppenheimer funds to reduce the sales charge rate that applies to current purchases of Class A shares, and

Class A and Class B shares of Oppenheimer funds you previously purchased subject to an initial or contingent deferred sales charge to reduce the sales charge rate for current purchases of Class A shares, provided that you still hold your investment in one of the
     Oppenheimer funds.

         A fiduciary can count all shares  purchased for a trust,  estate or other  fiduciary  account  (including one or more employee benefit plans of the same employer) that has multiple  accounts.  The Distributor will add the value, at current offering price, of the shares you  previously  purchased and currently own to the value of current  purchases to determine the sales charge rate that applies.
The reduced sales charge will apply only to current purchases. You must request it when you buy shares.

         |X| The  Oppenheimer  Funds.  The Oppenheimer  funds are those mutual funds for which the Distributor  acts as the distributor or the sub-distributor and currently include the following:

Oppenheimer Bond Fund                                   Oppenheimer Municipal Bond Fund
Oppenheimer California Municipal Fund                   Oppenheimer New York Municipal Fund
Oppenheimer Capital Appreciation Fund                   Oppenheimer New Jersey Municipal Fund
Oppenheimer Capital Preservation Fund                   Oppenheimer Pennsylvania Municipal Fund
Oppenheimer Capital Income Fund                         Oppenheimer Quest Balanced Value Fund
Oppenheimer Champion Income Fund                        Oppenheimer Quest Capital Value Fund
Oppenheimer Concentrated Growth Fund                    Oppenheimer Quest Global Value Fund
Oppenheimer Convertible Securities Fund                 Oppenheimer Quest Opportunity Value Fund
Oppenheimer Developing Markets Fund                     Oppenheimer Quest Value Fund, Inc.
Oppenheimer Disciplined Allocation Fund                 Oppenheimer Real Asset Fund
Oppenheimer Discovery Fund                              Oppenheimer Rochester National Municipals
Oppenheimer Emerging Growth Fund                        Oppenheimer Senior Floating Rate Fund
Oppenheimer Emerging Technologies Fund                  Oppenheimer Small Cap Value Fund
Oppenheimer Enterprise Fund                             Oppenheimer Special Value Fund
Oppenheimer Europe Fund                                 Oppenheimer Strategic Income Fund
Oppenheimer Global Fund                                 Oppenheimer Total Return Fund
Oppenheimer Global Growth and Income Fund               Oppenheimer Trinity Core Fund
Oppenheimer Gold and Special Minerals Fund              Oppenheimer Trinity Large Cap Growth Fund
Oppenheimer Growth Fund                                 Oppenheimer Trinity Value Fund
Oppenheimer High Yield Fund                             Oppenheimer U.S. Government Fund
Oppenheimer Intermediate Municipal Fund                 Oppenheimer Value Fund
Oppenheimer International Bond Fund                     Limited-Term New York Municipal Fund
Oppenheimer International Growth Fund                   Rochester Fund Municipals
Oppenheimer International Small Company Fund            OSM1 - Gartmore Millennium Growth Fund
Oppenheimer Limited Term Government Fund                OSM1 - Jennison Growth Fund
Oppenheimer Main Street Growth and Income Fund          OSM1 - Mercury Advisors S and P 500 Index
Oppenheimer Main Street Opportunity Fund                OSM1 - Mercury Advisors Focus Growth Fund
Oppenheimer Main Street Small Cap Fund                  OSM1 - QM Active Balanced Fund
Oppenheimer MidCap Fund                                 OSM1 - Salomon Brothers Capital Fund
Oppenheimer Multiple Strategies Fund

and the following money market funds:

Centennial America Fund, L. P.                                Centennial New York Tax Exempt Trust
Centennial California Tax Exempt Trust                        Centennial Tax Exempt Trust
Centennial Government Trust                                   Oppenheimer Cash Reserves
Centennial Money Market Trust                                 Oppenheimer Money Market Fund, Inc.
1 - "OSM" stands for Oppenheimer Select Managers

         There is an initial  sales charge on the purchase of Class A shares of each of the  Oppenheimer  funds except the money market funds. Under certain circumstances described in this Statement of Additional  Information,  redemption proceeds of certain money market fund shares may be subject to a contingent deferred sales charge.

         |X|  Letters of Intent.  Under a Letter of Intent,  if you  purchase  Class A shares or Class A and Class B shares of the Fund and other  Oppenheimer  funds during a 13-month period,  you can reduce the sales charge rate that applies to your purchases of Class A shares.  The total amount of your  intended  purchases of both Class A and Class B shares will  determine the reduced sales charge rate for the Class A shares purchased during that period.  You can include purchases made up to 90 days before the date of the Letter.

         A Letter of Intent is an investor's  statement in writing to the  Distributor  of the intention to purchase  Class A shares or
Class A and Class B shares of the Fund (and other Oppenheimer  funds) during a 13-month period (the "Letter of Intent period").  At the investor's  request,  this may include  purchases made up to 90 days prior to the date of the Letter.  The Letter states the investor's intention to make the aggregate  amount of purchases of shares which,  when added to the investor's  holdings of shares of those funds, will equal or exceed the amount  specified in the Letter.  Purchases  made by  reinvestment  of dividends or  distributions  of capital gains and purchases made at net asset value without sales charge do not count toward satisfying the amount of the Letter.

         A Letter  enables an investor to count the Class A and Class B shares  purchased  under the Letter to obtain the reduced sales charge rate on purchases of Class A shares of the Fund (and other  Oppenheimer  funds) that applies under the Right of  Accumulation to current  purchases of Class A shares.  Each purchase of Class A shares under the Letter will be made at the offering  price  (including the sales charge) that applies to a single lump-sum purchase of shares in the amount intended to be purchased under the Letter.

         In submitting a Letter, the investor makes no commitment to purchase shares.  However,  if the investor's  purchases of shares within the Letter of Intent period,  when added to the value (at offering  price) of the investor's  holdings of shares on the last day of that period, do not equal or exceed the intended  purchase amount,  the investor agrees to pay the additional amount of sales charge applicable  to such  purchases.  That amount is  described in "Terms of Escrow,"  below (those terms may be amended by the  Distributor from time to time).  The investor  agrees that shares equal in value to 5% of the  intended  purchase  amount will be held in escrow by the  Transfer  Agent  subject  to the Terms of Escrow.  Also,  the  investor  agrees to be bound by the terms of the  Prospectus,  this
Statement of Additional  Information and the Application used for a Letter of Intent.  If those terms are amended,  as they may be from time to time by the Fund, the investor agrees to be bound by the amended terms and that those  amendments will apply  automatically  to existing Letters of Intent.

         If the total eligible  purchases made during the Letter of Intent period do not equal or exceed the intended  purchase amount, the  commissions  previously  paid to the dealer of record for the account and the amount of sales charge  retained by the  Distributor will be adjusted to the rates  applicable to actual total  purchases.  If total eligible  purchases  during the Letter of Intent period exceed the intended  purchase  amount and exceed the amount needed to qualify for the next sales charge rate reduction set forth in the
Prospectus,  the sales  charges  paid will be  adjusted  to the lower rate.  That  adjustment  will be made only if and when the dealer returns to the  Distributor the excess of the amount of commissions  allowed or paid to the dealer over the amount of commissions  that apply to the actual  amount of  purchases.  The excess  commissions  returned to the  Distributor  will be used to purchase  additional shares  for the  investor's  account  at the net asset  value per share in  effect  on the date of such  purchase,  promptly  after the
Distributor's receipt thereof.

         The  Transfer  Agent  will not hold  shares in escrow  for  purchases  of  shares of the Fund and other  Oppenheimer  funds by
OppenheimerFunds  prototype  401(k) plans under a Letter of Intent.  If the intended  purchase  amount under a Letter of Intent entered into by an  OppenheimerFunds  prototype 401(k) plan is not purchased by the plan by the end of the Letter of Intent period,  there will be no adjustment of  commissions  paid to the  broker-dealer  or financial  institution of record for accounts held in the name of that plan.

         In determining  the total amount of purchases made under a Letter,  shares  redeemed by the investor prior to the  termination of the Letter of Intent  period will be deducted.  It is the  responsibility  of the dealer of record and/or the investor to advise the
Distributor  about the  Letter in placing  any  purchase  orders for the  investor  during  the  Letter of Intent  period.  All of such purchases must be made through the Distributor.

         |_|  Terms of Escrow That Apply to Letters of Intent.

1.       Out of the initial  purchase (or  subsequent  purchases if necessary)  made pursuant to a Letter,  shares of the Fund equal in value up to 5% of the intended  purchase  amount  specified in the Letter shall be held in escrow by the Transfer  Agent.  For example, if the intended  purchase amount is $50,000,  the escrow shall be shares valued in the amount of $2,500 (computed at the offering price adjusted for a $50,000  purchase).  Any  dividends  and capital  gains  distributions  on the  escrowed  shares will be credited to the investor's account.

2.       If the total minimum  investment  specified under the Letter is completed within the  thirteen-month  Letter of Intent period, the escrowed shares will be promptly released to the investor.

         3.    If, at the end of the  thirteen-month  Letter of Intent period the total purchases  pursuant to the Letter are less than the intended  purchase  amount  specified in the Letter,  the investor must remit to the  Distributor an amount equal to the difference between  the dollar  amount of sales  charges  actually  paid and the amount of sales  charges  which would have been paid if the total amount  purchased  had been made at a single  time.  That  sales  charge  adjustment  will apply to any  shares  redeemed  prior to the completion of the Letter.  If the  difference in sales charges is not paid within twenty days after a request from the  Distributor  or the dealer,  the Distributor  will,  within sixty days of the expiration of the Letter,  redeem the number of escrowed shares necessary to realize such  difference  in sales  charges.  Full and  fractional  shares  remaining  after such  redemption  will be released from escrow.  If a request is received to redeem  escrowed  shares prior to the payment of such  additional  sales charge,  the sales charge will be withheld from the redemption proceeds.

         4.    By signing the Letter,  the investor  irrevocably  constitutes  and appoints the Transfer Agent as  attorney-in-fact  to surrender for redemption any or all escrowed shares.

1.       The shares  eligible  for purchase  under the Letter (or the holding of which may be counted  toward  completion  of a Letter)
         include:
(a)      Class A shares sold with a front-end sales charge or subject to a Class A contingent deferred sales charge,
(b)      Class B shares of other Oppenheimer funds acquired subject to a contingent deferred sales charge, and
(c)      Class A or Class B shares  acquired by exchange of either (1) Class A shares of one of the other  Oppenheimer  funds that were acquired subject to a Class A initial or contingent  deferred sales charge or (2) Class B shares of one of the other Oppenheimer funds that were acquired subject to a contingent deferred sales charge.

         6.    Shares held in escrow  hereunder  will  automatically  be  exchanged  for shares of another fund to which an exchange is requested,  as described in the section of the Prospectus  entitled "How to Exchange Shares" and the escrow will be transferred to that other fund.

Asset  Builder  Plans.  To  establish  an Asset  Builder  Plan to buy shares  directly  from a bank  account,  you must enclose a check
(minimum $25) for the initial  purchase with your  application.  Shares purchased by Asset Builder Plan payments from bank accounts are subject  to  the  redemption  restrictions  for  recent  purchases  described  in the  Prospectus.  Asset  Builder  Plans  also  enable shareholders of Oppenheimer Cash Reserves to use their fund account to make monthly  automatic  purchases of shares of up to four other
Oppenheimer funds.

         If you make payments from your bank account to purchase shares of the Fund,  your bank account will be debited  automatically.
Normally,  the debit will be made two  business  days prior to the  investment  dates you  selected  in your  Application.  Neither the
Distributor,  the Transfer Agent nor the Fund shall be  responsible  for any delays in purchasing  shares  resulting from delays in ACH transmissions.

         Before initiating Asset Builder  payments,  obtain a prospectus of the selected fund(s) from the Distributor or your financial advisor and request an  application  from the  Distributor,  complete it and return it. The amount of the Asset Builder  investment may be changed or the automatic  investments  may be terminated at any time by writing to the Transfer  Agent.  The Transfer Agent requires a reasonable  period  (approximately  15 days) after receipt of such  instructions  to implement  them.  The Fund reserves the right to amend, suspend, or discontinue offering Asset Builder plans at any time without prior notice.

Retirement  Plans.  Certain  types of retirement  plans are entitled to purchase  shares of the Fund without sales charge or at reduced sales charge rates, as described in Appendix C to this Statement of Additional  Information.  Certain special sales charge arrangements described in that Appendix apply to retirement  plans whose records are maintained on a daily  valuation  basis by Merrill Lynch Pierce
Fenner & Smith, Inc. or an independent  record keeper that has a contract or special  arrangement with Merrill Lynch ("Merrill Lynch").
If on the date the plan sponsor signed the Merrill Lynch record keeping  service  agreement the plan has less than $3 million in assets
(other than assets  invested in money market funds)  invested in applicable  investments,  then the  retirement  plan may purchase only
Class B shares of the  Oppenheimer  funds.  Any retirement  plans in that category that currently  invest in Class B shares of the Fund will have their Class B shares converted to Class A shares of the Fund when the plan's applicable investments reach $5 million.

Cancellation  of  Purchase  Orders.  Cancellation  of purchase  orders for the Fund's  shares (for  example,  when a purchase  check is returned to the Fund unpaid)  causes a loss to be incurred  when the net asset value of the Fund's shares on the  cancellation  date is less than on the  purchase  date.  That loss is equal to the amount of the decline in the net asset value per share  multiplied  by the number of shares in the purchase  order.  The investor is  responsible  for that loss. If the investor fails to compensate the Fund for the loss,  the  Distributor  will do so. The Fund may reimburse the  Distributor  for that amount by redeeming  shares from any account registered in that investor's name, or the Fund or the Distributor may seek other redress.

Classes of  Shares.  Each  class of shares of the Fund  represents  an  interest  in the same  portfolio  of  investments  of the Fund.
However,  each class has different  shareholder  privileges  and  features.  The net income  attributable  to a class of shares and the dividends payable on a class of shares will be reduced by incremental  expenses borne solely by that class.  Those expenses include the asset-based sales charges to which Class A, Class B, Class C and Class N are subject.

         The  availability  of different  classes of shares permits an investor to choose the method of purchasing  shares that is more appropriate for the investor.  That may depend on the amount of the purchase,  the length of time the investor  expects to hold shares, and other  relevant  circumstances.  Class A shares  normally are sold subject to an initial sales  charge.  While Class B, Class C and
Class N shares have no initial sales charge,  the purpose of the deferred sales charge and  asset-based  sales charge on Class B, Class
C and Class N shares is the same as that of the initial sales charge on Class A shares - to  compensate  the  Distributor  and brokers, dealers and financial  institutions  that sell shares of the Fund. A salesperson  who is entitled to receive  compensation  from his or her firm for selling Fund shares may receive different levels of compensation for selling one class of shares rather than another.

         The  Distributor  will not  accept any order in the  amount of  $500,000  or more for Class B shares or $1 million or more for
Class C shares on behalf of a single investor (not including dealer "street name" or omnibus  accounts).  That is because  generally it will be more advantageous for that investor to purchase Class A shares of the Fund.

|X|      Class A Shares Subject to a Contingent Deferred Sales Charge. For purchases of
Class A shares subject to a contingent  deferred sales charge as described in the Prospectus,  no sales concessions will be paid to the broker-dealer of record, as described in the Prospectus,  on sales of Class A shares with the redemption  proceeds of shares of another mutual fund offered as an investment  option in a retirement  plan in which  Oppenheimer  funds are also offered as investment  options under a special  arrangement  with the Distributor,  if the purchase occurs more than 30 days after the Oppenheimer  funds are added as an investment option under that plan.  Additionally,  that concession will not be paid on purchases of shares by a retirement plan made with the redemption proceeds of Class N shares of one or more Oppenheimer funds held by the plan for more than 18 months.

         |X| Class B Conversion.  Under current  interpretations  of applicable federal income tax law by the Internal Revenue Service, the  conversion  of Class B shares to Class A shares after six years is not treated as a taxable  event for the  shareholder.  If those laws or the IRS  interpretation  of those laws should change,  the automatic  conversion  feature may be suspended.  In that event,  no further  conversions  of Class B shares would occur while that  suspension  remained in effect.  Although  Class B shares could then be exchanged for Class A shares on the basis of relative net asset value of the two classes,  without the  imposition of a sales charge or fee, such exchange could  constitute a taxable event for the  shareholder,  and absent such exchange,  Class B shares might continue to be subject to the asset-based sales charge for longer than six years.

|X|      Availability of Class N Shares. to certain customers of broker-dealers and financial advisors that are identified in a special agreement between the broker-dealer or financial advisor and the Distributor for that purpose.

              The sales concession and the advance of the service fee, as described in the Prospectus, will not be paid to dealers of record on sales of Class N shares on:
o        purchases of Class N shares in amounts of $500,000 or more by a retirement plan that pays for the purchase with the redemption proceeds of Class A shares of one or more Oppenheimer funds (other than rollovers from an
                  OppenheimerFunds-sponsored Pinnacle or Ascender 401(k) plan to any IRA invested in the Oppenheimer funds),
o        purchases of Class N shares in amounts of $500,000 or more by a retirement plan that pays for the purchase with the redemption proceeds of  Class C shares of one or more Oppenheimer funds held by the plan for more than one year
                  (other than rollovers from an OppenheimerFunds-sponsored Pinnacle or Ascender 401(k) plan to any IRA invested in the
                  Oppenheimer funds), and
o        on purchases of Class N shares by an OppenheimerFunds-sponsored Pinnacle or Ascender 401(k) plan made with the redemption proceeds of Class A shares of one or more Oppenheimer funds.

         |X|  Allocation of Expenses.  The Fund pays  expenses  related to its daily  operations,  such as custodian  fees,  Directors'
fees,  transfer  agency  fees,  legal fees and  auditing  costs.  Those  expenses  are paid out of the  Fund's  assets and are not paid directly by  shareholders.  However,  those  expenses  reduce the net asset value of shares,  and  therefore  are  indirectly  borne by shareholders through their investment.

         The methodology for calculating the net asset value,  dividends and  distributions of the Fund's share classes  recognizes two types of expenses.  General  expenses  that do not pertain  specifically  to any one class are  allocated pro rata to the shares of all classes.  The allocation is based on the  percentage of the Fund's total assets that is  represented  by the assets of each class,  and then equally to each outstanding  share within a given class.  Such general expenses include  management fees,  legal,  bookkeeping and audit fees, printing and mailing costs of shareholder reports,  Prospectuses,  Statements of Additional Information and other materials for current shareholders,  fees to unaffiliated Directors,  custodian expenses, share issuance costs,  organization and start-up costs, interest, taxes and brokerage commissions, and non-recurring expenses, such as litigation costs.

         Other expenses that are directly  attributable to a particular class are allocated  equally to each  outstanding  share within that class.  Examples of such expenses  include  distribution and service plan (12b-1) fees,  transfer and shareholder  servicing agent fees and expenses, and shareholder meeting expenses (to the extent that such expenses pertain only to a specific class).

Determination  of Net Asset Values Per Share.  The net asset values per share of each class of shares of the Fund are  determined as of the close of business of The New York Stock  Exchange on each day that the Exchange is open.  The  calculation  is done by dividing the value of the Fund's net assets  attributable  to a class by the  number of shares of that  class  that are  outstanding.  The  Exchange normally closes at 4:00 P.M., New York time, but may close earlier on some other days (for example,  in case of weather  emergencies or on days falling before a U.S.  holiday).  The Exchange's  most recent annual  announcement  (which is subject to change) states that it will close on New Year's Day,  Presidents' Day, Martin Luther King, Jr. Day, Good Friday,  Memorial Day,  Independence  Day, Labor Day,
Thanksgiving Day and Christmas Day.  It may also close on other days.

         Dealers  other than  Exchange  members  may  conduct  trading in certain  securities  on days on which the  Exchange is closed
(including  weekends and U.S.  holidays) or after 4:00 P.M. on a regular  business day. Because the Fund's net asset values will not be calculated  on those days some of the Fund's net asset value per share may be  significantly  affected  on such days when  shareholders may not purchase or redeem shares.  Additionally,  trading on European and Asian stock exchanges and over-the-counter  markets normally is completed before the close of The New York Stock Exchange.

         Changes in the values of securities  traded on foreign  exchanges or markets as a result of events that occur after the prices of those  securities  are  determined,  but  before  the close of The New York  Stock  Exchange,  will not be  reflected  in the Fund's calculation  of its net asset  values that day unless the Manager  determines  that the event is likely to effect a material  change in the value of the security.  If such determination is made, the Manager,  acting through an internal valuation  committee will establish a valuation for such security subject to approval, ratification and confirmation by the Board at its ensuing meeting.

         |X|  Securities  Valuation.  The  Fund's  Board of  Directors  has  established  procedures  for the  valuation  of the Fund's securities. In general those procedures are as follows:

         |_|  Equity securities traded on a U.S. securities exchange or on NASDAQ are valued as follows:
                  (1) if last  sale  information  is  regularly  reported,  they are  valued  at the last  reported  sale  price on the principal exchange on which they are traded or on NASDAQ, as applicable, on that day, or
(2)      if last sale  information is not available on a valuation  date, they are valued at the last reported sale price preceding the valuation  date if it is within the spread of the closing "bid" and "asked"  prices on the valuation  date or, if not,  at the closing "bid" price on the valuation date.

|_|      Equity securities traded on a foreign securities exchange generally are valued in one of the following ways:

                  (1) at the last sale price available to the pricing service approved by the Board of Directors, or
                  (2) at the last sale price  obtained by the Manager from the report of the  principal  exchange on which the security is traded at its last trading session on or immediately before the valuation date, or
                  (3) at the mean between the "bid" and "asked"  prices  obtained from the principal  exchange on which the security is traded or, on the basis of reasonable inquiry, from two market makers in the security.

         |_|  Long-term  debt  securities  having a remaining  maturity in excess of 60 days are valued  based on the mean  between the
"bid" and "asked"  prices  determined  by a portfolio  pricing  service  approved by the Fund's  Board of  Directors or obtained by the
Manager from two active market makers in the security on the basis of reasonable inquiry.

|_|      The  following  securities  are valued at the mean  between  the "bid" and  "asked"  prices  determined  by a pricing  service approved by the Fund's Board of Directors  or obtained by the Manager  from two active  market  makers in the security on the basis of reasonable inquiry:
                  (1) debt instruments that have a maturity of more than 397 days when issued,
                  (2) debt instruments  that had a maturity of 397 days or less when issued and have a remaining  maturity of more than
                      60 days, and
                  (3) non-money  market  debt  instruments  that had a  maturity  of 397 days or less  when  issued  and  which  have a remaining maturity of 60 days or less.

         |_|  The following securities are valued at cost, adjusted for amortization of premiums and accretion of discounts:
                  (1) money  market  debt  securities  held by a  non-money  market fund that had a maturity of less than 397 days when issued that have a remaining maturity of 60 days or less, and
                  (2) debt instruments held by a money market fund that have a remaining maturity of 397 days or less.

         |_| Securities  (including  restricted  securities) not having  readily-available  market  quotations are valued at fair value determined  under the Board's  procedures.  If the Manager is unable to locate two market makers willing to give quotes, a security may be priced at the mean between the "bid" and "asked"  prices  provided by a single  active  market maker (which in certain  cases may be the "bid" price if no "asked" price is available).

         In the case of U.S. Government  securities,  mortgage-backed  securities,  corporate bonds and foreign government  securities, when last sale information is not generally  available,  the Manager may use pricing services  approved by the Board of Directors.  The pricing  service may use "matrix"  comparisons  to the prices for comparable  instruments on the basis of quality,  yield and maturity.
Other special factors may be involved (such as the tax-exempt  status of the interest paid by municipal  securities).  The Manager will monitor the accuracy of the pricing  services.  That  monitoring may include  comparing  prices used for portfolio  valuation to actual sales prices of selected securities.

         The closing prices in the London foreign  exchange  market on a particular  business day that are provided to the Manager by a bank,  dealer or pricing service that the Manager has determined to be reliable are used to value foreign  currency,  including forward contracts, and to convert to U.S. dollars securities that are denominated in foreign currency.

         Puts,  calls,  and futures are valued at the last sale price on the principal  exchange on which they are traded or on NASDAQ, as applicable,  as determined by a pricing  service  approved by the Board of Directors or by the Manager.  If there were no sales that day,  they shall be valued at the last sale price on the  preceding  trading  day if it is within the spread of the  closing  "bid" and
"asked"  prices on the principal  exchange or on NASDAQ on the valuation  date. If not, the value shall be the closing bid price on the principal  exchange or on NASDAQ on the  valuation  date.  If the put,  call or future is not traded on an  exchange  or on NASDAQ,  it shall be valued by the mean between "bid" and "asked" prices  obtained by the Manager from two active market  makers.  In certain cases that may be at the "bid" price if no "asked" price is available.

         When the Fund writes an option,  an amount  equal to the premium  received is included in the Fund's  Statement  of Assets and
Liabilities as an asset. An equivalent  credit is included in the liability  section.  The credit is adjusted  ("marked-to-market")  to reflect the current market value of the option.  In determining  the Fund's gain on  investments,  if a call or put written by the Fund is exercised,  the proceeds are increased by the premium  received.  If a call or put written by the Fund expires,  the Fund has a gain in the amount of the  premium.  If the Fund enters  into a closing  purchase  transaction,  it will have a gain or loss,  depending  on whether the premium  received  was more or less than the cost of the closing  transaction.  If the Fund  exercises a put it holds,  the amount the Fund receives on its sale of the underlying investment is reduced by the amount of premium paid by the Fund.

How to Sell Shares

         The information below supplements the items and conditions for redeeming shares set forth in the prospectuses.

Reinvestment Privilege.  Within six months of a redemption, a shareholder may reinvest all or part of the redemption proceeds of:
         |_| Class A shares  purchased  subject to an  initial  sales  charge or Class A shares on which a  contingent  deferred  sales charge was paid, or
         |_|  Class B shares that were subject to the Class B contingent deferred sales charge when redeemed.

         The  reinvestment  may be made without sales charge only in Class A shares of the Fund or any of the other  Oppenheimer  funds into which shares of the Fund are  exchangeable as described in "How to Exchange Shares" below.  Reinvestment  will be at the net asset value next computed after the Transfer Agent receives the  reinvestment  order.  The  shareholder  must ask the Transfer Agent for that privilege at the time of  reinvestment.  This  privilege  does not apply to Class C or Class Y shares.  The Fund may amend,  suspend or cease  offering  this  reinvestment  privilege  at any time as to shares  redeemed  after  the date of such  amendment,  suspension  or cessation.

         Any capital gain that was  realized  when the shares were  redeemed is taxable,  and  reinvestment  will not alter any capital gains  tax  payable  on that  gain.  If  there  has  been a  capital  loss on the  redemption,  some or all of the  loss may not be tax deductible,  depending on the timing and amount of the  reinvestment.  Under the Internal  Revenue Code, if the redemption  proceeds of
Fund shares on which a sales charge was paid are  reinvested in shares of the Fund or another of the  Oppenheimer  funds within 90 days of payment of the sales  charge,  the  shareholder's  basis in the shares of the Fund that were  redeemed may not include the amount of the sales charge paid.  That would reduce the loss or increase the gain recognized from the redemption.  However, in that case the sales charge would be added to the basis of the shares acquired by the reinvestment of the redemption proceeds.

Payments "In Kind". The Prospectus  states that payment for shares tendered for redemption is ordinarily made in cash.  However,  under certain  circumstances  the Board of Directors of the Fund may  determine  that it would be  detrimental  to the best  interests of the remaining  shareholders  of the Fund to make payment of a redemption  order  wholly or partly in cash.  In that case,  the Fund may pay the redemption  proceeds in whole or in part by a distribution  "in kind" of liquid  securities from the portfolio of the Fund, in lieu of cash.

         The Fund has elected to be governed by Rule 18f-1 under the  Investment  Company Act.  Under that rule,  the Fund is obligated to redeem  shares  solely in cash up to the lesser of $250,000 or 1% of the net assets of the Fund during any 90-day period for any one shareholder.  If shares are redeemed in kind, the redeeming  shareholder might incur brokerage or other costs in selling the securities for cash.  The Fund will value  securities  used to pay  redemptions in kind using the same method the Fund uses to value its portfolio securities  described  above under  "Determination  of Net Asset  Values Per  Share."  That  valuation  will be made as of the time the redemption price is determined.

Involuntary  Redemptions.  The Fund's Board of Directors  has the right to cause the  involuntary  redemption of the shares held in any account if the  aggregate  net asset  value of those  shares is less than $500 or such  lesser  amount as the Board may fix.  The Board will not cause the  involuntary  redemption  of shares in an account if the  aggregate  net asset value of such shares has fallen below the stated minimum solely as a result of market  fluctuations.  If the Board  exercises  this right,  it may also fix the  requirements for any notice to be given to the  shareholders in question (not less than 30 days). The Board may  alternatively  set requirements for the shareholder to increase the investment, or set other terms and conditions so that the shares would not be involuntarily redeemed.

Transfers of Shares.  A transfer of shares to a different  registration  is not an event that  triggers  the payment of sales  charges.
Therefore,  shares are not subject to the payment of a  contingent  deferred  sales  charge of any class at the time of transfer to the name of another person or entity. It does not matter whether the transfer occurs by absolute  assignment,  gift or bequest,  as long as it does not involve,  directly or indirectly,  a public sale of the shares.  When shares subject to a contingent  deferred sales charge are transferred,  the transferred  shares will remain subject to the contingent  deferred sales charge. It will be calculated as if the transferee shareholder had acquired the transferred shares in the same manner and at the same time as the transferring shareholder.

         If less than all shares held in an account are  transferred,  and some but not all shares in the account would be subject to a contingent  deferred  sales charge if redeemed at the time of transfer,  the priorities  described in the Prospectus  under "How to Buy
Shares" for the  imposition of the Class B or Class C contingent  deferred  sales charge will be followed in  determining  the order in which shares are transferred.

Selling  Shares by Wire.  The wire of  redemptions  proceeds may be delayed if the Fund's  custodian bank is not open for business on a day when the Fund would  normally  authorize the wire to be made,  which is usually the Fund's next regular  business day following the redemption.  In those  circumstances,  the wire will not be transmitted  until the next bank business day on which the Fund is open for business.  No dividends will be paid on the proceeds of redeemed shares awaiting transfer by wire.

Distributions  From Retirement Plans.  Requests for distributions  from  OppenheimerFunds-sponsored  IRAs,  403(b)(7)  custodial plans,
401(k) plans or pension or profit-sharing plans should be addressed to "Trustee,  OppenheimerFunds  Retirement Plans," c/o the Transfer
Agent  at its  address  listed  in "How To Sell  Shares"  in the  Prospectus  or on the  back  cover of this  Statement  of  Additional
Information.  The request must:

         (1)  state the reason for the distribution;
         (2)  state the owner's awareness of tax penalties if the distribution is premature; and
         (3)  conform to the requirements of the plan and the Fund's other redemption requirements.

         Participants (other than self-employed persons) in  OppenheimerFunds-sponsored  pension or profit-sharing plans with shares of the Fund held in the name of the plan or its fiduciary may not directly request  redemption of their accounts.  The plan  administrator or fiduciary must sign the request.

         Distributions  from pension and profit sharing plans are subject to special  requirements  under the Internal Revenue Code and certain  documents  (available from the Transfer  Agent) must be completed and submitted to the Transfer Agent before the  distribution may be made.  Distributions  from retirement  plans are subject to withholding  requirements  under the Internal  Revenue Code, and IRS
Form W-4P  (available  from the  Transfer  Agent)  must be  submitted  to the  Transfer  Agent with the  distribution  request,  or the distribution may be delayed.  Unless the shareholder has provided the Transfer Agent with a certified tax  identification  number,  the
Internal  Revenue Code requires that tax be withheld from any  distribution  even if the  shareholder  elects not to have tax withheld.
The Fund, the Manager, the Distributor,  and the Transfer Agent assume no responsibility to determine whether a distribution  satisfies the conditions of applicable tax laws and will not be responsible for any tax penalties assessed in connection with a distribution.

Special  Arrangements  for Repurchase of Shares from Dealers and Brokers.  The Distributor is the Fund's agent to repurchase its shares from authorized  dealers or brokers on behalf of their  customers.  Shareholders  should contact their broker or dealer to arrange this type of redemption.  The repurchase  price per share will be the net asset value next computed after the Distributor  receives an order placed by the dealer or broker.  However,  if the  Distributor  receives a repurchase  order from a dealer or broker after the close of
The New York Stock  Exchange on a regular  business  day, it will be  processed at that day's net asset value if the order was received by the dealer or broker from its customers prior to the time the Exchange closes.  Normally,  the Exchange closes at 4:00 P.M., but may do so earlier on some days.  Additionally,  the order must have been transmitted to and received by the Distributor  prior to its close of business that day (normally 5:00 P.M.).

         Ordinarily,  for accounts  redeemed by a broker-dealer  under this procedure,  payment will be made within three business days after the  shares  have been  redeemed  upon the  Distributor's  receipt of the  required  redemption  documents  in proper  form.  The signature(s) of the registered owners on the redemption documents must be guaranteed as described in the Prospectus.

Automatic  Withdrawal  and Exchange  Plans.  Investors  owning  shares of the Fund valued at $5,000 or more can  authorize the Transfer
Agent to redeem shares (having a value of at least $50)  automatically  on a monthly,  quarterly,  semi-annual or annual basis under an
Automatic  Withdrawal  Plan.  Shares will be redeemed three business days prior to the date requested by the shareholder for receipt of the  payment.  Automatic  withdrawals  of up to $1,500 per month may be  requested  by  telephone  if payments  are to be made by check payable to all  shareholders  of record.  Payments  must also be sent to the address of record for the account and the address must not have been changed within the prior 30 days.  Required minimum  distributions from  OppenheimerFunds-sponsored  retirement plans may not be arranged on this basis.

         Payments are normally made by check, but shareholders  having AccountLink  privileges (see "How To Buy Shares") may arrange to
have  Automatic   Withdrawal  Plan  payments   transferred  to  the  bank  account   designated  on  the  Account   Application  or  by
signature-guaranteed  instructions sent to the Transfer Agent.  Shares are normally  redeemed pursuant to an Automatic  Withdrawal Plan three business days before the payment  transmittal date you select in the Account  Application.  If a contingent deferred sales charge applies to the redemption, the amount of the check or payment will be reduced accordingly.

         The Fund  cannot  guarantee  receipt of a payment on the date  requested.  The Fund  reserves  the right to amend,  suspend or discontinue  offering these plans at any time without prior notice.  Because of the sales charge  assessed on Class A share  purchases, shareholders should not make regular additional Class A share purchases while  participating in an Automatic  Withdrawal Plan. Class B,
Class C and Class N shareholders  should not establish  withdrawal  plans,  because of the imposition of the contingent  deferred sales charge on such withdrawals (except where the contingent deferred sales charge is waived as described in Appendix C below).

         By requesting an Automatic  Withdrawal or Exchange Plan,  the  shareholder  agrees to the terms and  conditions  that apply to such plans,  as stated  below.  These  provisions  may be amended from time to time by the Fund and/or the  Distributor.  When adopted, any amendments will automatically apply to existing Plans.

         |X| Automatic  Exchange Plans.  Shareholders  can authorize the Transfer Agent to exchange a  pre-determined  amount of shares of the Fund for shares (of the same class) of other  Oppenheimer  funds  automatically on a monthly,  quarterly,  semi-annual or annual basis under an Automatic  Exchange  Plan.  The minimum  amount that may be  exchanged  to each other fund account is $25.  Instructions should be provided on the  OppenheimerFunds  Application  or  signature-guaranteed  instructions.  Exchanges made under these plans are subject to the  restrictions  that apply to  exchanges  as set forth in "How to Exchange  Shares" in the  Prospectus  and below in this
Statement of Additional Information.

         |X|  Automatic  Withdrawal  Plans.  Fund shares will be redeemed as necessary to meet  withdrawal  payments.  Shares  acquired without a sales charge will be redeemed  first.  Shares  acquired with  reinvested  dividends and capital gains  distributions  will be redeemed next,  followed by shares acquired with a sales charge,  to the extent necessary to make withdrawal  payments.  Depending upon the amount  withdrawn,  the investor's  principal may be depleted.  Payments made under these plans should not be considered as a yield or income on your investment.

         The  Transfer  Agent  will  administer  the  investor's  Automatic  Withdrawal  Plan  as  agent  for the  shareholder(s)  (the
"Planholder") who executed the Plan  authorization and application  submitted to the Transfer Agent.  Neither the Fund nor the Transfer
Agent shall incur any liability to the  Planholder  for any action taken or not taken by the Transfer Agent in good faith to administer the Plan.  Share  certificates  will not be issued for shares of the Fund purchased for and held under the Plan, but the Transfer Agent will credit all such shares to the account of the  Planholder on the records of the Fund. Any share  certificates  held by a Planholder may be surrendered  unendorsed to the Transfer Agent with the Plan  application so that the shares  represented by the  certificate may be held under the Plan.

         For accounts subject to Automatic  Withdrawal Plans,  distributions of capital gains must be reinvested in shares of the Fund, which  will be done at net  asset  value  without  a sales  charge.  Dividends  on shares  held in the  account  may be paid in cash or reinvested.

         Shares will be redeemed to make  withdrawal  payments at the net asset  value per share  determined  on the  redemption  date.
Checks or AccountLink  payments  representing the proceeds of Plan  withdrawals will normally be transmitted  three business days prior to the date selected for receipt of the payment,  according to the choice  specified in writing by the  Planholder.  Receipt of payment on the date selected cannot be guaranteed.

         The  amount and the  interval  of  disbursement  payments  and the  address  to which  checks are to be mailed or  AccountLink payments are to be sent may be changed at any time by the  Planholder by writing to the Transfer  Agent.  The  Planholder  should allow at least two weeks' time after mailing such  notification  for the requested  change to be put in effect.  The  Planholder  may, at any time,  instruct the Transfer  Agent by written  notice to redeem all, or any part of, the shares held under the Plan.  That notice must be in proper form in accordance  with the  requirements  of the  then-current  Prospectus of the Fund. In that case, the Transfer Agent will redeem the number of shares  requested  at the net asset  value per share in effect and will mail a check for the  proceeds to the
Planholder.

         The Planholder  may terminate a Plan at any time by writing to the Transfer  Agent.  The Fund may also give  directions to the
Transfer  Agent to terminate a Plan.  The Transfer  Agent will also  terminate a Plan upon its receipt of evidence  satisfactory  to it that the Planholder has died or is legally  incapacitated.  Upon  termination of a Plan by the Transfer Agent or the Fund,  shares that have  not  been  redeemed  will be  held in  uncertificated  form  in the  name of the  Planholder.  The  account  will  continue  as a dividend-reinvestment,  uncertificated  account  unless and until proper  instructions  are received  from the  Planholder,  his or her executor or guardian, or another authorized person.

         To use shares held under the Plan as collateral for a debt,  the  Planholder  may request  issuance of a portion of the shares in certificated  form.  Upon written  request from the  Planholder,  the Transfer Agent will determine the number of shares for which a certificate may be issued without causing the withdrawal checks to stop. However,  should such uncertificated  shares become exhausted,
Plan withdrawals will terminate.

         If the Transfer  Agent ceases to act as transfer  agent for the Fund,  the  Planholder  will be deemed to have  appointed  any successor transfer agent to act as agent in administering the Plan.

How to Exchange Shares

         As stated in the  Prospectus,  shares of a particular  class of Oppenheimer  funds having more than one class of shares may be exchanged only for shares of the same class of other  Oppenheimer  funds.  Shares of Oppenheimer funds that have a single class without a class  designation  are deemed  "Class A" shares for this  purpose.  You can obtain a current  list  showing  which funds offer which classes by calling the Distributor at 1.800.525.7048.
o        All of the Oppenheimer funds currently offer Class A, B and C shares except Oppenheimer Money Market Fund, Inc., Centennial
     Money Market Trust, Centennial Tax Exempt Trust, Centennial Government Trust, Centennial New York Tax Exempt Trust, Centennial
     California Tax Exempt Trust, and Centennial America Fund, L.P., which only offer Class A shares.
o        Class B, Class C and Class N shares of Oppenheimer Cash Reserves are generally available only by exchange from the same class of shares of other Oppenheimer funds or through OppenheimerFunds-sponsored 401(k) plans.
o        Only certain Oppenheimer funds currently offer Class Y shares. Class Y shares of Oppenheimer Real Asset Fund may not be exchanged for shares of any other fund.
o        Only certain Oppenheimer funds currently offer Class N shares, which are only offered to retirement plans as described in the Prospectus. Class N shares can be exchanged only for Class N shares of other Oppenheimer funds.
o        Class M shares of Oppenheimer Convertible Securities Fund may be exchanged only for Class A shares of other Oppenheimer funds. They may not be acquired by exchange of shares of any class of any other Oppenheimer funds except Class A shares of
     Oppenheimer Money Market Fund or Oppenheimer Cash Reserves acquired by exchange of Class M shares.
o        Class X shares of Limited Term New York Municipal Fund can be exchanged only for Class B shares of other Oppenheimer funds and no exchanges may be made to Class X shares.
o        Shares of Oppenheimer Capital Preservation Fund may not be exchanged for shares of Oppenheimer Money Market Fund, Inc.,
     Oppenheimer Cash Reserves or Oppenheimer Limited-Term Government Fund.  Only participants in certain retirement plans may purchase shares of Oppenheimer Capital Preservation Fund, and only those participants may exchange shares of other Oppenheimer funds for shares of Oppenheimer Capital Preservation Fund.

o        Class A shares of Oppenheimer Senior Floating Rate Fund are not available by exchange of shares of Oppenheimer Money Market
     Fund or Class A shares of Oppenheimer Cash Reserves. If any Class A shares of another Oppenheimer fund that are exchanged for
     Class A shares of Oppenheimer Senior Floating Rate Fund are subject to the Class A contingent deferred sales charge of the other
     Oppenheimer fund at the time of exchange, the holding period for that Class A contingent deferred sales charge will carry over to the Class A shares of Oppenheimer Senior Floating Rate Fund acquired in the exchange. The Class A shares of Oppenheimer Senior
     Floating Rate Fund acquired in that exchange will be subject to the Class A Early Withdrawal Charge of Oppenheimer Senior
     Floating Rate Fund if they are repurchased before the expiration of the holding period.

o        Class A, Class B, Class C and Class Y Shares of Oppenheimer Select Managers Mercury Advisors S&P Index Fund and Oppenheimer
     Select Managers QM Active Balanced Fund are only available to retirement plans and are available only by exchange from the same class of shares of other Oppenheimer funds held by retirement plans.

      Class A shares of  Oppenheimer  funds may be  exchanged  at net asset value for shares of any money  market  fund  offered by the
      Distributor.  Shares of any money market fund purchased  without a sales charge may be exchanged for shares of Oppenheimer  funds offered with a sales charge upon  payment of the sales  charge.  They may also be used to purchase  shares of  Oppenheimer  funds subject to an early withdrawal charge or contingent deferred sales charge.

         Shares of Oppenheimer Money Market Fund, Inc. purchased with the redemption proceeds of shares of other mutual funds (other than funds managed by the Manager or its subsidiaries) redeemed within the 30 days prior to that purchase may subsequently be exchanged for shares of other Oppenheimer funds without being subject to an initial sales charge or contingent deferred sales charge.
To qualify for that privilege, the investor or the investor's dealer must notify the Distributor of eligibility for this privilege at the time the shares of Oppenheimer Money Market Fund, Inc. are purchased.  If requested, they must supply proof of entitlement to this privilege.

         Shares of the Fund acquired by reinvestment of dividends or distributions from any of the other Oppenheimer funds or from any unit investment trust for which reinvestment arrangements have been made with the Distributor may be exchanged at net asset value for shares of any of the Oppenheimer funds.

         The Fund may amend, suspend or terminate the exchange privilege at any time.  Although the Fund may impose these  changes at any time,  it will provide you with notice of those  changes  whenever it is required to do so by applicable  law. It may be required to provide 60 days notice prior to  materially  amending or  terminating  the  exchange  privilege.
That 60 day notice is not required in extraordinary circumstances.

         How Exchanges Affect Contingent Deferred Sales Charges. No contingent deferred sales charge is imposed on exchanges of shares of any class purchased subject to a contingent deferred sales charge.  However, when Class A shares acquired by exchange of
Class A shares of other Oppenheimer funds purchased subject to a Class A contingent deferred sales charge are redeemed within 18 months of the end of the calendar month of the initial purchase of the exchanged Class A shares, the Class A contingent deferred sales charge is imposed on the redeemed shares. The Class B contingent deferred sales charge is imposed on Class B shares acquired by exchange if they are redeemed within 6 years of the initial purchase of the exchanged Class B shares.  The Class C contingent deferred sales charge is imposed on Class C shares acquired by exchange if they are redeemed within 12 months of the initial purchase
of the exchanged Class C shares.    With respect to Class N shares, a 1% contingent deferred sales charge will be imposed if the retirement plan (not including IRAs and 403(b) plans) is terminated or Class N shares of all Oppenheimer funds are terminated as an investment option of the plan and Class N shares are redeemed within 18 months after the plan's first purchase of Class N shares of any Oppenheimer fund or with respect to an individual retirement plan or 403(b) plan, Class N shares are redeemed within 18 months of the plan's first purchase of Class N shares of any Oppenheimer fund.

When Class B or Class C shares are redeemed to effect an exchange,  the  priorities  described in "How To Buy Shares" in the Prospectus for the imposition of the Class B or the Class C contingent  deferred  sales charge will be followed in determining  the order in which the shares are exchanged.  Before exchanging shares,  shareholders  should take into account how the exchange may affect any contingent deferred  sales charge that might be imposed in the  subsequent  redemption of remaining  shares.  If Class B shares of an  Oppenheimer fund are exchanged for Class B shares of Oppenheimer  Limited-Term  Government Fund or  Limited-Term  New York Municipal Fund and those shares  acquired  by  exchange  are  subsequently  redeemed,  they will be  subject  to the  contingent  deferred  sales  charge of the
Oppenheimer  fund from which they were  exchanged.  The contingent  deferred sales charge rates of Class B shares of other  Oppenheimer funds are  typically  higher for the same  holding  period  than for Class B shares of  Oppenheimer  Limited-Term  Government  Fund and
Limited-Term  New York Municipal  Fund.  They will not be subject to the contingent  deferred sales charge of Oppenheimer  Limited-Term
Government Fund or Limited-Term New York Municipal Fund.

         Shareholders owning shares of more than one class must specify which class of shares they wish to exchange.

         |X| Limits on  Multiple  Exchange  Orders.  The Fund  reserves  the right to reject  telephone  or written  exchange  requests submitted in bulk by anyone on behalf of more than one  account.  The Fund may accept  requests for  exchanges of up to 50 accounts per day from representatives of authorized dealers that qualify for this privilege.

         |X| Telephone  Exchange  Requests.  When exchanging  shares by telephone,  a shareholder  must have an existing account in the fund to which the exchange is to be made.  Otherwise,  the investors must obtain a Prospectus of that fund before the exchange  request may be  submitted.  If all  telephone  lines  are  busy  (which  might  occur,  for  example,  during  periods  of  substantial  market fluctuations), shareholders might not be able to request exchanges by telephone and would have to submit written exchange requests.

         |X|  Processing  Exchange  Requests.  When you  exchange  some or all of your  shares  from one fund to  another,  any special account  feature such as an Asset Builder Plan or Automatic  Withdrawal  Plan will be switched to the new fund account  unless you tell the Transfer  Agent not to do so.  However,  special  redemption and exchange  features such as Automatic  Exchange Plans and Automatic
Withdrawal  Plans cannot be switched to an account in  Oppenheimer  Senior  Floating Rate Fund.  Shares to be exchanged are redeemed on the regular business day the Transfer Agent receives an exchange request in proper form (the "Redemption  Date").  Normally,  shares of the fund to be acquired are  purchased on the  Redemption  Date,  but such  purchases may be delayed by either fund up to five business days if it  determines  that it would be  disadvantaged  by an immediate  transfer of the  redemption  proceeds.  The Fund reserves the right, in its discretion,  to refuse any exchange request that may disadvantage  it. For example,  if the receipt of multiple  exchange requests from a dealer might require the disposition of portfolio  securities at a time or at a price that might be  disadvantageous to the Fund,  the Fund may refuse the  request.  For full or partial  exchanges  of an account  made by  telephone,  any  special  account features such as Asset Builder Plans and Automatic  Withdrawal  Plans will be switched to the new account  unless the Transfer Agent is instructed otherwise.

         In  connection  with any  exchange  request,  the  number of shares  exchanged  may be less than the number  requested  if the exchange  or the number  requested  would  include  shares  subject to a  restriction  cited in the  Prospectus  or this  Statement  of
Additional  Information,  or would  include  shares  covered by a share  certificate  that is not tendered  with the request.  In those cases, only the shares available for exchange without restriction will be exchanged.

         The  different  Oppenheimer  funds  available  for exchange  have  different  investment  objectives,  policies  and risks.  A shareholder  should assure that the fund selected is appropriate for his or her investment and should be aware of the tax  consequences of an exchange.  For federal  income tax  purposes,  an exchange  transaction  is treated as a  redemption  of shares of one fund and a purchase of shares of another.  "Reinvestment  Privilege," above,  discusses some of the tax consequences of reinvestment of redemption proceeds in such cases. The Fund, the Distributor,  and the Transfer Agent are unable to provide  investment,  tax or legal advice to a shareholder in connection with an exchange request or any other investment transaction.

Dividends, Capital Gains and Taxes

Dividends and  Distributions.  The Fund has no fixed  dividend rate and there can be no assurance as to the payment of any dividends or the realization of any capital gains. The dividends and  distributions  paid by a class of shares will vary from time to time depending on market  conditions,  the  composition  of the Fund's  portfolio,  and  expenses  borne by the Fund or borne  separately  by a class.
Dividends are  calculated in the same manner,  at the same time,  and on the same day for each class of shares.  However,  dividends on
Class B,  Class C and Class N shares are  expected  to be lower than  dividends  on Class A and Class Y shares.  That is because of the effect of the higher  asset-based  sales charge on Class B, Class C and Class N shares.  Those  dividends will also differ in amount as a consequence of any difference in the net asset values of each class of shares.

         Dividends,  distributions  and proceeds of the redemption of Fund shares  represented by checks returned to the Transfer Agent by the Postal Service as  undeliverable  will be invested in shares of Oppenheimer  Money Market Fund, Inc.  Reinvestment  will be made as promptly as possible  after the return of such checks to the  Transfer  Agent,  to enable the investor to earn a return on otherwise idle funds.  Unclaimed  accounts may be subject to state  escheatment  laws,  and the Fund and the Transfer Agent will not be liable to shareholders or their representatives for compliance with those laws in good faith.

Tax Status of the Fund's Dividends, Distributions and Redemptions of Shares.  The federal tax treatment of the Fund's dividends and capital gains distributions is briefly highlighted in the Prospectus. The following is only a summary of certain additional tax considerations generally affecting the Fund and its shareholders.

         The tax discussion in the  Prospectus  and this Statement of Additional  Information is based on tax law in effect on the date of the Prospectus and this Statement of Additional  Information.  Those laws and regulations  may be changed by legislative,  judicial, or administrative  action,  sometimes with retroactive  effect.  State and local tax treatment of ordinary income dividends and capital gain dividends from  regulated  investment  companies may differ from the treatment  under the Internal  Revenue Code described  below.
Potential  purchasers  of  shares  of the Fund are urged to  consult  their  tax  advisers  with  specific  reference  to their own tax circumstances as well as the consequences of  federal, state and local tax rules affecting an investment in the Fund.

         |X|  Qualification as a Regulated Investment Company.  The Fund has elected to be taxed as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended.  As a regulated investment company, the Fund is not subject to federal income tax on the portion of its investment company taxable income (that is, taxable interest, dividends, other taxable ordinary income net of expenses, and net short-term capital gain in excess of long-term capital loss) and capital gain net income
(that is, the excess of net long-term capital gains over net short-term capital losses) that it distributes to shareholders. That qualification enables the Fund to "pass through" its income and realized capital gains to shareholders without having to pay tax on them. This avoids a "double tax" on that income and capital gains, since shareholders normally will be taxed on the dividends and capital gains they receive from the Fund (unless their Fund shares are held in a retirement account or the shareholder is otherwise exempt from tax). The Internal Revenue Code contains a number of complex tests relating to qualification that the Fund might not meet in a particular year. If it did not qualify as a regulated investment company, the Fund would be treated for tax purposes as an ordinary corporation and would receive no tax deduction for payments made to shareholders.

         To qualify as a regulated investment company, the Fund must distribute at least 90% of its investment company taxable income
(in brief, net investment income and the excess of net short-term capital gain over net long-term capital loss) for the taxable year.
The Fund must also satisfy certain other requirements of the Internal Revenue Code, some of which are described below.  Distributions by the Fund made during the taxable year or, under specified circumstances, within twelve months after the close of the taxable year, will be considered distributions of income and gains for the taxable year and will therefore count toward satisfaction of the above-mentioned requirement.

         To qualify as a regulated investment company, the Fund must derive at least 90% of its gross income from dividends, interest, certain payments with respect to securities loans, gains from the sale or other disposition of stock or securities or foreign currencies (to the extent such currency gains are directly related to the regulated investment company's principal business of investing in stock or securities) and certain other income.

         In addition to satisfying the requirements described above, the Fund must satisfy an asset diversification test in order to qualify as a regulated investment company.  Under that test, at the close of each quarter of the Fund's taxable year, at least 50% of the value of the Fund's assets must consist of cash and cash items, U.S. government securities, securities of other regulated investment companies, and securities of other issuers. As to each of those issuers, the Fund must not have invested more than 5% of the value of the Fund's total assets in securities of each such issuer and the Fund must not hold more than 10% of the outstanding voting securities of each such issuer. No more than 25% of the value of its total assets may be invested in the securities of any one issuer (other than U.S. government securities and securities of other regulated investment companies), or in two or more issuers which the Fund controls and which are engaged in the same or similar trades or businesses. For purposes of this test, obligations issued or guaranteed by certain agencies or instrumentalities of the U.S. government are treated as U.S. government securities.

              |X| Excise Tax on Regulated  Investment  Companies.  Under the Internal  Revenue Code, by December 31 each year, the Fund must  distribute  98% of its taxable  investment  income earned from January 1 through  December 31 of that year and 98% of its capital gains  realized in the period from  November 1 of the prior year through  October 31 of the current year. If it does not, the Fund must pay an excise tax on the amounts not  distributed.  It is presently  anticipated  that the Fund will meet those  requirements.  To meet this  requirement,  in certain  circumstances  the Fund  might be  required  to  liquidate  portfolio  investments  to make  sufficient distributions  to avoid excise tax  liability.  However,  the Board of Directors and the Manager might  determine in a particular  year that it would be in the best interests of shareholders  for the Fund not to make such  distributions  at the required levels and to pay the excise tax on the  undistributed  amounts.  That would reduce the amount of income or capital gains  available for  distribution to shareholders.

         |X|  Taxation of Fund Distributions.  The Fund anticipates distributing substantially all of its investment company taxable income for each taxable year.  Those distributions will be taxable to shareholders as ordinary income and treated as dividends for federal income tax purposes.

         Special provisions of the Internal Revenue Code govern the eligibility of the Fund's dividends for the dividends-received deduction for corporate shareholders.  Long-term capital gains distributions are not eligible for the deduction.  The amount of dividends paid by the Fund that may qualify for the deduction is limited to the aggregate amount of qualifying dividends that the
Fund derives from portfolio investments that the Fund has held for a minimum period, usually 46 days. A corporate shareholder will not be eligible for the deduction on dividends paid on Fund shares held for 45 days or less.  To the extent the Fund's dividends are derived from gross income from option premiums, interest income or short-term gains from the sale of securities or dividends from foreign corporations, those dividends will not qualify for the deduction. Since it is anticipated that most of the Fund's income will be derived from interest it receives on its investments, the Fund does not anticipate that its distributions will qualify for this deduction.

         The Fund may either retain or distribute to shareholders its net capital gain for each taxable year.  The Fund currently intends to distribute any such amounts.  If net long term capital gains are distributed and designated as a capital gain distribution, it will be taxable to shareholders as long-term capital gain. It does not matter how long the shareholder has held his or her shares or whether that gain was recognized by the Fund before the shareholder acquired his or her shares.
         If the Fund elects to retain its net capital gain, the Fund will be subject to tax on it at the 35% corporate tax rate.  If the Fund elects to retain its net capital gain, it is expected that the Fund also will elect to have shareholders of record on the last day of its taxable year treated as if each received a distribution of their pro rata share of such gain. As a result, each shareholder will be required to report his or her pro rata share of such gain on their tax return as long-term capital gain, will receive a refundable tax credit for his/her pro rata share of tax paid by the Fund on the gain, and will increase the tax basis for his/her shares by an amount equal to the deemed distribution less the tax credit.

         Investment income that may be received by the Fund from sources within foreign countries may be subject to foreign taxes withheld at the source.  The United States has entered into tax treaties with many foreign countries which entitle the Fund to a reduced rate of, or exemption from, taxes on such income.

         Distributions by the Fund that do not constitute ordinary income dividends or capital gain distributions will be treated as a return of capital to the extent of the shareholder's tax basis in their shares. Any excess will be treated as gain from the sale of those shares, as discussed below. Shareholders will be advised annually as to the U.S. federal income tax consequences of distributions made (or deemed made) during the year. If prior distributions made by the Fund must be re-characterized as a non-taxable return of capital at the end of the fiscal year as a result of the effect of the Fund's investment policies, they will be identified as such in notices sent to shareholders.

         Distributions by the Fund will be treated in the manner described above  regardless of whether the  distributions  are paid in cash or  reinvested  in  additional  shares of the Fund (or of another  fund).  Shareholders  receiving a  distribution  in the form of additional  shares will be treated as receiving a  distribution  in an amount  equal to the fair market  value of the shares  received, determined as of the reinvestment date.

         The Fund will be required in certain cases to withhold and remit to the U.S. Treasury 31% of ordinary income dividends and capital gains distributions and the proceeds of the redemption of shares, paid to any shareholder (1) who has failed to provide a correct, certified taxpayer identification number, (2) who is subject to backup withholding for failure to report the receipt of interest or dividend income properly, or (3) who has failed to certify to the Fund that the shareholder is not subject to backup withholding or is an "exempt recipient" (such as a corporation).

         |X|  Tax Effects of Redemptions of Shares. If a shareholder redeems all or a portion of his/her shares, the shareholder will
                                                                                             -
recognize a gain or loss on the redeemed shares in an amount equal to the difference between the proceeds of the redeemed shares and the shareholder's adjusted tax basis in the shares.  All or a portion of any loss recognized in that manner may be disallowed if the shareholder purchases other shares of the Fund within 30 days before or after the redemption.

         In general, any gain or loss arising from the redemption of shares of the Fund will be considered capital gain or loss, if the shares were held as a capital asset. It will be long-term capital gain or loss if the shares were held for more than one year.
However, any capital loss arising from the redemption of shares held for six months or less will be treated as a long-term capital loss to the extent of the amount of capital gain dividends received on those shares. Special holding period rules under the Internal
Revenue Code apply in this case to determine the holding period of shares and there are limits on the deductibility of capital losses in any year.

         |X|  Foreign Shareholders.  Taxation of a shareholder who under United States law is a nonresident alien individual, foreign trust or estate, foreign corporation, or foreign partnership depends on whether the shareholder's income from the Fund is effectively connected with a U.S. trade or business carried on by such shareholder.

         If the income from the Fund is not effectively connected with a U.S. trade or business carried on by a foreign shareholder, ordinary income dividends paid to such foreign shareholder will be subject to U.S. withholding tax. The rate of the tax depends on a number of factors. If the income from the Fund is effectively connected with a U.S. trade or business carried on by a foreign shareholder, then ordinary income dividends, capital gain dividends, and any gains realized upon the sale of shares of the Fund will be subject to U.S. federal income tax at the rates applicable to U.S. citizens or domestic corporations.

         In the case of a foreign non-corporate shareholder, the Fund may be required to withhold U.S. federal income tax at a rate of 31% on distributions that are otherwise exempt from withholding tax (or taxable at a reduced treaty rate) unless the shareholder furnishes the Fund with proper notification of their foreign status.

         The tax consequences to a foreign shareholder entitled to claim the benefits of an applicable tax treaty may be different from those described herein.  Foreign shareholders are urged to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Fund, including the applicability of foreign taxes.

Dividend  Reinvestment  in  Another  Fund.  Shareholders  of the  Fund  may  elect to  reinvest  all  dividends  and/or  capital  gains distributions in shares of the same class of any of the other Oppenheimer  funds listed above.  Reinvestment will be made without sales charge at the net asset  value per share in effect at the close of business on the payable  date of the  dividend or  distribution.  To elect this option,  the  shareholder  must notify the Transfer Agent in writing and must have an existing  account in the fund selected for  reinvestment.  Otherwise the shareholder  first must obtain a prospectus for that fund and an application  from the Distributor to establish an account.  Dividends  and/or  distributions  from shares of certain other  Oppenheimer  funds (other than  Oppenheimer Cash
Reserves) may be invested in shares of this Fund on the same basis.

Additional Information About the Fund

The  Distributor.  The Fund's shares are sold through  dealers,  brokers and other financial  institutions  that have a sales agreement with  OppenheimerFunds  Distributor,  Inc.,  a subsidiary  of the Manager that acts as the Fund's  Distributor.  The  Distributor  also distributes shares of the other Oppenheimer funds and is sub-distributor for funds managed by a subsidiary of the Manager.

The Transfer  Agent.  OppenheimerFunds  Services,  the Fund's  Transfer  Agent,  is a division of the Manager.  It is  responsible  for maintaining  the Fund's  shareholder  registry and  shareholder  accounting  records,  and for paying  dividends and  distributions  to shareholders.  It also handles  shareholder  servicing and  administrative  functions.  The Fund pays the Transfer Agent a fixed annual maintenance  fee for each  shareholder  account and  reimburses  the  Transfer  Agent for its  out-of-pocket-expenses.  It also acts as shareholder  servicing  agent for the other  Oppenheimer  funds.  Shareholders  should  direct  inquiries  about their  accounts to the
Transfer Agent at the address and toll-free numbers shown on the back cover.

         |X|  Shareholder  Servicing  Agent  for  Certain  Shareholders.   Unified  Management  Corporation   (1-800-346-4601)  is  the
shareholder  servicing agent for  shareholders  of the Fund who were former  shareholders of the AMA Family of Funds and clients of AMA
Investment  Advisors,  Inc.  (which had been the investment  Advisor of AMA Family of Funds).  It is also the servicing  agent for Fund shareholders who are:
         (i)      former shareholders of the Unified Funds and Liquid Green Trusts,
         (ii)     accounts that  participated or participate in a retirement  plan for which Unified  Investment  Advisors,  Inc. or an affiliate acts as custodian or trustee,
         (iii)    accounts that have a Money Manager brokerage account, and
                  other accounts for which Unified Management Corporation is the dealer of record.

The  Custodian.  Citibank,  N.A. is the custodian of the Fund's assets.  The  custodian's  responsibilities  include  safeguarding  and controlling  the Fund's  portfolio  securities  and  handling  the  delivery of such  securities  to and from the Fund.  It will be the practice of the Fund to deal with the custodian in a manner  uninfluenced by any banking  relationship  the custodian may have with the
Manager and its  affiliates.  The Fund's cash balances  with the  custodian in excess of $100,000 are not protected by federal  deposit insurance.  Those uninsured balances at times may be substantial.

Independent  Auditors.  KPMG LLP are the  independent  auditors of the Fund.  They audit the Fund's  financial  statements  and perform other related audit services.  They also act as independent auditors for certain other funds advised by the Manager.

INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders of
Oppenheimer Quest Value Fund, Inc.:

We have audited the accompanying statement of assets and liabilities of
Oppenheimer Quest Value Fund, Inc., including the statement of investments, as of October 31, 2001, and the related statement of operations for the year then ended, the statements of changes in net assets and the financial highlights for each of the two years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The financial highlights for each of the three years in the period ended October 31, 1999, were audited by other auditors whose report dated November 19, 1999, expressed an unqualified opinion on this information.

    We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of October 31, 2001, by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of
Oppenheimer Quest Value Fund, Inc. as of October 31, 2001, the results of its operations for the year then ended, the changes in its net assets and the financial highlights for each of the two years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP
------------
KPMG LLP

Denver, Colorado
November 21, 2001

STATEMENT OF INVESTMENTS  October 31, 2001

                                                                   Market Value
                                                        Shares       See Note 1
================================================================================
Common Stocks--88.0%
--------------------------------------------------------------------------------
Basic Materials--1.8%
--------------------------------------------------------------------------------
Metals--1.8%
Alcoa, Inc.                                             550,000   $  17,748,500
--------------------------------------------------------------------------------
Capital Goods--12.2%
--------------------------------------------------------------------------------
Aerospace/Defense--1.6%
Boeing Co.                                              500,000      16,300,000
--------------------------------------------------------------------------------
Industrial Services--1.9%
Waste Management, Inc.                                  750,000      18,375,000
--------------------------------------------------------------------------------
Manufacturing--8.7%
Caterpillar, Inc.                                       400,000      17,888,000
--------------------------------------------------------------------------------
CP Holders/1/                                           745,000      27,267,000
--------------------------------------------------------------------------------
Minnesota Mining & Manufacturing Co.                    300,000      31,314,000
--------------------------------------------------------------------------------
Textron, Inc.                                           300,000       9,495,000
                                                                  --------------
                                                                     85,964,000

--------------------------------------------------------------------------------
Communication Services--8.9%
--------------------------------------------------------------------------------
Telecommunications-Long Distance--7.4%
Sprint Corp. (Fon Group)                              1,000,000      20,000,000
--------------------------------------------------------------------------------
Verizon Communications, Inc.                            600,000      29,886,000
--------------------------------------------------------------------------------
WorldCom, Inc./MCI Group                                 56,000         663,600
--------------------------------------------------------------------------------
WorldCom, Inc./WorldCom Group/1/                      1,700,000      22,865,000
                                                                  --------------
                                                                     73,414,600

--------------------------------------------------------------------------------
Telephone Utilities--1.5%
SBC Communications, Inc.                                400,000      15,244,000
--------------------------------------------------------------------------------
Consumer Cyclicals--1.3%
--------------------------------------------------------------------------------
Leisure & Entertainment--1.3%
Carnival Corp.                                          600,000      13,068,000
--------------------------------------------------------------------------------
Consumer Staples--12.9%
--------------------------------------------------------------------------------
Broadcasting--1.2%
Clear Channel Communications, Inc./1/                   300,000      11,436,000
--------------------------------------------------------------------------------
Entertainment--3.2%
McDonald's Corp.                                      1,200,000      31,284,000
--------------------------------------------------------------------------------
Food & Drug Retailers--7.2%
CVS Corp.                                               850,000      20,315,000
--------------------------------------------------------------------------------
Kroger Co. (The)/1/                                   2,100,000      51,366,000
                                                                  --------------
                                                                     71,681,000

--------------------------------------------------------------------------------
Household Goods--1.3%
Gillette Co.                                            400,000      12,436,000
--------------------------------------------------------------------------------
Energy--4.9%
--------------------------------------------------------------------------------
Energy Services--1.0%
Halliburton Co.                                         400,000       9,876,000

                    12 | OPPENHEIMER QUEST VALUE FUND, INC.

                                                                   Market Value
                                                        Shares       See Note 1
================================================================================
Oil: Domestic--3.9%
ChevronTexaco Corp.                                     250,000   $  22,137,500
--------------------------------------------------------------------------------
Unocal Corp.                                            500,000      16,100,000
                                                                  --------------
                                                                     38,237,500

--------------------------------------------------------------------------------
Financial--31.9%
--------------------------------------------------------------------------------
Banks--8.6%
FleetBoston Financial Corp.                           1,000,000      32,860,000
--------------------------------------------------------------------------------
J.P. Morgan Chase & Co.                                 600,000      21,216,000
--------------------------------------------------------------------------------
Wells Fargo Co.                                         800,000      31,600,000
                                                                  --------------
                                                                     85,676,000

--------------------------------------------------------------------------------
Diversified Financial--15.9%
Citigroup, Inc.                                         700,000      31,864,000
--------------------------------------------------------------------------------
Countrywide Credit Industries, Inc.                     600,000      23,958,000
--------------------------------------------------------------------------------
Freddie Mac                                           1,000,000      67,820,000
--------------------------------------------------------------------------------
Household International, Inc.                           650,000      33,995,000
                                                                  --------------
                                                                    157,637,000

--------------------------------------------------------------------------------
Insurance--7.4%
AFLAC, Inc.                                             600,000      14,676,000
--------------------------------------------------------------------------------
John Hancock Financial Services, Inc.                   900,000      30,672,000
--------------------------------------------------------------------------------
XL Capital Ltd., Cl. A                                  325,000      28,229,500
                                                                  --------------
                                                                     73,577,500

--------------------------------------------------------------------------------
Healthcare--6.8%
--------------------------------------------------------------------------------
Healthcare/Drugs--6.8%
American Home Products Corp.                            500,000      27,915,000
--------------------------------------------------------------------------------
Merck & Co., Inc.                                       100,000       6,381,000
--------------------------------------------------------------------------------
Pharmacia Corp.                                         400,000      16,208,000
--------------------------------------------------------------------------------
Schering-Plough Corp.                                   450,000      16,731,000
                                                                  --------------
                                                                     67,235,000

--------------------------------------------------------------------------------
Healthcare/Supplies & Services--0.0%
Paracelsus Healthcare Corp./1/,/2/                        3,107              --
--------------------------------------------------------------------------------
Technology--2.3%
--------------------------------------------------------------------------------
Computer Hardware--1.4%
Dell Computer Corp./1/                                  600,000      14,388,000
--------------------------------------------------------------------------------
Computer Software--0.9%
Microsoft Corp./1/                                      150,000       8,722,500
--------------------------------------------------------------------------------
Transportation--3.3%
--------------------------------------------------------------------------------
Air Transportation--0.9%
AMR Corp./1/                                            500,000       9,100,000
--------------------------------------------------------------------------------
Railroads & Truckers--2.4%
Burlington Northern Santa Fe Corp.                      900,000      24,183,000

                    13 | OPPENHEIMER QUEST VALUE FUND, INC.

STATEMENT OF INVESTMENTS Continued

                                                                              Market Value
                                                                    Shares      See Note 1
------------------------------------------------------------------------------------------
   Utilities--1.7%
------------------------------------------------------------------------------------------

   Electric Utilities--1.7%
   Exelon Corp.                                                    400,000    $ 16,828,000
                                                                             -------------
   Total Common Stocks (Cost $801,817,233)                                     872,411,600

                                                                 Principal
                                                                    Amount
==========================================================================================
   Short-Term Notes--12.1%
   Federal National Mortgage Assn., 2.29%, 11/26/01           $ 73,945,000      73,827,407
------------------------------------------------------------------------------------------
   General Electric Capital Corp., 2.43%, 11/9/01               21,997,000      21,985,122
------------------------------------------------------------------------------------------
   Prudential Funding LLC, 2.44%, 11/13/01                      23,605,000      23,585,801
                                                                             -------------
   Total Short-Term Notes (Cost $119,398,330)                                  119,398,330

------------------------------------------------------------------------------------------
   Total Investments, at Value (Cost $921,215,563)                   100.1%    991,809,930
------------------------------------------------------------------------------------------
   Liabilities in Excess of Other Assets                              (0.1)       (622,887)
                                                              ----------------------------
   Net Assets                                                        100.0%   $991,187,043
                                                              ============================

Footnotes to Statement of Investments

1. Non-income-producing security.
2. Identifies issues considered to be illiquid--See Note 5 of Notes to Financial
   Statements.

See accompanying Notes to Financial Statements.

                    14 | OPPENHEIMER QUEST VALUE FUND, INC.

STATEMENT OF ASSETS AND LIABILITIES October 31, 2001

   =======================================================================================
   Assets

   Investments, at value (cost $921,215,563)--see accompanying statement      $991,809,930
   ---------------------------------------------------------------------------------------
   Cash                                                                             60,732
   ---------------------------------------------------------------------------------------
   Receivables and other assets:
   Shares of capital stock sold                                                    939,700
   Interest and dividends                                                          895,875
   Other                                                                            58,486
                                                                             -------------
   Total assets                                                                993,764,723

   =======================================================================================
   Liabilities
   Payables and other liabilities:
   Shares of capital stock redeemed                                              1,913,316
   Shareholder reports                                                             247,214
   Distribution and service plan fees                                              212,917
   Directors' compensation                                                         101,850
   Transfer and shareholder servicing agent fees                                       529
   Other                                                                           101,854
                                                                             -------------
   Total liabilities                                                             2,577,680

   =======================================================================================
   Net Assets                                                                 $991,187,043
                                                                            ==============

   =======================================================================================
   Composition of Net Assets
   Par value of shares of capital stock                                       $ 55,997,538
   ---------------------------------------------------------------------------------------
   Additional paid-in capital                                                  843,222,979
   ---------------------------------------------------------------------------------------
   Accumulated net investment loss                                                (101,903)
   ---------------------------------------------------------------------------------------
   Accumulated net realized gain (loss) on investment transactions              21,474,062
   ---------------------------------------------------------------------------------------
   Net unrealized appreciation (depreciation) on investments                    70,594,367
                                                                             -------------
   Net Assets                                                                 $991,187,043
                                                                             =============

STATEMENT OF ASSETS AND LIABILITIES Continued

 ===============================================================================
 Net Asset Value Per Share

 Class A Shares:

 Net asset value and redemption price per share
 (based on net assets of $567,123,581 and
 31,562,080 shares of capital stock outstanding)                         $17.97

 Maximum offering price per share (net asset value
 plus sales charge of 5.75% of offering price)                           $19.07
 -------------------------------------------------------------------------------
 Class B Shares:

 Net asset value, redemption price (excludes
 applicable contingent deferred sales charge) and
 offering price per share (based on net assets of
 $318,916,164 and 18,422,517 shares of capital
 stock outstanding)                                                      $17.31
 -------------------------------------------------------------------------------
 Class C Shares:

 Net asset value, redemption price (excludes
 applicable contingent deferred sales charge) and
 offering price per share (based on net assets of
 $81,770,617 and 4,720,197 shares of capital stock
 outstanding)                                                            $17.32
 -------------------------------------------------------------------------------
 Class N Shares:

 Net asset value, redemption price (excludes
 applicable contingent deferred sales charge) and
 offering price per share (based on net assets of
 $2,695,961 and 150,141 shares of capital stock
 outstanding)                                                            $17.96
 -------------------------------------------------------------------------------
 Class Y Shares:

 Net asset value, redemption price and offering
 price per share (based on net assets of $20,680,720
 and 1,142,603 shares of capital stock outstanding)                      $18.10

See accompanying Notes to Financial Statements.

                    16 | OPPENHEIMER QUEST VALUE FUND, INC.

STATEMENT OF OPERATIONS For the Year Ended October 31, 2001

   =======================================================================================
   Investment Income

   Dividends (net of foreign withholding taxes of $43,764)                   $  14,161,970
   ---------------------------------------------------------------------------------------
   Interest                                                                      4,334,849
                                                                             -------------
   Total income                                                                 18,496,819

   =======================================================================================
   Expenses
   Management fees                                                               9,672,069
   ---------------------------------------------------------------------------------------
   Distribution and service plan fees:
   Class A                                                                       2,423,419
   Class B                                                                       3,465,165
   Class C                                                                         849,121
   Class N                                                                           2,150
   ---------------------------------------------------------------------------------------
   Transfer and shareholder servicing agent fees:
   Class A                                                                         986,096
   Class B                                                                         764,933
   Class C                                                                         167,302
   Class N                                                                           1,030
   Class Y                                                                          47,058
   ---------------------------------------------------------------------------------------
   Shareholder reports                                                             289,081
   ---------------------------------------------------------------------------------------
   Directors' compensation                                                          30,372
   ---------------------------------------------------------------------------------------
   Custodian fees and expenses                                                      28,559
   ---------------------------------------------------------------------------------------
   Other                                                                           462,389
                                                                             -------------
   Total expenses                                                               19,188,744
   Less reduction to excess expenses                                               (83,713)
   Less reduction to custodian expenses                                            (19,041)
   Less voluntary waiver of transfer and shareholder servicing agent
   fees-Class Y                                                                     (4,758)
                                                                             -------------
   Net expenses                                                                 19,081,232

   =======================================================================================
   Net Investment Loss                                                            (584,413)

   =======================================================================================
   Realized and Unrealized Gain (Loss)
   Net realized gain (loss) on investments                                      26,691,740
   ---------------------------------------------------------------------------------------
   Net change in unrealized appreciation (depreciation) on investments         (89,735,914)
                                                                             -------------
   Net realized and unrealized gain (loss)                                     (63,044,174)

   ======================================================================================
   Net Decrease in Net Assets Resulting from Operations                      $ (63,628,587)
                                                                             =============

See accompanying Notes to Financial Statements.

                    17 | OPPENHEIMER QUEST VALUE FUND, INC.

STATEMENTS OF CHANGES IN NET ASSETS

 Year Ended October 31,                                         2001            2000
 ===================================================================================

 Operations
 Net investment income (loss)                           $   (584,413) $   (2,388,916)
 -----------------------------------------------------------------------------------
 Net realized gain (loss)                                 26,691,740      29,632,446
 -------------------------------------------------------------------------------------
 Net change in unrealized appreciation (depreciation)    (89,735,914)    (47,103,924)
                                                        ----------------------------
 Net increase (decrease) in net assets resulting from
 operations                                              (63,628,587)    (19,860,394)

 ===================================================================================
 Dividends and/or Distributions to Shareholders
 Distributions from net realized gain:
 Class A                                                 (12,873,705)   (103,683,645)
 Class B                                                  (7,881,656)    (61,125,823)
 Class C                                                  (1,839,669)    (15,442,065)
 Class N                                                          --              --
 Class Y                                                    (321,742)     (1,711,662)

 ===================================================================================
 Capital Stock Transactions
 Net increase (decrease) in net assets resulting from
 capital stock transactions:
 Class A                                                  46,323,847    (224,908,276)
 Class B                                                  11,374,154    (114,394,586)
 Class C                                                   9,956,000     (35,635,653)
 Class N                                                   2,889,520              --
 Class Y                                                   9,297,478         562,999

 ===================================================================================
 Net Assets

 Total decrease                                           (6,704,360)   (576,199,105)
 -----------------------------------------------------------------------------------
 Beginning of period                                     997,891,403   1,574,090,508
                                                        ----------------------------
 End of period (including accumulated net investment
 loss of $101,903 and $107,064, respectively)           $991,187,043  $  997,891,403
                                                        ============================

See accompanying Notes to Financial Statements.

                    18 | OPPENHEIMER QUEST VALUE FUND, INC.

FINANCIAL HIGHLIGHTS

Class A     Year Ended October 31,           2001        2000        1999        1998         1997
======================================================================================================

Per Share Operating Data
Net asset value, beginning of period     $  19.40    $  21.77    $  21.46    $  20.49     $  17.30
------------------------------------------------------------------------------------------------------
Income (loss) from investment
operations:
Net investment income                         .03         .04         .02         .15          .11
Net realized and unrealized gain (loss)     (1.01)        .17        1.28        1.80         4.07
                                         -------------------------------------------------------------
Total income (loss) from
investment operations                        (.98)        .21        1.30        1.95         4.18
------------------------------------------------------------------------------------------------------
Dividends and/or distributions to
shareholders:
Dividends from net investment income           --          --        (.15)       (.11)        (.07)
Dividends in excess of net investment
income                                         --          --          --/1/       --           --
Distributions from net realized gain         (.45)      (2.58)       (.84)       (.87)        (.92)
                                         -------------------------------------------------------------
Total dividends and/or distributions
to shareholders                              (.45)      (2.58)       (.99)       (.98)        (.99)
------------------------------------------------------------------------------------------------------
Net asset value, end of period           $  17.97    $  19.40    $  21.77    $  21.46     $  20.49
                                         =============================================================

======================================================================================================
Total Return, at Net Asset Value/2/         (5.23)%      1.44%       6.15%       9.87%       25.41%

======================================================================================================
Ratios/Supplemental Data

Net assets, end of period (in
thousands)                               $567,124    $569,086    $906,698    $976,655     $699,230
------------------------------------------------------------------------------------------------------
Average net assets (in thousands)        $593,910    $685,319    $977,120    $853,061     $560,582
------------------------------------------------------------------------------------------------------
Ratios to average net assets:/3/
Net investment income                        0.21%       0.05%       0.07%       0.83%        0.74%
Expenses                                     1.57%       1.61%       1.60%       1.59%/4/     1.60%/4/
Expenses, net of reduction
to excess expenses                            N/A        1.56%        N/A         N/A          N/A
------------------------------------------------------------------------------------------------------
Portfolio turnover rate                        19%         51%         62%         21%          20%

1. Less than $0.005 per share.
2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year.
3. Annualized for periods of less than one full year.
4. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

See accompanying Notes to Financial Statements.

                    19 | OPPENHEIMER QUEST VALUE FUND, INC.

FINANCIAL HIGHLIGHTS Continued

Class B Year Ended October 31,               2001       2000       1999       1998          1997
====================================================================================================

Per Share Operating Data
Net asset value, beginning of period     $  18.82   $  21.32   $  21.08   $  20.17      $  17.08
----------------------------------------------------------------------------------------------------
Income (loss) from investment
operations:
Net investment income (loss)                 (.08)      (.17)      (.11)       .07           .05
Net realized and unrealized gain (loss)      (.98)       .25       1.26       1.76          3.97
                                         -----------------------------------------------------------
Total income (loss) from
investment operations                       (1.06)       .08       1.15       1.83          4.02
----------------------------------------------------------------------------------------------------
Dividends and/or distributions to
shareholders:
Dividends from net investment income           --         --       (.07)      (.05)         (.01)
Dividends in excess of net investment          --         --         --/1/      --            --
income
Distributions from net realized gain         (.45)     (2.58)      (.84)      (.87)         (.92)
                                         -----------------------------------------------------------
Total dividends and/or distributions
to shareholders                              (.45)     (2.58)      (.91)      (.92)         (.93)
----------------------------------------------------------------------------------------------------
Net asset value, end of period           $  17.31   $  18.82   $  21.32   $  21.08      $  20.17
                                         ===========================================================
====================================================================================================
Total Return, at Net Asset Value/2/         (5.83)%     0.79%      5.51%      9.38%        24.71%

====================================================================================================
Ratios/Supplemental Data

Net assets, end of period (in
thousands)                               $318,916   $336,225   $520,146   $512,885      $298,348
----------------------------------------------------------------------------------------------------
Average net assets (in thousands)        $346,623   $390,734   $541,440   $417,011      $200,752
----------------------------------------------------------------------------------------------------
Ratios to average net assets:/3/
Net investment income (loss)                (0.45)%    (0.58)%    (0.51)%     0.33%         0.25%
Expenses                                     2.21%      2.24%      2.17%      2.09%/4/      2.10%/4/
Expenses, net of reduction
to excess expenses                            N/A       2.19%       N/A        N/A           N/A
----------------------------------------------------------------------------------------------------
Portfolio turnover rate                        19%        51%        62%        21%           20%

1. Less than $0.005 per share.
2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year.
3. Annualized for periods of less than one full year.
4. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

See accompanying Notes to Financial Statements.

                    20 | OPPENHEIMER QUEST VALUE FUND, INC.

Class C      Year Ended October 31,                    2001     2000      1999      1998        1997
=====================================================================================================

Per Share Operating Data
Net asset value, beginning of period              $   18.83 $  21.32  $  21.07  $  20.17 $     17.07
-----------------------------------------------------------------------------------------------------
Income (loss) from investment operations:
Net investment income (loss)                          (.05)    (.17)     (.11)       .07         .05
Net realized and unrealized gain (loss)              (1.01)      .26      1.26      1.75        3.98
                                                  ---------------------------------------------------
Total income (loss) from
investment operations                                (1.06)      .09      1.15      1.82        4.03
-----------------------------------------------------------------------------------------------------
Dividends and/or distributions to
shareholders:
Dividends from net investment income                     --       --     (.06)     (.05)       (.01)
Dividends in excess of net investment income             --       --       --/1/      --          --
Distributions from net realized gain                  (.45)   (2.58)     (.84)     (.87)       (.92)
                                                  ---------------------------------------------------
Total dividends and/or distributions
to shareholders                                       (.45)   (2.58)     (.90)     (.92)       (.93)
-----------------------------------------------------------------------------------------------------
Net asset value, end of period                    $   17.32 $  18.83  $  21.32  $  21.07 $     20.17
                                                  ===================================================
=====================================================================================================
Total Return, at Net Asset Value/2/                 (5.82)%    0.83%     5.55%     9.32%      24.79%

=====================================================================================================
Ratios/Supplemental Data

Net assets, end of period (in thousands)          $  81,771 $ 79,102 $ 132,668 $ 140,461 $    82,098
-----------------------------------------------------------------------------------------------------
Average net assets (in thousands)                 $  84,956 $ 94,621 $ 143,378 $ 116,160 $    55,969
-----------------------------------------------------------------------------------------------------
Ratios to average net assets:/3/
Net investment income (loss)                        (0.42)%   (0.55)%  (0.48)%     0.33%       0.25%
Expenses                                              2.19%    2.21%     2.15%     2.10%/4/    2.10%/4/
Expenses, net of reduction
to excess expenses                                     N/A     2.16%      N/A       N/A         N/A
-----------------------------------------------------------------------------------------------------
Portfolio turnover rate                                 19%      51%       62%       21%         20%

1. Less than $0.005 per share.
2. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period, with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns. Total returns are not annualized for periods of less than one full year.
3. Annualized for periods of less than one full year.
4. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

See accompanying Notes to Financial Statements.

                    21 | OPPENHEIMER QUEST VALUE FUND, INC.

FINANCIAL HIGHLIGHTS Continued

                                              Class N                                        Class Y
                                         Period Ended                                     Year Ended
                                          October 31,                                    October 31,
                                              2001/1/    2001    2000    1999     1998       1997/2/
====================================================================================================

Per Share Operating Data

Net asset value, beginning of period       $  20.01   $ 19.47 $ 21.82 $ 21.54  $ 20.55    $ 16.50
---------------------------------------------------------------------------------------------------

Income (loss) from investment operations:
Net investment income                            --/3/    .04     .04     .08      .21        .10
Net realized and unrealized gain (loss)       (2.05)     (.96)    .19    1.28     1.83       3.95
                                           --------------------------------------------------------
Total income (loss) from
investment operations                         (2.05)     (.92)    .23    1.36     2.04       4.05
---------------------------------------------------------------------------------------------------
Dividends and/or distributions to shareholders:
Dividends from net investment income             --        --      --    (.24)    (.18)        --
Dividends in excess of net investment income     --        --      --      --/3/    --         --
Distributions from net realized gain             --      (.45)  (2.58)   (.84)    (.87)        --
                                           --------------------------------------------------------
Total dividends and/or distributions
to shareholders                                  --      (.45)  (2.58)  (1.08)   (1.05)        --
---------------------------------------------------------------------------------------------------
Net asset value, end of period             $  17.96   $ 18.10 $ 19.47 $ 21.82  $ 21.54    $ 20.55
                                           ========================================================
===================================================================================================
Total Return, at Net Asset Value/4/          (10.25)%   (4.89)%  1.54%   6.45%   10.36%     24.55%

===================================================================================================
Ratios/Supplemental Data

Net assets, end of period (in thousands)   $  2,696   $20,681 $13,478 $14,579  $10,036    $ 3,086
---------------------------------------------------------------------------------------------------
Average net assets (in thousands)          $    651   $18,259 $12,712 $12,065  $ 5,673    $ 1,372
---------------------------------------------------------------------------------------------------
Ratios to average net assets:/5/
Net investment income (loss)                  (0.13)%    0.52%   0.21%   0.32%    1.30%      1.20%
Expenses                                       1.72%     1.25%   1.45%   1.33%    1.14%/6/   1.19%/6/
Expenses, net of reduction to
excess expenses                                 N/A       N/A    1.40%    N/A      N/A        N/A
Expenses, net of voluntary waiver of
transfer agent fees--Class Y                    N/A      1.22%    N/A     N/A      N/A        N/A
---------------------------------------------------------------------------------------------------
Portfolio turnover rate                          19%       19%     51%     62%      21%        20%

1. For the period from March 1, 2001 (inception of offering) to October 31,
2001.
2. For the period from December 16, 1996 (inception of offering) to October 31,
1997.
3. Less than $0.005 per share.
4. Assumes a $1,000 hypothetical initial investment on the business day before the first day of the fiscal period (or inception of offering), with all dividends and distributions reinvested in additional shares on the reinvestment date, and redemption at the net asset value calculated on the last business day of the fiscal period. Sales charges are not reflected in the total returns.
Total returns are not annualized for periods of less than one full year.
5. Annualized for periods of less than one full year.
6. Expense ratio has been calculated without adjustment for the reduction to custodian expenses.

See accompanying Notes to Financial Statements.

                    22 | OPPENHEIMER QUEST VALUE FUND, INC.

NOTES TO FINANCIAL STATEMENTS

================================================================================
1. Significant Accounting Policies

Oppenheimer Quest Value Fund, Inc. (the Fund) is registered under the Investment
Company Act of 1940, as amended, as an open-end management investment company.
The Fund's investment objective is to seek capital appreciation. The Fund's investment advisor is OppenheimerFunds, Inc. (the Manager). The Manager has
entered into a sub-advisory agreement with OpCap Advisors.

   The Fund offers Class A, Class B, Class C, Class N and Class Y shares. Class
A shares are sold at their offering price, which is normally net asset value plus a front-end sales charge. Class B, Class C and Class N shares are sold without a front-end sales charge but may be subject to a contingent deferred sales charge (CDSC). Class N shares are sold only through retirement plans.
Retirement plans that offer Class N shares may impose charges on those accounts. Class Y shares are sold to certain institutional investors without either a front-end sales charge or a CDSC. All classes of shares have identical rights to earnings, assets and voting privileges, except that each class has its own expenses directly attributable to that class and exclusive voting rights with respect to matters affecting that class. Classes A, B, C and N have separate distribution and/or service plans. No such plan has been adopted for
Class Y shares. Class B shares will automatically convert to Class A shares six years after the date of purchase. The following is a summary of significant accounting policies consistently followed by the Fund.
--------------------------------------------------------------------------------
Securities Valuation. Securities listed or traded on National Stock Exchanges or other domestic or foreign exchanges are valued based on the last sale price of the security traded on that exchange prior to the time when the Fund's assets are valued. In the absence of a sale, the security is valued at the last sale price on the prior trading day, if it is within the spread of the closing bid and asked prices, and if not, at the closing bid price. Securities
(including restricted securities) for which quotations are not readily available are valued primarily using dealer-supplied valuations, a portfolio pricing service authorized by the Board of Directors, or at their fair value.
Fair value is determined in good faith under consistently applied procedures under the supervision of the Board of Directors. Short-term "money market type"
debt securities with remaining maturities of sixty days or less are valued at amortized cost (which approximates market value).
--------------------------------------------------------------------------------
Allocation of Income, Expenses, Gains and Losses. Income, expenses (other than those attributable to a specific class), gains and losses are allocated daily to each class of shares based upon the relative proportion of net assets represented by such class. Operating expenses directly attributable to a specific class are charged against the operations of that class.
--------------------------------------------------------------------------------
Federal Taxes. The Fund intends to continue to comply with provisions of the
Internal Revenue Code applicable to regulated investment companies and to distribute all of its taxable income, including any net realized gain on investments not offset by loss carryovers, to shareholders. Therefore, no federal income or excise tax provision is required.

                    23 | OPPENHEIMER QUEST VALUE FUND, INC.

NOTES TO FINANCIAL STATEMENTS Continued

================================================================================
1. Significant Accounting Policies Continued

Directors' Compensation. The Fund has adopted an unfunded retirement plan for the Fund's independent Board of Directors. Benefits are based on years of service and fees paid to each director during the years of service. During the year ended October 31, 2001, the Fund's projected benefit obligations were decreased by $2,884 and payments of $2,277 were made to retired directors, resulting in an accumulated liability of $101,901 as of October 31, 2001.

   The Board of Directors has adopted a deferred compensation plan for independent directors that enables directors to elect to defer receipt of all or a portion of annual compensation they are entitled to receive from the Fund.
Under the plan, the compensation deferred is periodically adjusted as though an equivalent amount had been invested for the Board of Directors in shares of one or more Oppenheimer funds selected by the director. The amount paid to the
Board of Directors under the plan will be determined based upon the performance of the selected funds. Deferral of directors' fees under the plan will not affect the net assets of the Fund, and will not materially affect the Fund's assets, liabilities or net investment income per share.
--------------------------------------------------------------------------------
Dividends and Distributions to Shareholders. Dividends and distributions to shareholders, which are determined in accordance with income tax regulations, are recorded on the ex-dividend date.
--------------------------------------------------------------------------------
Classification of Dividends and Distributions to Shareholders. Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or realized gain was recorded by the Fund.

   The Fund adjusts the classification of distributions to shareholders to reflect the differences between financial statement amounts and distributions determined in accordance with income tax regulations. Accordingly, during the year ended October 31, 2001, amounts have been reclassified to reflect an increase in additional paid-in capital of $3,028,699, a decrease in accumulated net investment loss of $589,574, and a decrease in accumulated net realized gain on investments of $3,618,273. This reclassification includes $3,028,699 distributed in connection with Fund share redemptions which increased paid-in capital and reduced accumulated net realized gain. Net assets of the Fund were unaffected by the reclassifications.
--------------------------------------------------------------------------------
Investment Income. Dividend income is recorded on the ex-dividend date or upon ex-dividend notification in the case of certain foreign dividends where the ex-
dividend date may have passed. Non-cash dividends included in dividend income, if any, are recorded at the fair market value of the securities received.
Interest income, which includes accretion of discount and amortization of premium, is accrued as earned.

                    24 | OPPENHEIMER QUEST VALUE FUND, INC.

--------------------------------------------------------------------------------
Security Transactions. Security transactions are accounted for as of trade date.
Gains and losses on securities sold are determined on the basis of identified cost.
--------------------------------------------------------------------------------
Other. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

                    25 | OPPENHEIMER QUEST VALUE FUND, INC.

NOTES TO FINANCIAL STATEMENTS Continued

================================================================================
2. Capital Stock

The Fund has authorized 125 million shares of $1.00 par value capital stock in the aggregate to be apportioned among each class of shares. Transactions in shares of capital stock were as follows:

                                  Year Ended October 31, 2001/1/          Year Ended October 31, 2000
                                   Shares              Amount             Shares                Amount
-------------------------------------------------------------------------------------------------------

Class A
Sold                            9,352,021      $  186,833,455          7,369,319       $   136,341,325
Dividends and/or
distributions reinvested          626,615          12,075,026          5,320,582            99,335,067
Redeemed                       (7,755,675)       (152,584,634)       (25,006,301)         (460,584,668)
                              -------------------------------------------------------------------------
Net increase (decrease)         2,222,961      $   46,323,847        (12,316,400)      $  (224,908,276)
                              =========================================================================
-------------------------------------------------------------------------------------------------------
Class B
Sold                            4,296,082      $   82,580,719          2,877,044       $    52,021,342
Dividends and/or
distributions reinvested          381,086           7,118,687          3,169,518            57,747,250
Redeemed                       (4,117,343)        (78,325,252)       (12,581,412)         (224,163,178)
                              -------------------------------------------------------------------------
Net increase (decrease)           559,825      $   11,374,154         (6,534,850)      $  (114,394,586)
                              =========================================================================
-------------------------------------------------------------------------------------------------------
Class C
Sold                            1,664,615      $   31,875,328          1,049,415       $    18,987,209
Dividends and/or
distributions reinvested           88,252           1,648,568            811,047            14,785,640
Redeemed                       (1,233,511)        (23,567,896)        (3,881,669)          (69,408,502)
                              -------------------------------------------------------------------------
Net increase (decrease)           519,356      $    9,956,000         (2,021,207)       $  (35,635,653)
                              =========================================================================
-------------------------------------------------------------------------------------------------------
Class N
Sold                              152,195      $    2,927,413                 --       $            --
Dividends and/or
distributions reinvested               --                  --                 --                    --
Redeemed                           (2,054)            (37,893)                --                    --
                              -------------------------------------------------------------------------
Net increase (decrease)           150,141      $    2,889,520                 --       $            --
                              =========================================================================
-------------------------------------------------------------------------------------------------------
Class Y
Sold                            1,222,217      $   24,487,880            605,486       $    11,164,899
Dividends and/or
distributions reinvested           16,627             321,741             91,386             1,711,661
Redeemed                         (788,350)        (15,512,143)          (673,010)          (12,313,561)
                              -------------------------------------------------------------------------
Net increase (decrease)           450,494      $    9,297,478             23,862       $       562,999
                              =========================================================================

1. For the year ended October 31, 2001, for Class A, B, C and Y shares and for the period from March 1, 2001 (inception of offering) to October 31, 2001, for
Class N shares.

                    26 | OPPENHEIMER QUEST VALUE FUND, INC.

================================================================================
3. Purchases and Sales of Securities

The aggregate cost of purchases and proceeds from sales of securities, other than short-term obligations, for the year ended October 31, 2001, were
$180,048,441 and $182,864,704, respectively.

As of October 31, 2001, unrealized appreciation (depreciation) based on cost of securities for federal income tax purposes of $922,664,970 was:

      Gross unrealized appreciation               $139,330,426
      Gross unrealized depreciation                (70,185,466)
                                                  ------------
      Net unrealized appreciation (depreciation)  $ 69,144,960
                                                  ============

================================================================================
4. Fees and Other Transactions with Affiliates

Management Fees. Management fees paid to the Manager were in accordance with the investment advisory agreement with the Fund which provides for a fee of 1.00% of the first $400 million of average annual net assets of the Fund, 0.90% of the next $400 million, 0.85% of the next $3.2 billion, 0.80% of the next $4 billion and 0.75% of average annual net assets in excess of $8 billion. Effective March
31, 2000, the Manager and the subadvisor had voluntarily agreed to waive advisory fees at an annual rate of 0.05% or 0.10% based on criteria set forth in the prospectus. The foregoing waiver is voluntary and may be terminated by the
Manager or the subadvisor at any time. The Fund's management fee for the year ended October 31, 2001 was an annualized rate of 0.93%.
--------------------------------------------------------------------------------
Subadvisor Fees. The Manager pays OpCap Advisors (the subadvisor) based on the fee schedule set forth in the Prospectus. For the year ended October 31, 2001, the Manager paid $3,120,115 to the subadvisor.
--------------------------------------------------------------------------------
Transfer Agent Fees. OppenheimerFunds Services (OFS), a division of the Manager, acts as the transfer and shareholder servicing agent for the Fund. The Fund pays
OFS an agreed upon per account fee. OFS has voluntarily undertaken to waive a portion of its transfer agent fee for Classes A, B, C, N and Y shares. This voluntary waiver of expenses limits transfer agent fees to 0.35% of average net assets for Classes A, B, C and N shares effective October 1, 2001 and to 0.25%
of average net assets for Class Y shares effective January 1, 2001.
--------------------------------------------------------------------------------
Distribution and Service Plan Fees. Under its General Distributor's Agreement
with the Manager, the Distributor acts as the Fund's principal underwriter in the continuous public offering of the different classes of shares of the Fund.

                    27 | OPPENHEIMER QUEST VALUE FUND, INC.

NOTES TO FINANCIAL STATEMENTS Continued

================================================================================
4. Fees and Other Transactions with Affiliates Continued

The compensation paid to (or retained by) the Distributor from the sale of shares or on the redemption of shares is shown in the table below for the period indicated.

                    Aggregate           Class A     Commissions     Commissions     Commissions     Commissions
                    Front-End         Front-End      on Class A      on Class B      on Class C      on Class N
                Sales Charges     Sales Charges          Shares          Shares          Shares          Shares
                   on Class A       Retained by     Advanced by     Advanced by     Advanced by     Advanced by
Year Ended             Shares       Distributor  Distributor/1/  Distributor/1/  Distributor/1/  Distributor/1/
----------------------------------------------------------------------------------------------------------------

October 31, 2001   $1,162,250          $313,651        $166,769       $1,489,76        $198,443         $26,485

1. The Distributor advances commission payments to dealers for certain sales of Class A shares and for sales of Class B, Class C and Class N shares from its own resources at the time of sale.

                              Class A                    Class B                    Class C                     Class N
                  Contingent Deferred        Contingent Deferred        Contingent Deferred         Contingent Deferred
                        Sales Charges              Sales Charges              Sales Charges               Sales Charges
                          Retained by                Retained by                Retained by                 Retained by
Year Ended                Distributor                Distributor                Distributor                 Distributor
------------------------------------------------------------------------------------------------------------------------

October 31, 2001              $22,583                   $666,068                   $16,783                         $--

The Fund has adopted Distribution and Service Plans for Class A, Class B, Class
C and Class N shares under Rule 12b-1 of the Investment Company Act. Under those plans the Fund pays the Distributor for all or a portion of its costs incurred in connection with the distribution and/or servicing of the shares of the particular class.
--------------------------------------------------------------------------------
Class A Distribution and Service Plan Fees. Under the plan the Fund pays an asset-based sales charge to the Distributor at an annual rate of 0.15% of average annual net assets of Class A shares of the Fund (the Board of Directors can set this rate up to 0.25%). Effective January 1, 2001, the asset-based sales charge rate for Class A shares was reduced from 0.20% to 0.15% of average annual net assets representing Class A shares. Under the Class A service plan, the
Distributor currently uses the fees it receives from the Fund to pay brokers, dealers and other financial institutions. The Class A service plan permits compensation to the Distributor at a rate up to a specified percent of average annual net assets of Class A shares purchased. The Distributor makes payments to plan recipients quarterly at an annual rate not to exceed a specified percent of the average annual net assets consisting of Class A shares of the Fund. For the year ended October 31, 2001, payments under the Class A Plan totaled $2,423,419, all of which was paid by the Distributor to recipients. That included $108,654 paid to an affiliate of the Manager. Any unreimbursed expenses the Distributor incurs with respect to Class A shares in any fiscal year cannot be recovered in subsequent years.
--------------------------------------------------------------------------------
Class B, Class C and Class N Distribution and Service Plan Fees. Under each plan, service fees and distribution fees are computed on the average of the net asset value of shares in the respective class, determined as of the close of each regular business day during the period. The Class B, Class C and Class N plans provide for the Distributor to be compensated at a flat rate, whether the
Distributor's distribution expenses are more or less than the amounts paid by the Fund under the plan during the period for which the fee is paid.

                    28 | OPPENHEIMER QUEST VALUE FUND, INC.

   The Distributor retains the asset-based sales charge on Class B shares. The
Distributor retains the asset-based sales charge on Class C shares during the first year the shares are outstanding. The Distributor retains the asset-based sales charge on Class N shares. The asset-based sales charges on Class B, Class
C and Class N shares allow investors to buy shares without a front-end sales charge while allowing the Distributor to compensate dealers that sell those shares.

   The Distributor's actual expenses in selling Class B, Class C and Class N shares may be more than the payments it receives from the contingent deferred sales charges collected on redeemed shares and asset-based sales charges from the Fund under the plans. If any plan is terminated by the Fund, the Board of
Directors may allow the Fund to continue payments of the asset-based sales charge to the Distributor for distributing shares before the plan was terminated. The plans allow for the carryforward of distribution expenses, to be recovered from asset-based sales charges in subsequent fiscal periods.

Distribution fees paid to the Distributor for the year ended October 31, 2001, were as follows:

                                                                            Distributor's
                                                        Distributor's           Aggregate
                                                            Aggregate        Unreimbursed
                                               Amount    Unreimbursed       Expenses as %
                  Total Payments          Retained by        Expenses       of Net Assets
                      Under Plan          Distributor      Under Plan            of Class
------------------------------------------------------------------------------------------

Class B Plan          $3,465,165           $2,681,984      $7,837,872                2.46%
Class C Plan             849,121              136,939       1,775,561                2.17
Class N Plan               2,150                1,841          45,387                1.68

==========================================================================================

5. Illiquid Securities
As of October 31, 2001, investments in securities included issues that are illiquid. A security may be considered illiquid if it lacks a readily available market or if its valuation has not changed for a certain period of time. The
Fund intends to invest no more than 15% of its net assets (determined at the time of purchase and reviewed periodically) in illiquid securities. The aggregate value of illiquid securities subject to this limitation as of October
31, 2001, was zero.

================================================================================
6. Bank Borrowings
The Fund may borrow from a bank for temporary or emergency purposes including, without limitation, funding of shareholder redemptions provided asset coverage for borrowings exceeds 300%. The Fund has entered into an agreement which enables it to participate with other Oppenheimer funds in an unsecured line of credit with a bank, which permits borrowings up to $400 million, collectively.
Interest is charged to each fund, based on its borrowings, at a rate equal to the Federal Funds Rate plus 0.45%. Borrowings are payable 30 days after such loan is executed. The Fund also pays a commitment fee equal to its pro rata share of the average unutilized amount of the credit facility at a rate of 0.08%
per annum.

   The Fund had no borrowings outstanding during the year ended or at October
31, 2001.

                                                              Appendix A

                                                          RATINGS DEFINITIONS

Below are summaries of the rating definitions used by the nationally-recognized rating agencies listed below. Those ratings represent the opinion of the agency as to the credit quality of issues that they rate. The summaries below are based upon publicly-available information provided by the rating organizations.

Moody's Investors Service, Inc.
---------------------------------------------------------------------------------------------------------------------------------------

Long-Term (Taxable) Bond Ratings

Aaa: Bonds rated "Aaa" are judged to be the best quality. They carry the smallest degree of investment risk.  Interest payments are protected by a large or by an exceptionally stable margin and principal is secure.  While the various protective elements are likely to change, the changes that can be expected are most unlikely to impair the fundamentally strong position of such issues.

Aa: Bonds rated "Aa" are judged to be of high quality by all standards. Together with the "Aaa" group, they comprise what are generally known as high-grade bonds.  They are rated lower than the best bonds because margins of protection may not be as large as with "Aaa" securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than that of "Aaa" securities.

A: Bonds rated "A" possess many favorable investment attributes and are to be considered as upper-medium grade obligations.  Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment some time in the future.

Baa: Bonds rated "Baa" are considered medium-grade obligations; that is, they are neither highly protected nor poorly secured.
Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and have speculative characteristics as well.

Ba: Bonds rated "Ba" are judged to have speculative elements. Their future cannot be considered well-assured.  Often the protection of interest and principal payments may be very moderate and thereby not well safeguarded during both good and bad times over the future.  Uncertainty of position characterizes bonds in this class.

B: Bonds rated "B" generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa: Bonds rated "Caa" are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

Ca: Bonds rated "Ca" represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

C:  Bonds rated "C" are the lowest class of rated bonds and can be regarded as having extremely poor prospects of ever attaining any real investment standing.
Con.  (...):  Bonds  for which the  security  depends  on the  completion  of some act or the  fulfillment  of some  condition  are rated conditionally.  These bonds are secured by (a)  earnings  of  projects  under  construction,  (b)  earnings of projects  unseasoned  in operating  experience,  (c) rentals that begin when  facilities are completed,  or (d) payments to which some other limiting  condition attaches.  The parenthetical  rating denotes probable credit stature upon completion of construction or elimination of the basis of the condition.

Moody's applies numerical modifiers 1, 2, and 3 in each generic rating classification from "Aa" through "Caa." The modifier "1"
indicates that the obligation ranks in the higher end of its generic rating category; the modifier "2" indicates a mid-range ranking;
and the modifier "3" indicates a ranking in the lower end of that generic rating category. Advanced refunded issues that are secured by certain assets are identified with a # symbol.

Short-Term Ratings - Taxable Debt

These ratings apply to the ability of issuers to honor senior debt obligations having an original maturity not exceeding one year:

Prime-1: Issuer has a superior ability for repayment of senior short-term debt obligations.

Prime-2: Issuer has a strong ability for repayment of senior short-term debt obligations. Earnings trends and coverage ratios, while sound, may be more subject to variation. Capitalization characteristics, while appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

Prime-3: Issuer has an acceptable ability for repayment of senior short-term obligations. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

Not Prime: Issuer does not fall within any Prime rating category.

Standard & Poor's Rating Services
---------------------------------------------------------------------------------------------------------------------------------------

Long-Term Credit Ratings

AAA: Bonds rated "AAA" have the highest rating assigned by Standard & Poor's. The obligor's  capacity to meet its financial  commitment on the obligation is extremely strong.

AA: Bonds rated "AA" differ from the highest  rated  obligations  only in small degree.  The  obligor's  capacity to meet its financial commitment on the obligation is very strong.

A: Bonds rated "A" are somewhat more  susceptible  to the adverse  effects of changes in  circumstances  and economic  conditions  than obligations in higher-rated  categories.  However,  the obligor's capacity to meet its financial  commitment on the obligation is still strong.

BBB: Bonds rated "BBB" exhibit adequate  protection  parameters.  However,  adverse economic  conditions or changing  circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

BB, B, CCC, CC, and C
Bonds rated "BB", "B", "CCC", "CC" and "C" are regarded as having  significant  speculative  characteristics.  "BB" indicates the least degree of  speculation,  and "C" the highest.  While such  obligations  will likely have some quality and  protective  characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.
BB:  Bonds  rated  "BB"  are less  vulnerable  to  nonpayment  than  other  speculative  issues.  However,  these  face  major  ongoing uncertainties  or  exposure to adverse  business,  financial,  or economic  conditions  which  could lead to the  obligor's  inadequate capacity to meet its financial commitment on the obligation.

B: Bonds rated "B" are more vulnerable to nonpayment than  obligations  rated "BB", but the obligor  currently has the capacity to meet its financial  commitment on the  obligation.  Adverse  business,  financial,  or economic  conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

CCC: Bonds rated "CCC" are currently  vulnerable to nonpayment,  and are dependent upon  favorable  business,  financial,  and economic conditions  for the  obligor to meet its  financial  commitment  on the  obligation.  In the event of adverse  business,  financial  or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

CC:  Bonds rated "CC" are currently highly vulnerable to nonpayment.

C: A subordinated  debt or preferred stock  obligation rated "C" is currently  highly  vulnerable to nonpayment.  The "C" rating may be used to cover a  situation  where a  bankruptcy  petition  has been  filed or similar  action  has been  taken,  but  payments  on this obligation  are being  continued.  A "C" also will be assigned  to a preferred  stock  issue in arrears on  dividends  or sinking  fund payments, but that is currently paying.

D: Bonds rated "D" are in default.  Payments on the obligation  are not being made on the date due even if the applicable  grace period has not expired,  unless  Standard and Poor's  believes that such  payments will be made during such grace period.  The "D" rating will also be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

The ratings from "AA" to "CCC" may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the major rating categories. The "r" symbol is attached to the ratings of instruments with significant noncredit risks.

Short-Term Issue Credit Ratings

A-1: Obligation is rated in the highest category. The obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, a plus (+) sign designation indicates the obligor's capacity to meet its financial obligation is extremely strong.

A-2:  Obligation is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory.

A-3: Obligation exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

B: Obligation is regarded as having significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation. However, it faces major ongoing uncertainties which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

C: Obligation is currently vulnerable to nonpayment and is dependent upon favorable business, financial, and economic conditions for the obligor to meet its financial commitment on the obligation.

D: Obligation is in payment default. Payments on the obligation have not been made on the due date even if the applicable grace period has not expired, unless Standard and Poor's believes that such payments will be made during such grace period. The "D" rating will also be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

Fitch, Inc.
---------------------------------------------------------------------------------------------------------------------------------------

International Long-Term Credit Ratings

Investment Grade:
AAA: Highest Credit Quality. "AAA" ratings denote the lowest expectation of credit risk. They are assigned only in the case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

AA: Very High Credit Quality. "AA" ratings denote a very low expectation of credit risk. They indicate a very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

A: High Credit Quality. "A" ratings denote a low expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

BBB: Good Credit Quality. "BBB" ratings indicate that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment-grade category.

Speculative Grade:

BB: Speculative. "BB" ratings indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic change over time. However, business or financial alternatives may be available to allow financial commitments to be met.
Securities rated in this category are not investment grade.

B: Highly Speculative. "B" ratings indicate that significant credit risk is present, but a limited margin of safety remains.
Financial commitments are currently being met. However, capacity for continued payment is contingent upon a sustained, favorable business and economic environment.

CCC, CC C: High Default Risk.  Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon sustained, favorable business or economic developments. A "CC" rating indicates that default of some kind appears probable. "C"
ratings signal imminent default.

DDD, DD, and D: Default. The ratings of obligations in this category are based on their prospects for achieving partial or full recovery in a reorganization or liquidation of the obligor. While expected recovery values are highly speculative and cannot be estimated with any precision, the following serve as general guidelines. "DDD" obligations have the highest potential for recovery, around 90%-100% of outstanding amounts and accrued interest. "DD" indicates potential recoveries in the range of 50%-90%, and "D" the lowest recovery potential, i.e., below 50%.

Entities rated in this category have defaulted on some or all of their obligations. Entities rated "DDD" have the highest prospect for resumption of performance or continued operation with or without a formal reorganization process. Entities rated "DD" and "D" are generally undergoing a formal reorganization or liquidation process; those rated "DD" are likely to satisfy a higher portion of their outstanding obligations, while entities rated "D" have a poor prospect for repaying all obligations.
Plus (+) and minus (-) signs may be appended to a rating symbol to denote relative status within the major rating categories.  Plus and minus signs are not added to the "AAA" category or to categories below "CCC," nor to short-term ratings other than "F1" (see below).

International Short-Term Credit Ratings

F1:  Highest credit quality. Strongest capacity for timely payment of financial commitments. May have an added "+" to denote any exceptionally strong credit feature.

F2:   Good credit quality. A satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of higher ratings.

F3:   Fair credit quality. Capacity for timely payment of financial commitments is adequate. However, near-term adverse changes could result in a reduction to non-investment grade.

B:    Speculative. Minimal capacity for timely payment of financial commitments, plus vulnerability to near-term adverse changes in financial and economic conditions.

C:      High default risk. Default is a real possibility. Capacity for meeting financial commitments is solely reliant upon a sustained, favorable business and economic environment.

D:     Default. Denotes actual or imminent payment default.

                                                              Appendix B

---------------------------------------------------------------------------------------------------------------------------------------
                                              Industry Classifications
---------------------------------------------------------------------------------------------------------------------------------------

Aerospace/Defense                                           Food and Drug Retailers
Air Transportation                                          Gas Utilities
Asset-Backed                                                Health Care/Drugs
Auto Parts and Equipment                                    Health Care/Supplies & Services
Automotive                                                  Homebuilders/Real Estate
Bank Holding Companies                                      Hotel/Gaming
Banks                                                       Industrial Services
Beverages                                                   Information Technology
Broadcasting                                                Insurance
Broker-Dealers                                              Leasing & Factoring
Building Materials                                          Leisure
Cable Television                                            Manufacturing
Chemicals                                                   Metals/Mining
Commercial Finance                                          Nondurable Household Goods
Communication Equipment                                     Office Equipment
Computer Hardware                                           Oil - Domestic
Computer Software                                           Oil - International
Conglomerates                                               Paper
Consumer Finance                                            Photography
Consumer Services                                           Publishing
Containers                                                  Railroads & Truckers
Convenience Stores                                          Restaurants
Department Stores                                           Savings & Loans
Diversified Financial                                       Shipping
Diversified Media                                           Special Purpose Financial
Drug Wholesalers                                            Specialty Printing
Durable Household Goods                                     Specialty Retailing
Education                                                   Steel
Electric Utilities                                          Telecommunications - Long Distance
Electrical Equipment                                        Telephone - Utility
Electronics                                                 Textile, Apparel & Home Furnishings
Energy Services                                             Tobacco
Entertainment/Film                                          Trucks and Parts
Environmental                                               Wireless Services
Food

                                                              Appendix C

                                    OppenheimerFunds Special Sales Charge Arrangements and Waivers

In certain cases, the initial sales charge that applies to purchases of Class A shares5 of the Oppenheimer funds or the contingent deferred sales charge that may apply to Class A, Class B or Class C shares may be waived.6  That is because of the economies of sales efforts realized by OppenheimerFunds Distributor, Inc., (referred to in this document as the "Distributor"), or by dealers or other financial institutions that offer those shares to certain classes of investors.

Not all waivers apply to all funds. For example, waivers relating to Retirement Plans do not apply to Oppenheimer municipal funds, because shares of those funds are not available for purchase by or on behalf of retirement plans. Other waivers apply only to shareholders of certain funds.

For the purposes of some of the waivers described below and in the Prospectus and Statement of Additional Information of the
applicable Oppenheimer funds, the term "Retirement Plan" refers to the following types of plans:
(1)      plans qualified under Sections 401(a) or 401(k) of the Internal Revenue Code,
(2)      non-qualified deferred compensation plans,
(3)      employee benefit plans7
(4)      Group Retirement Plans8
(5)      403(b)(7) custodial plan accounts
(6)      Individual Retirement Accounts ("IRAs"), including traditional IRAs, Roth IRAs, SEP-IRAs, SARSEPs or SIMPLE plans

The interpretation of these provisions as to the applicability of a special arrangement or waiver in a particular case is in the sole discretion of the Distributor or the transfer agent (referred to in this document as the "Transfer Agent") of the particular
Oppenheimer fund. These waivers and special arrangements may be amended or terminated at any time by a particular fund, the
Distributor, and/or OppenheimerFunds, Inc. (referred to in this document as the "Manager").

Waivers that apply at the time shares are redeemed must be requested by the shareholder and/or dealer in the redemption request.
                              Applicability of Class A Contingent Deferred Sales Charges in Certain Cases

Purchases of Class A Shares of Oppenheimer Funds That Are Not Subject to Initial Sales Charge but May Be Subject to the Class A
Contingent Deferred Sales Charge (unless a waiver applies).

         There is no initial sales charge on purchases of Class A shares of any of the Oppenheimer funds in the cases listed below.
However, these purchases may be subject to the Class A contingent deferred sales charge if redeemed within 18 months of the end of the calendar month of their purchase, as described in the Prospectus (unless a waiver described elsewhere in this Appendix applies to the redemption). Additionally, on shares purchased under these waivers that are subject to the Class A contingent deferred sales charge, the Distributor will pay the applicable concession described in the Prospectus under "Class A Contingent Deferred Sales
Charge."9 This waiver provision applies to:

-        Purchases of Class A shares aggregating $1 million or more.

-        Purchases of Class A shares by a Retirement Plan that was permitted to purchase such shares at net asset value but subject to a contingent deferred sales charge prior to March 1, 2001.

              -     Purchases by an OppenheimerFunds-sponsored Rollover IRA, if the purchases are made:
(1)      through a broker, dealer, bank or registered investment adviser that has made special arrangements with the Distributor for those purchases, or
(2)      by a direct rollover of a distribution from a qualified Retirement Plan if the administrator of that Plan has made special arrangements with the Distributor for those purchases.

      -           Purchases of Class A shares by Retirement Plans that have any of the following record-keeping arrangements:
(1)      The record keeping is performed by Merrill Lynch Pierce Fenner & Smith, Inc. ("Merrill Lynch") on a daily valuation basis for the Retirement Plan. On the date the plan sponsor signs the record-keeping service agreement with Merrill Lynch, the
              Plan must have $3 million or more of its assets invested in (a) mutual funds, other than those advised or managed by
              Merrill Lynch Investment Management, L.P. ("MLIM"), that are made available under a Service Agreement between Merrill
              Lynch and the mutual fund's principal underwriter or distributor, and  (b)  funds advised or managed by MLIM (the funds described in (a) and (b) are referred to as "Applicable Investments").

(2)      The record keeping for the Retirement Plan is performed on a daily valuation basis by a record keeper whose services are provided under a contract or arrangement between the Retirement Plan and Merrill Lynch. On the date the plan sponsor signs the record keeping service agreement with Merrill Lynch, the Plan must have $3 million or more of its assets
              (excluding assets invested in money market funds) invested in Applicable Investments.
(3)      The record keeping for a Retirement Plan is handled under a service agreement with Merrill Lynch and on the date the plan sponsor signs that agreement, the Plan has 500 or more eligible employees (as determined by the Merrill Lynch plan conversion manager).

      -           Purchases by a Retirement  Plan whose record keeper had a  cost-allocation  agreement  with the Transfer  Agent on or before March 1, 2001.

                                         Waivers of Class A Sales Charges of Oppenheimer Funds

A.  Waivers of Initial and Contingent Deferred Sales Charges for Certain Purchasers.

Class A shares purchased by the following investors are not subject to any Class A sales charges (and no concessions are paid by the
Distributor on such purchases):
-        The Manager or its affiliates.

-        Present or former officers, directors, trustees and employees (and their "immediate families") of the Fund, the Manager and its affiliates, and retirement plans established by them for their employees. The term "immediate family" refers to one's spouse, children, grandchildren, grandparents, parents, parents-in-law, brothers and sisters, sons- and daughters-in-law, a sibling's spouse, a spouse's siblings, aunts, uncles, nieces and nephews; relatives by virtue of a remarriage
         (step-children, step-parents, etc.) are included.
-        Registered management investment companies, or separate accounts of insurance companies having an agreement with the Manager or the Distributor for that purpose.
-        Dealers or brokers that have a sales agreement with the Distributor, if they purchase shares for their own accounts or for retirement plans for their employees.
-        Employees and registered representatives (and their spouses) of dealers or brokers described above or financial institutions that have entered into sales arrangements with such dealers or brokers (and which are identified as such to the Distributor)
         or with the Distributor. The purchaser must certify to the Distributor at the time of purchase that the purchase is for the purchaser's own account (or for the benefit of such employee's spouse or minor children).
-        Dealers, brokers, banks or registered investment advisors that have entered into an agreement with the Distributor providing specifically for the use of shares of the Fund in particular investment products made available to their clients. Those clients may be charged a transaction fee by their dealer, broker, bank or advisor for the purchase or sale of Fund shares.
-        Investment advisors and financial planners who have entered into an agreement for this purpose with the Distributor and who charge an advisory, consulting or other fee for their services and buy shares for their own accounts or the accounts of their clients.
-        "Rabbi trusts" that buy shares for their own accounts, if the purchases are made through a broker or agent or other financial intermediary that has made special arrangements with the Distributor for those purchases.
-        Clients of investment advisors or financial planners (that have entered into an agreement for this purpose with the
         Distributor) who buy shares for their own accounts may also purchase shares without sales charge but only if their accounts are linked to a master account of their investment advisor or financial planner on the books and records of the broker, agent or financial intermediary with which the Distributor has made such special arrangements . Each of these investors may be charged a fee by the broker, agent or financial intermediary for purchasing shares.
-        Directors, trustees, officers or full-time employees of OpCap Advisors or its affiliates, their relatives or any trust, pension, profit sharing or other benefit plan which beneficially owns shares for those persons.
-        Accounts for which Oppenheimer Capital (or its successor) is the investment advisor (the Distributor must be advised of this arrangement) and persons who are directors or trustees of the company or trust which is the beneficial owner of such accounts.
-        A unit investment trust that has entered into an appropriate agreement with the Distributor.
-        Dealers, brokers, banks, or registered investment advisers that have entered into an agreement with the Distributor to sell shares to defined contribution employee retirement plans for which the dealer, broker or investment adviser provides administration services.
     Retirement Plans and deferred compensation plans and trusts used to fund those plans (including, for example, plans qualified or created under sections 401(a), 401(k), 403(b) or 457 of the Internal Revenue Code), in each case if those purchases are made through a broker, agent or other financial intermediary that has made special arrangements with the Distributor for those purchases.
-        A TRAC-2000 401(k) plan (sponsored by the former Quest for Value Advisors) whose Class B or Class C shares of a Former Quest for Value Fund were exchanged for Class A shares of that Fund due to the termination of the Class B and Class C TRAC-2000 program on November 24, 1995.
-        A qualified Retirement Plan that had agreed with the former Quest for Value Advisors to purchase shares of any of the Former
         Quest for Value Funds at net asset value, with such shares to be held through DCXchange, a sub-transfer agency mutual fund clearinghouse, if that arrangement was consummated and share purchases commenced by December 31, 1996.

B.  Waivers of Initial and Contingent Deferred Sales Charges in Certain Transactions.

Class A shares issued or purchased in the following transactions are not subject to sales charges (and no concessions are paid by the
Distributor on such purchases):
      -           Shares issued in plans of reorganization,  such as mergers, asset acquisitions and exchange offers, to which the Fund is a party.

-        Shares purchased by the reinvestment of dividends or other distributions reinvested from the Fund or other Oppenheimer funds
         (other than Oppenheimer Cash Reserves) or unit investment trusts for which reinvestment arrangements have been made with the
         Distributor.
-        Shares purchased through a broker-dealer that has entered into a special agreement with the Distributor to allow the broker's customers to purchase and pay for shares of Oppenheimer funds using the proceeds of shares redeemed in the prior 30 days from a mutual fund (other than a fund managed by the Manager or any of its subsidiaries) on which an initial sales charge or contingent deferred sales charge was paid. This waiver also applies to shares purchased by exchange of shares of
         Oppenheimer Money Market Fund, Inc. that were purchased and paid for in this manner. This waiver must be requested when the purchase order is placed for shares of the Fund, and the Distributor may require evidence of qualification for this waiver.
-        Shares purchased with the proceeds of maturing principal units of any Qualified Unit Investment Liquid Trust Series.
-        Shares purchased by the reinvestment of loan repayments by a participant in a Retirement Plan for which the Manager or an affiliate acts as sponsor.

C.  Waivers of the Class A Contingent Deferred Sales Charge for Certain Redemptions.

The Class A contingent deferred sales charge is also waived if shares that would otherwise be subject to the contingent deferred sales charge are redeemed in the following cases:

      -           To make  Automatic  Withdrawal  Plan  payments  that are limited  annually  to no more than 12% of the account  value adjusted annually.

-        Involuntary redemptions of shares by operation of law or involuntary redemptions of small accounts (please refer to
         "Shareholder Account Rules and Policies," in the applicable fund Prospectus).
-        For distributions from Retirement Plans, deferred compensation plans or other employee benefit plans for any of the following purposes:
(1)      Following the death or disability (as defined in the Internal Revenue Code) of the participant or beneficiary. The death or disability must occur after the participant's account was established.
(2)      To return excess contributions.
(3)      To return contributions made due to a mistake of fact.
(4)      Hardship withdrawals, as defined in the plan.10
(5)      Under a Qualified Domestic Relations Order, as defined in the Internal Revenue Code, or, in the case of an IRA, a divorce or separation agreement described in Section 71(b) of the Internal Revenue Code.
(6)      To meet the minimum distribution requirements of the Internal Revenue Code.
(7)      To make "substantially equal periodic payments" as described in Section 72(t) of the Internal Revenue Code.
(8)      For loans to participants or beneficiaries.
(9)      Separation from service.11
         Participant-directed redemptions to purchase shares of a mutual fund (other than a fund managed by the Manager or a subsidiary of the Manager) if the plan has made special arrangements with the Distributor.
         Plan termination or "in-service distributions," if the redemption proceeds are rolled over directly to an
                OppenheimerFunds-sponsored IRA.

     -   For distributions from Retirement Plans having 500 or more eligible employees, except distributions due to termination of all of the Oppenheimer funds as an investment option under the Plan.
      -           For distributions  from 401(k) plans sponsored by broker-dealers  that have entered into a special agreement with the
      Distributor allowing this waiver.

                            III. Waivers of Class B, Class C and Class N Sales Charges of Oppenheimer Funds

The Class B, Class C and Class N contingent deferred sales charges will not be applied to shares purchased in certain types of transactions or redeemed in certain circumstances described below.

A.  Waivers for Redemptions in Certain Cases.

The Class B, Class C and Class N contingent deferred sales charges will be waived for redemptions of shares in the following cases:
-        Shares redeemed involuntarily, as described in "Shareholder Account Rules and Policies," in the applicable Prospectus.
-        Redemptions from accounts other than Retirement Plans following the death or disability of the last surviving shareholder, including a trustee of a grantor trust or revocable living trust for which the trustee is also the sole beneficiary. The death or disability must have occurred after the account was established, and for disability you must provide evidence of a determination of disability by the Social Security Administration.
-        Distributions from accounts for which the broker-dealer of record has entered into a special agreement with the Distributor allowing this waiver.
-        Redemptions of Class B shares held by Retirement Plans whose records are maintained on a daily valuation basis by Merrill
         Lynch or an independent record keeper under a contract with Merrill Lynch.
-        Redemptions of Class C shares of Oppenheimer U.S. Government Trust from accounts of clients of financial institutions that have entered into a special arrangement with the Distributor for this purpose.
-        Redemptions requested in writing by a Retirement Plan sponsor of Class C shares of an Oppenheimer fund in amounts of $1 million or more held by the Retirement Plan for more than one year, if the redemption proceeds are invested in Class A shares of one or more Oppenheimer funds.

-        Distributions12 from Retirement Plans or other employee benefit plans for any of the following purposes:
(1)      Following the death or disability (as defined in the Internal Revenue Code) of the participant or beneficiary. The death or disability must occur after the participant's account was established in an Oppenheimer fund.
(2)      To return excess contributions made to a participant's account.
(3)      To return contributions made due to a mistake of fact.
(4)      To make hardship withdrawals, as defined in the plan.13
(5)      To make distributions required under a Qualified Domestic Relations Order or, in the case of an IRA, a divorce or separation agreement described in Section 71(b) of the Internal Revenue Code.
(6)      To meet the minimum distribution requirements of the Internal Revenue Code.
(7)      To make "substantially equal periodic payments" as described in Section 72(t) of the Internal Revenue Code.
(8)      For loans to participants or beneficiaries.14
(9)      On account of the participant's separation from service.15
(10)     Participant-directed redemptions to purchase shares of a mutual fund (other than a fund managed by the Manager or a subsidiary of the Manager) offered as an investment option in a Retirement Plan if the plan has made special arrangements with the Distributor.
(11)     Distributions made on account of a plan termination or "in-service" distributions, if the redemption proceeds are rolled over directly to an OppenheimerFunds-sponsored IRA.

(12)     Distributions from Retirement Plans having 500 or more eligible employees, except distributions made because of the elimination of all of the Oppenheimer funds as an investment option under the Plan.
(13)     For distributions from a participant's account under an Automatic Withdrawal Plan after the participant reaches age 59 1/2, as long as the aggregate value of the distributions does not exceed 10% of the account's value, adjusted annually.
         (14)   Redemptions of Class B shares under an Automatic Withdrawal Plan for an account other than a Retirement Plan, if the aggregate value of the redeemed shares does not exceed 10% of the account's value, adjusted annually.
         (15)   For distributions from 401(k) plans sponsored by broker-dealers that have entered into a special arrangement with the
                Distributor allowing this waiver.
         -    Redemptions  of Class B shares  or Class C shares  under an  Automatic  Withdrawal  Plan  from an  account  other  than a
Retirement Plan if the aggregate value of the redeemed shares does not exceed 10% of the account's value annually.

B.  Waivers for Shares Sold or Issued in Certain Transactions.

The contingent deferred sales charge is also waived on Class B and Class C shares sold or issued in the following cases:
-        Shares sold to the Manager or its affiliates.
-        Shares sold to registered management investment companies or separate accounts of insurance companies having an agreement with the Manager or the Distributor for that purpose.
-        Shares issued in plans of reorganization to which the Fund is a party.
-        Shares sold to present or former officers, directors, trustees or employees (and their "immediate families" as defined above in Section I.A.) of the Fund, the Manager and its affiliates and retirement plans established by them for their employees.

  Special Sales Charge Arrangements for Shareholders of Certain Oppenheimer Funds Who Were Shareholders of FormerIV. Quest for Value
                                                                     Funds

The initial and contingent deferred sales charge rates and waivers for Class A, Class B and Class C shares described in the
Prospectus or Statement of Additional Information of the Oppenheimer funds are modified as described below for certain persons who were shareholders of the former Quest for Value Funds.  To be eligible, those persons must have been shareholders on November 24,
1995, when OppenheimerFunds, Inc. became the investment advisor to those former Quest for Value Funds.  Those funds include:

                               ---------------------------- ---------------------------- ----------------------------

       Oppenheimer Quest Value Fund, Inc.                                               o                            Sales Charge as a % of Net Amount Invested
       Oppenheimer Small Cap Value Fund
       Oppenheimer Quest Balanced Value Fund
       Oppenheimer Quest Global Value Fund, Inc.
       Oppenheimer Quest Opportunity Value Fund

       These arrangements also apply to shareholders of
       the following funds when they merged (were
       reorganized) into various Oppenheimer funds on
       November 24, 1995:

     Quest for Value U.S. Government Income Fund
     Quest for Value New York Tax-Exempt Fund
     Quest for Value Investment Quality Income Fund
     Quest for Value National Tax-Exempt Fund
     Quest for Value Global Income Fund
     Quest for Value California Tax-Exempt Fund

            All of the funds listed above are referred to
   in this Appendix as the "Former Quest for Value
   Funds."  The waivers of initial and contingent
   deferred sales charges described in this Appendix
   apply to shares of an Oppenheimer fund that are
   either:

         -           acquired    by    such    shareholder
         pursuant   to  an   exchange   of  shares  of  an
         Oppenheimer  fund  that  was  one of  the  Former
         Quest for Value Funds, or
            -        purchased  by  such   shareholder  by
   exchange  of shares of  another  Oppenheimer  fund that
   were  acquired  pursuant  to the  merger  of any of the
   Former   Quest  for  Value   Funds   into  that   other
   Oppenheimer fund on November 24, 1995.

   A.  Reductions or Waivers of Class A Sales Charges.

            - -  Reduced Class A Initial Sales Charge
   Rates for Certain Former Quest for Value Funds
   Shareholders.

   Purchases by Groups and Associations.  The following
   table sets forth the initial sales charge rates for
   Class A shares purchased by members of "Associations"
   formed for any purpose other than the purchase of
   securities. The rates in the table apply if that
   Association purchased shares of any of the Former
   Quest for Value Funds or received a proposal to
   purchase such shares from OCC Distributors prior to
   November 24, 1995.

   Number of Eligible Employees or Members                  IConcessioneasC%aofeOffering Priceering Price    Initial

                               ---------------------------- ---------------------------- ----------------------------
------------------------------ ---------------------------- ---------------------------- ----------------------------
9 or Fewer                                2.50%                        2.56%                        2.00%
------------------------------ ---------------------------- ---------------------------- ----------------------------
------------------------------ ---------------------------- ---------------------------- ----------------------------
At  least  10  but  not  more             2.00%                        2.04%                        1.60%
than 49
------------------------------ ---------------------------- ---------------------------- ----------------------------

         For purchases by Associations having 50 or more eligible employees or members, there is no initial sales charge on purchases of Class A shares, but those shares are subject to the Class A contingent deferred sales charge described in the applicable fund's
Prospectus.

         Purchases made under this arrangement qualify for the lower of either the sales charge rate in the table based on the number of members of an Association, or the sales charge rate that applies under the Right of Accumulation described in the applicable fund's Prospectus and Statement of Additional Information. Individuals who qualify under this arrangement for reduced sales charge rates as members of Associations also may purchase shares for their individual or custodial accounts at these reduced sales charge rates, upon request to the Distributor.

         - -  Waiver of Class A Sales Charges for Certain Shareholders.  Class A shares purchased by the following investors are not subject to any Class A initial or contingent deferred sales charges:
              -   Shareholders who were shareholders of the AMA Family of Funds on February 28, 1991 and who acquired shares of any of the Former Quest for Value Funds by merger of a portfolio of the AMA Family of Funds.
              -   Shareholders who acquired shares of any Former Quest for Value Fund by merger of any of the portfolios of the
                  Unified Funds.
         - -  Waiver of Class A Contingent Deferred Sales Charge in Certain Transactions.  The Class A contingent deferred sales charge will not apply to redemptions of Class A shares purchased by the following investors who were shareholders of any Former Quest for Value Fund:

         Investors who purchased Class A shares from a dealer that is or was not permitted to receive a sales load or redemption fee imposed on a shareholder with whom that dealer has a fiduciary relationship, under the Employee Retirement Income Security Act of
1974 and regulations adopted under that law.

B.  Class A, Class B and Class C Contingent Deferred Sales Charge Waivers.

         - -  Waivers for Redemptions of Shares Purchased Prior to March 6, 1995.  In the following cases, the contingent deferred sales charge will be waived for redemptions of Class A, Class B or Class C shares of an Oppenheimer fund. The shares must have been acquired by the merger of a Former Quest for Value Fund into the fund or by exchange from an Oppenheimer fund that was a Former Quest for Value Fund or into which such fund merged. Those shares must have been purchased prior to March 6, 1995 in connection with:
                  -        withdrawals  under an automatic  withdrawal plan holding only either Class B or Class C shares if the annual withdrawal does not exceed 10% of the initial value of the account value, adjusted annually, and
                  -        liquidation  of a  shareholder's  account if the  aggregate net asset value of shares held in the account is less than the required minimum value of such accounts.

         - -  Waivers for Redemptions of Shares Purchased on or After March 6, 1995 but Prior to November 24, 1995.  In the following cases, the contingent deferred sales charge will be waived for redemptions of Class A, Class B or Class C shares of an Oppenheimer fund. The shares must have been acquired by the merger of a Former Quest for Value Fund into the fund or by exchange from an
Oppenheimer fund that was a Former Quest For Value Fund or into which such Former Quest for Value Fund merged. Those shares must have been purchased on or after March 6, 1995, but prior to November 24, 1995:

-        redemptions  following the death or disability of the  shareholder(s)  (as evidenced by a determination of total disability by the U.S. Social Security Administration);

-        withdrawals  under an automatic  withdrawal plan (but only for Class B or Class C shares) where the annual  withdrawals do not exceed 10% of the initial value of the account value; adjusted annually, and
                  -        liquidation  of a  shareholder's  account if the  aggregate net asset value of shares held in the account is less than the required minimum account value.

         A shareholder's account will be credited with the amount of any contingent deferred sales charge paid on the redemption of any Class A, Class B or Class C shares of the Oppenheimer fund described in this section if the proceeds are invested in the same
Class of shares in that fund or another Oppenheimer fund within 90 days after redemption.

    V. Special Sales Charge Arrangements for Shareholders of Certain Oppenheimer Funds Who Were Shareholders of Connecticut Mutual
                                                       Investment Accounts, Inc.

The initial and contingent deferred sale charge rates and waivers for Class A and Class B shares described in the respective
Prospectus (or this Appendix) of the following Oppenheimer funds (each is referred to as a "Fund" in this section):
     Oppenheimer U. S. Government Trust,
     Oppenheimer Bond Fund,
     Oppenheimer Value Fund and
     Oppenheimer Disciplined Allocation Fund
are modified as described below for those Fund shareholders who were shareholders of the following funds (referred to as the "Former
Connecticut Mutual Funds") on March 1, 1996, when OppenheimerFunds, Inc. became the investment adviser to the Former Connecticut
Mutual Funds:

Connecticut Mutual Liquid Account
Connecticut Mutual Total Return Account
Connecticut Mutual Government Securities Account
CMIA LifeSpan Capital Appreciation Account
Connecticut Mutual Income Account
CMIA LifeSpan Balanced Account
Connecticut Mutual Growth Account
CMIA Diversified Income Account

A.  Prior Class A CDSC and Class A Sales Charge Waivers.

         -    Class A Contingent Deferred Sales Charge.
Certain shareholders of a Fund and the other Former
Connecticut Mutual Funds are entitled to continue to make
additional purchases of Class A shares at net asset value
without a Class A initial sales charge, but subject to the
Class A contingent deferred sales charge that was in effect
prior to March 18, 1996 (the "prior Class A CDSC"). Under the prior Class A CDSC, if any of those shares are redeemed within one year of purchase, they will be assessed a 1% contingent
deferred sales charge on an amount equal to the current market value or the original purchase price of the shares sold,
whichever is smaller (in such redemptions, any shares not
subject to the prior Class A CDSC will be redeemed first).

         Those shareholders who are eligible for the prior
Class A CDSC are:
(1)      persons whose purchases of Class A shares of a Fund
                and other Former Connecticut Mutual Funds were
                $500,000 prior to March 18, 1996, as a result
                of direct purchases or purchases pursuant to
                the Fund's policies on Combined Purchases or
                Rights of Accumulation, who still hold those
                shares in that Fund or other Former
                Connecticut Mutual Funds, and
(2)      persons whose intended purchases under a Statement of
                Intention entered into prior to March 18,
                1996, with the former general distributor of
                the Former Connecticut Mutual Funds to
                purchase shares valued at $500,000 or more
                over a 13-month period entitled those persons
                to purchase shares at net asset value without
                being subject to the Class A initial sales
                charge.

         Any of the Class A shares of a Fund and the other
Former Connecticut Mutual Funds that were purchased at net
asset value prior to March 18, 1996, remain subject to the
prior Class A CDSC, or if any additional shares are purchased by those shareholders at net asset value pursuant to this
arrangement they will be subject to the prior Class A CDSC.

     - Class A Sales Charge Waivers.  Additional Class A shares of a Fund may be purchased  without a sales  charge,  by a person who was in one (or more) of the categories  below and acquired Class A shares prior to March 18, 1996, and still holds Class A shares:

     (1) any purchaser,  provided the total initial amount  invested in the Fund or any one or more of the Former  Connecticut  Mutual Funds totaled  $500,000 or more, including  investments made pursuant to the Combined Purchases,  Statement of Intention and Rights of  Accumulation  features  available at the time of the initial  purchase and such investment is still held in one or more of the Former
Connecticut Mutual Funds or a Fund into which such Fund merged;

     (2) any  participant in a qualified  plan,  provided that the total initial amount  invested  by the  plan in the  Fund  or any  one or  more of the  Former
Connecticut Mutual Funds totaled $500,000 or more;

     (3)  Directors  of the  Fund or any one or more of the  Former  Connecticut
Mutual Funds and members of their immediate families;

     (1) employee  benefit  plans  sponsored  by  Connecticut  Mutual  Financial
Services,  L.L.C.  ("CMFS"),  the prior  distributor  of the Former  Connecticut
Mutual Funds, and its affiliated companies;(4) one or more members of a group of at least 1,000 persons (and persons who are retirees from such group) engaged in a common business,  profession,  civic or charitable endeavor or other activity, and the spouses and minor  dependent  children  of such  persons,  pursuant to a marketing program between CMFS and such group; and

     (5) an  institution  acting as a fiduciary  on behalf of an  individual  or individuals,  if such institution was directly  compensated by the individual(s)
for  recommending  the  purchase of the shares of the Fund or any one or more of the Former Connecticut  Mutual Funds,  provided the institution had an agreement with CMFS.

         Purchases of Class A shares made pursuant to
(1) and (2) above may be subject to the Class A CDSC of the Former
Connecticut Mutual Funds described above.

     Additionally,  Class A shares  of a Fund may be  purchased  without a sales charge by any holder of a variable  annuity contract issued in New York State by
Connecticut  Mutual Life Insurance Company through the Panorama Separate Account which is beyond the  applicable  surrender  charge  period and which was used to fund a qualified plan, if that holder  exchanges the variable  annuity  contract proceeds to buy Class A shares of the Fund.

B. Class A and Class B Contingent Deferred Sales Charge Waivers.

In addition to the waivers  set forth in the  Prospectus  and in this  Appendix, above,  the contingent  deferred sales charge will be waived for  redemptions of
Class A and Class B shares of a Fund and  exchanges of Class A or Class B shares of a Fund into  Class A or Class B shares of a Former  Connecticut  Mutual  Fund provided  that  the  Class A or Class B shares  of the  Fund to be  redeemed  or exchanged  were (i)  acquired  prior to March 18, 1996 or (ii) were  acquired by exchange from an  Oppenheimer  fund that was a Former  Connecticut  Mutual Fund.
Additionally,  the shares of such Former  Connecticut Mutual Fund must have been purchased prior to March 18, 1996:

(1) by the estate of a deceased shareholder;

(2) upon the disability of a shareholder,  as defined in Section 72(m)(7) of the
Internal Revenue Code;

(3) for retirement  distributions  (or loans) to participants  or  beneficiaries from  retirement  plans qualified under Sections 401(a) or 403(b)(7)of the Code, or from IRAs, deferred compensation plans created under Section 457 of the Code, or other employee benefit plans;

(4) as tax-free  returns of excess  contributions to such retirement or employee benefit plans;

(5) in whole or in part, in connection with shares sold to any state, county, or city, or any instrumentality,  department, authority, or agency thereof, that is prohibited  by  applicable  investment  laws  from  paying  a  sales  charge  or concession  in  connection  with  the  purchase  of  shares  of  any  registered investment management company;

(6) in connection with the redemption of shares of the Fund due to a combination with another  investment  company by virtue of a merger,  acquisition or similar reorganization transaction;

(7) in connection with the Fund's right to involuntarily redeem or liquidate the
Fund;

(8) in  connection  with  automatic  redemptions  of Class A shares  and Class B shares in certain  retirement plan accounts pursuant to an Automatic  Withdrawal
Plan but limited to no more than 12% of the original value annually; or

(9) as  involuntary  redemptions  of  shares  by  operation  of  law,  or  under procedures set forth in the Fund's Articles of  Incorporation,  or as adopted by the Board of Directors of the Fund.

Special  Reduced  Sales Charge for Former  Shareholders  VI. of Advance  America
Funds, Inc.

Shareholders of Oppenheimer  Municipal Bond Fund,  Oppenheimer  U.S.  Government
Trust, Oppenheimer Strategic Income Fund and Oppenheimer Capital Income Fund who
acquired   (and  still  hold)   shares  of  those  funds  as  a  result  of  the
reorganization  of series of Advance America Funds,  Inc. into those Oppenheimer funds on October 18, 1991, and who held shares of Advance America Funds, Inc. on
March 30, 1990, may purchase Class A shares of those four Oppenheimer funds at a maximum sales charge rate of 4.50%.

VII.  Sales  Charge  Waivers  on  Purchases  of  Class M Shares  of  Oppenheimer

Convertible Securities Fund

     Oppenheimer  Convertible Securities Fund (referred to as the "Fund" in this section)  may sell Class M shares at net asset  value  without  any initial sales charge to the classes of investors  listed below who,  prior to March
     11,  1996,  owned  shares  of the  Fund's  then-existing  Class A and  were permitted to purchase those shares at net asset value without sales charge:

     - the Manager and its affiliates,
     - present or former officers,  directors, trustees and employees (and their
"immediate   families"  as  defined  in  the  Fund's   Statement  of  Additional
Information) of the Fund, the Manager and its affiliates,  and retirement  plans established  by them or the  prior  investment  advisor  of the Fund  for  their employees,
     -  registered  management  investment  companies  or  separate  accounts of insurance  companies  that had an  agreement  with the Fund's  prior  investment advisor or distributor for that purpose,
     - dealers or brokers that have a sales agreement with the  Distributor,  if they purchase  shares for their own accounts or for  retirement  plans for their employees,
     - employees and registered  representatives  (and their spouses) of dealers or brokers  described in the preceding  section or financial  institutions  that have entered into sales  arrangements  with those  dealers or brokers (and whose identity is made known to the Distributor) or with the Distributor,  but only if the  purchaser  certifies to the  Distributor  at the time of purchase  that the purchaser meets these qualifications,
     - dealers, brokers, or registered investment advisors that had entered into an  agreement  with  the  Distributor  or the  prior  distributor  of  the  Fund specifically  providing  for the use of Class M shares  of the Fund in  specific investment products made available to their clients, and
     - dealers,  brokers or registered investment advisors that had entered into an agreement with the  Distributor or prior  distributor of the Fund's shares to sell  shares to defined  contribution  employee  retirement  plans for which the dealer, broker, or investment advisor provides administrative services. C-1

---------------------------------------------------------------
Oppenheimer Quest Value Fund, Inc.
---------------------------------------------------------------
Internet Web Site:
         WWW.OPPENHEIMERFUNDS.COM
         ------------------------

Investment Advisor
         OppenheimerFunds, Inc.
         498 Seventh Avenue
         New York, New York 10018

Sub-Advisor
         OpCap Advisors
         1345 Avenue of the Americas, 49th Floor
         New York, New York 10105-4800

Distributor

         OppenheimerFunds Distributor, Inc.
         498 Seventh Avenue
         New York, New York 10018

Transfer Agent
         OppenheimerFunds Services
         P.O. Box 5270
         Denver, Colorado 80217
         1.800.525.7048

Custodian Bank
         Citibank, N.A.
         111 Wall Street
         New York, New York 10005

Independent Auditors
         KPMG LLP
         707 Seventeenth Street
         Denver, Colorado 80202

Legal Counsel

         Mayer, Brown, Rowe & Maw
         1675 Broadway
         New York, New York 10019-5820

225SAI_0202.